As filed with the Securities and Exchange Commission on February 27, 2025.

Registration No. 333-284501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	2080	99-3483984
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1150 Assembly Drive, Suite 800 Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Marni Morgan Poe

General Counsel and Corporate Secretary

1150 Assembly Drive, Suite 800

Tampa, Florida 33607

(813) 544-8515

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason M. Licht

R. Charles Cassidy III

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004

(202) 637-2200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated February 27, 2025.

Prospectus

Primo Brands Corporation

Resale of up to 218,618,368 Shares of Class A Common Stock

Issuance of up to 206,040 shares of Class A Common Stock underlying Options

This prospectus relates to the (i) resale or other disposition of up to 218,618,368 shares (the “Resale Shares”) of our Class A common stock, par value $0.01 per share (the “Class A common stock”), by the selling stockholders named in this prospectus or their Permitted Transferees (as defined herein) and (ii) issuance by us of up to 206,040 shares of Class A common stock (the “Option Shares”) reserved for issuance upon the exercise of options to purchase shares of Class A common stock, with a weighted-average exercise price of $14.63 per share.

On November 8, 2024, we consummated the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto dated October 1, 2024 (as amended, the “Arrangement Agreement”), by and among Primo Water Corporation, a company existing under the laws of Ontario (“Primo Water”), Triton Water Parent, Inc., formerly a Delaware corporation (“BlueTriton”), Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.), a Delaware corporation and formerly a wholly-owned subsidiary of BlueTriton (“Primo Brands” or the “Company”), Triton Merger Sub 1, Inc., formerly a wholly-owned subsidiary of the Company (“Merger Sub”), and 1000922661 Ontario Inc., formerly a wholly-owned subsidiary of the Company (“Amalgamation Sub”). As contemplated by the Arrangement Agreement, Amalgamation Sub acquired all of the issued and outstanding common shares of Primo Water in exchange for shares of our Class A common stock, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of the Company (the “Arrangement”). Following the Arrangement, Merger Sub merged with and into BlueTriton (the “Merger”), with BlueTriton surviving the Merger as a wholly-owned subsidiary of the Company. Immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton, as the surviving company in the Merger, merged with and into the Company (the “Subsequent Merger” and, together with the Merger, the “Mergers” and, collectively with the Arrangement, the “Transaction”), with the Company being the surviving corporation in the Subsequent Merger. As a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company.

The ORCP Group (as defined herein) currently holds 57.5% of our Class A common stock and, accordingly, we are deemed a “controlled company” within the meaning of the corporate governance standards of the NYSE. While we are a “controlled company” by such standards, we do not currently intend to rely on any of the related corporate governance exemptions.

We are registering the offer and sale from time to time of the Resale Shares covered by this prospectus pursuant to such stockholders’ registration rights under a stockholders agreement between us and such stockholders. Subject to any contractual restrictions on them selling the shares of our Class A common stock that they hold, the selling stockholders may offer, sell, or distribute all or a portion of their shares of our Class A common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the Resale Shares owned by the selling stockholders. We will receive the proceeds from any exercise of the Options (as defined herein) for cash, which we intend to use for general corporate and working capital purposes. See “Use of Proceeds” for additional information. Any proceeds from the exercise of the Options would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Options when planning for our operational funding needs. We will bear all costs, expenses, and fees in connection with the registration of these shares of our Class A common stock, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of Resale Shares. See “Plan of Distribution” beginning on page 82 of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT OR DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN TO READ ABOUT CERTAIN FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PRMB.” On February 26, 2025 the last reported sale price of our Class A common stock was $33.84 per share.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated     , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC (as defined herein) using a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may, from time to time, issue or sell the securities described in this prospectus in one or more offerings.

This prospectus contains or incorporates by reference information that you should consider when making your investment decision. Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplement, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

The Transaction

On November 8, 2024, we consummated the transactions contemplated by the Arrangement Agreement by and among Primo Water, BlueTriton, the Company, Merger Sub, and Amalgamation Sub. The transactions pursuant to the Arrangement Agreement included the following: (i) Amalgamation Sub completed the Arrangement, whereby it acquired all of the issued and outstanding shares of common stock, no par value, of Primo Water (the “Primo Shares”) that were outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”) (other than any Primo Shares held by Amalgamation Sub or any of its affiliates) in exchange for shares of our Class A common stock, on a 1:1 basis, resulting in former Primo Shareowners and former holders of Primo Equity Awards (as defined herein) holding shares of Class A common stock that represented approximately 43% of the Fully Diluted Shares (as defined herein), followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of the Company; (ii) immediately following completion of the Arrangement, Merger Sub merged with and into BlueTriton, with BlueTriton surviving the Merger as a wholly-owned subsidiary of the Company; (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton completed the Subsequent Merger and, as the surviving company in the Merger, merged with and into the Company, with the Company being the surviving corporation in the Subsequent Merger; (iii) in connection with the Subsequent Merger, each share of common stock of BlueTriton (the “BlueTriton Shares”) issued and outstanding immediately prior to the Merger (other than shares cancelled in accordance with the Arrangement Agreement) were converted into a number of shares of Class A common stock or shares of our Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the shares of Class A common stock, the “Shares”), such that former shareholders of BlueTriton held shares of Class A common stock and Class B common stock that represented approximately 57% of the Fully Diluted Shares; and (iv) as a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company.

In connection with the Transaction, our Class A common stock was listed on the NYSE and now trades under the symbol “PRMB.”

The Refinancing Transactions

On January 27, 2025, the Company commenced separate private offers to exchange (collectively, the “Offers”) the three series of outstanding senior notes issued by either the Primo Issuer or Triton Water Holdings, for three new series of senior notes to be co-issued by the Issuers and cash. The Offers expired on February 25, 2025, and the remaining exchanges for tendered notes are expected to settle on February 28, 2025 (the “Final Settlement Date”). The Offers consisted of the following:

•

an offer to exchange any and all of the €450,000,000 in aggregate principal amount of the Primo Issuer’s outstanding 3.875% Senior Notes due 2028 (the “Primo 2028 Notes”) for a combination of new 3.875% Senior Secured Notes due 2028 (the “New Secured Euro Notes”), to be co-issued by the Issuers, and cash;

•

an offer to exchange any and all of the $750,000,000 in aggregate principal amount of the Primo Issuer’s outstanding 4.375% Senior Notes due 2029 (the “Primo 2029 Notes” and, together with the Primo 2028 Notes, the “Primo Senior Notes”) for a combination of new 4.375% Senior Secured Notes due 2029 (the “New Secured Dollar Notes” and, together with the New Secured Euro Notes, the “New Secured Notes”), to be co-issued by the Issuers, and cash; and

•

an offer to exchange any and all of the $713,023,000 in aggregate principal amount of Triton Water Holdings’ outstanding 6.250% Senior Notes due 2029 (the “BlueTriton Senior Notes” and, together with the Primo Senior Notes, the “Existing Notes”) for a combination of new 6.250% Senior Notes due 2029 (the “New Unsecured Notes” and together with the New Secured Notes, the “New Notes”), to be co-issued by the Issuers, and cash.

In conjunction with the Offers, the Issuers also solicited (collectively, the “Consent Solicitations”) consents from eligible holders of the Existing Notes to (i) certain proposed amendments to eliminate substantially all of the restrictive covenants, certain of the default provisions, and certain other provisions contained in each indenture governing the applicable series of Existing Notes (collectively, the “Proposed Amendments”) and (ii) with respect to each series of Primo Senior Notes, release the note guarantee of each guarantor of each such series of Primo Senior Notes. The Issuers were required to receive consents (the “Requisite Consents”) from eligible holders of the Existing Notes representing a majority in aggregate principal amount of the applicable series of Existing Notes outstanding to adopt the Proposed Amendments and effectuate the guarantor releases, in each case, with respect to the applicable series of Existing Notes.

The Offers and Consent Solicitations were made, and the New Notes were offered and issued, solely pursuant to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated January 27, 2025, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and were not registered under any state or foreign securities laws.

Pursuant to the Offers, on or prior to the early tender date, the aggregate principal amounts of the Existing

Notes set forth below were validly tendered and accepted and subsequently cancelled:

•	€439,237,000 aggregate principal amount of Primo 2028 Notes;

•	$746,331,000 aggregate principal amount of Primo 2029 Notes; and

•	$699,072,000 aggregate principal amount of BlueTriton Senior Notes.

Following such cancellation, the aggregate principal amounts of the Existing Notes set forth below remain outstanding:

•	€10,763,000 aggregate principal amount of Primo 2028 Notes;

•	$3,669,000 aggregate principal amount of the Primo 2029 Notes; and

•	$13,951,000 aggregate principal amount of BlueTriton Senior Notes.

In connection with the early settlement of the Offers (the “Early Settlement”) on February 12, 2025 (the “Early Settlement Date”), the Issuers have co-issued (i) €439,237,000 aggregate principal amount of New Secured Euro Notes, (ii) $746,331,000 aggregate principal amount of New Secured Dollar Notes, and (iii) $699,072,000 aggregate principal amount of New Unsecured Notes.

As we received the Requisite Consents in connection with the Consent Solicitations, we effectuated the Proposed Amendments on the Early Settlement Date and, as a result, among other things, (i) the Beneficial Ownership Sunset Time occurred, (ii) each of the 64,512,579 shares of Class B common stock, which were held by the ORCP Stockholders, was converted (the “Class B Conversion”) into one share of Class A common stock and all of the shares of Class B common stock were retired, (iii) ORCP, as well as the ORCP Group, are no longer subject to the limitation on voting no more than 49% of the shares of Class A common stock then outstanding (as described in “Description of Capital Stock—Common Stock—Voting Rights”), and (iv) we are deemed a “controlled company” within the meaning of the NYSE corporate governance standards. While we are a “controlled company” by such standards, we do not currently intend to rely on any of the related corporate governance exemptions. However, we may elect to rely on certain of these exemptions if they are available to us in the future. See “Management—Director Independence and Controlled Company Exemption.”

Substantially concurrently with the issuance of the New Notes on the Early Settlement Date, the Company (i) repaid all amounts outstanding, and terminated commitments, under the BlueTriton ABL Credit Facility, (ii) repaid all amounts outstanding, and terminated commitments, under the Primo Water Revolving Credit Facility, and (iii) entered into an amendment, which amended the credit agreement governing the BlueTriton Term Loan Facility to, among other things, (x) reprice the BlueTriton Term Loan Facility and to make related changes to effect such repricing, and (y) provide for a new revolving credit facility (the “New Revolving Credit Facility,” and the transactions referred to in clauses (i) through (iii), the “Credit Facilities Transactions,” and the Credit Facilities Transactions, together with the Offers and Consent Solicitations, collectively, the “Refinancing Transactions”). See “Description of Certain Indebtedness.”

Pursuant to the Offers, after the early tender date and on or prior to the expiration date, the additional aggregate principal amounts of the Existing Notes set forth below were validly tendered and expected to be accepted and subsequently cancelled on the Final Settlement Date:

•	€2,640,000 aggregate principal amount of Primo 2028 Notes;

•	$120,000 aggregate principal amount of Primo 2029 Notes; and

•	$13,688,000 aggregate principal amount of BlueTriton Senior Notes.

Following such cancellation, the aggregate principal amounts of the Existing Notes set forth below are expected to remain outstanding:

•	€8,123,000 aggregate principal amount of Primo 2028 Notes;

•	$3,549,000 aggregate principal amount of the Primo 2029 Notes; and

•	$263,000 aggregate principal amount of BlueTriton Senior Notes.

INDUSTRY AND MARKET DATA

Industry and market data presented throughout this prospectus or incorporated by reference herein were obtained from third-party sources and industry reports and publications, websites, and other publicly available information, as well as industry and other data prepared by the Company, or on its behalf, on the basis of its knowledge of the markets in which it operates, including information provided by suppliers, partners, clients, and other industry participants. Certain statistics regarding consumer volume consumption, ranking, and industry information included or incorporated by reference in this prospectus are based on estimates of management of the

Company. These estimates have been derived from the knowledge and experience of the Company in the industry in which it operates and consumers to which it sells its products, as well as information obtained from surveys, reports by research firms, its customers, distributors, suppliers, trade and business organizations, and other contacts in the industries into which it sells its products.

We believe that the market and economic data presented or incorporated by reference throughout this prospectus is accurate as of the date of this prospectus and, with respect to data prepared by us or on our behalf, that the estimates and assumptions used by us are currently appropriate and reasonable. Actual outcomes may vary materially from those forecasted in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, we have not independently verified any of the data from third-party sources referred to in this prospectus or incorporated by reference herein, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic, and other assumptions relied upon by such sources. Market and economic data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process, and other limitations and uncertainties inherent in any statistical survey.

While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Forward-Looking Statements.”

TRADEMARKS

We own or have rights to trademarks, service marks, or trade names that we use in connection with the operation of our business. In addition, we have trademark and service mark rights to our names, logos, and website names and addresses. The trademarks and service marks that we own or have the right to use include, among others, Poland Spring®, Pure Life®, Arrowhead®, Deer Park®, Ice Mountain®, Mountain Valley®, Ozarka®, Primo Water™, Saratoga®, Sparkletts®, Zephyrhills®, AC+ION®, and Splash Refresher™. Solely for convenience, in some cases, the trademarks, service marks, and trade names referred to in this prospectus or incorporated by reference herein are listed without the applicable ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, and trade names. Other trademarks and service marks referenced in this prospectus or incorporated by reference herein are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

DEFINITIONS

As used in this prospectus, unless we state otherwise or the context otherwise requires:

•

“we,” “us,” “our,” “Primo Brands,” the “Company,” and similar references refer to Primo Brands Corporation and its consolidated subsidiaries, unless the context otherwise requires it to refer to Primo Brands Corporation and not any of its consolidated subsidiaries.

•	“Advisors” refers to One Rock, Fairmont Holdings, LLC (an affiliate of C. Dean Metropoulos, “Fairmont”), and certain of One Rock’s senior operating executives.

•	“Arrangement Agreement” has the meaning provided on the cover of this prospectus.

•

“Beneficial Ownership Sunset Time” refers to the earliest to occur of (a) the repayment or redemption in full of both series of Primo Senior Notes in accordance with the terms and conditions of the Primo Indentures, (b) 11:59 P.M. Eastern Time on April 30, 2029, or (c) the waiver of (or amendment to render inapplicable) the “change of control” provisions in each of the Primo Indentures by holders of

v

a majority of the aggregate principal amount then outstanding of each series of Primo Senior Notes. As we received the Requisite Consents in connection with the Consent Solicitations (each as defined herein), we effectuated the Proposed Amendments on the Early Settlement Date, the Beneficial Ownership Sunset Time occurred, and the Class B Conversion was consummated. See “About this Prospectus—The Refinancing Transactions.”

•	“Board” refers to the board of directors of Primo Brands.

•	“Class B Conversion” has the meaning provided under “Prospectus Summary—Class B Conversion of Common Stock.”

•	“Closing” refers to November 8, 2024, the date on which the Transaction was consummated.

•	“DGCL” refers to the General Corporation Law of the State of Delaware.

•	“Early Settlement” has the meaning provided under “About this Prospectus—The Refinancing Transactions.”

•	“Early Settlement Date” has the meaning provided under “About this Prospectus—The Refinancing Transactions.”

•

“Equity Interest” refers to any share, capital stock, partnership, limited liability company, member, or similar interest in any person and any option, warrant, right, or security convertible, exchangeable, or exercisable therefor or other instrument, obligation, or right the value of which is based on any of the foregoing.

•	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

•

“Fully Diluted Shares” refers to the sum of (i) the aggregate number of Shares issued and outstanding, plus (ii) the aggregate maximum number of Shares issuable in respect of any Equity Interests of Primo Brands, including with respect to Primo Brands Replacement Options, Primo Brands Conversion RSUs, and Primo Brands Replacement RSUs, in each case, that are outstanding or deemed outstanding (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions).

•	“GAAP” refers to accounting principles generally accepted in the United States of America.

•	“Initial ORCP Stockholder” refers to Triton Water Parent Holdings, LP, a Delaware limited partnership, the holder of all of the common stock of BlueTriton prior to the Transaction.

•

“Legacy Primo” refers to businesses associated with the acquisition by Cott Corporation of Primo Water Corporation on March 2, 2020, following which Cott Corporation changed its corporate name to Primo Water Corporation and its ticker symbol on the NYSE and Toronto Stock Exchange to “PRMW.”

•	“Mutually Agreed Director” refers to one director of our Board to be mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder to serve on the Board.

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“Nestlé Acquisition” refers to the acquisition by an affiliate of One Rock on February 16, 2021, pursuant to that certain stock and asset purchase agreement, by and between Triton Water Holdings, Inc. and Nestlé S.A., pursuant to which all of the equity interests of Nestlé Waters North America Holdings, Inc. were acquired along with the acquisition of certain assets and assumption of certain liabilities of Nestlé Canada Inc. from Nestlé S.A.

•	“New Notes” refers, collectively, to the New Secured Euro Notes, the New Secured Dollar Notes, and the New Unsecured Notes (each as defined herein).

•	“New Senior Secured Credit Facilities” refers, collectively, to the Term Loan Facility and the New Revolving Credit Facility (each as defined herein).

•	“NYSE” refers to the New York Stock Exchange.

•	“One Rock” refers to One Rock Capital Partners, LLC.

•

“Option” refers to each option held by former Primo Water employees to purchase (i) up to 86,130 shares of Class A common stock pursuant to the Legacy Primo Water Corporation Equity Incentive Plan and (ii) up to 119,910 shares of Class A common stock pursuant to the Legacy Primo Water Corporation 2018 Equity Incentive Plan, which shares are being registered for issuance hereby as “Option Shares.”

•	“ORCP” refers to the Initial ORCP Stockholder or any other investment vehicles affiliated with One Rock.

•	“ORCP Designees” refers to the members of the Board selected by the ORCP Stockholders pursuant to the terms of the Stockholders Agreement.

•	“ORCP Group” refers to ORCP and ORCP’s affiliates, including any group (as defined in Rule 13d-3 of the Exchange Act) that includes ORCP or its affiliates.

•	“ORCP Stockholders” refers to the Sponsor Stockholders who are affiliated with ORCP.

•	“organizational documents” refers to, with respect to Primo Brands, the amended and restated certificate of incorporation and the amended and restated bylaws of the Company.

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“Person” refers to an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator, or other legal representative, a government or governmental authority, or other entity, whether or not having legal status.

•

“Primo Brands Conversion RSU” refers to a Primo PSU (vested or unvested) that was outstanding immediately prior to the Effective Time, which was automatically assumed and converted into a time-based vesting restricted stock unit award to acquire that number of shares of our Class A common stock that was equal to the number of Primo Shares underlying such Primo PSU based on progress against performance targets to date.

•	“Primo Brands Equity Plan” refers to the Primo Brands Corporation Equity Incentive Plan adopted by Primo Brands concurrently with the consummation of the Transaction.

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“Primo Brands Replacement Option” refers to each Primo Option (vested or unvested) that was outstanding immediately prior to the Effective Time, which was automatically converted into and thereafter evidenced an option to acquire that number of shares of our Class A common stock that was equal to the number of Primo Shares underlying such Primo Option.

•

“Primo Brands Replacement RSU” refers to a Primo RSU (vested or unvested) that was outstanding immediately prior to the Effective Time, which was automatically assumed and converted into a restricted stock unit award to acquire that number of shares of our Class A common stock that was equal to the number of Primo Shares underlying such Primo RSU.

•

“Primo Equity Awards” refers to Primo RSUs, Primo PSUs, and Primo Options (or other Equity Interests granted as compensation or otherwise in respect of service) whether or not granted pursuant to the Primo Stock Plans.

•

“Primo Indentures” refers to, collectively, (a) the Indenture (the “Primo 2028 Notes Indenture”), dated as of October 22, 2020 (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms), by and among Primo Water Holdings Inc. (the “Primo Issuer”), the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee (the “Primo Canadian Trustee”), The Bank of New York Mellon, as U.S. trustee (together with the Primo Canadian Trustee, the “Primo Notes Trustees”), paying agent, registrar, transfer agent, and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent, governing the Primo Issuer’s 3.875% Senior Notes due 2028 (the “Primo 2028 Notes”), and (b) the Indenture (the “Primo 2029 Notes Indenture”), dated as of April 30, 2021 (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms), by and among the Primo Issuer, the guarantors party thereto, and the Primo Notes Trustees, governing the Primo Issuer’s 4.375% Senior Notes due 2029 (the “Primo 2029 Notes” and, together with the Primo 2028 Notes, the “Primo Senior Notes”).

•

“Primo Option” refers to options to acquire Primo Shares granted pursuant to the Primo Stock Plans or otherwise which were, as of the Effective Time, outstanding and unexercised, whether or not vested.

•

“Primo PSU” refers to each award of restricted stock units with respect to Primo Shares subject to performance-based vesting granted pursuant to the Primo Stock Plans or otherwise which were, as of the Effective Time, outstanding, whether or not vested.

•

“Primo RSU” refers to each restricted stock unit with respect to Primo Shares subject to time-based vesting granted pursuant to the Primo Stock Plans or otherwise which was, as of the Effective Time, outstanding, whether or not vested.

•	“Primo Shareowners” refers to the registered and/or beneficial holders of Primo Shares as of the Effective Time, as the context requires.

•

“Primo Stock Plans” refers to the Primo Water Corporation 2018 Equity Incentive Plan and the Amended and Restated Primo Water Corporation Equity Incentive Plan, each, as amended or amended and restated from time to time.

•	“Primo Water” refers to Primo Water Corporation, a company existing under the laws of Ontario and, as a result of the Transaction, a direct subsidiary of Primo Brands.

•	“SEC” refers to the Securities and Exchange Commission.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

•	“Stockholders” refers to the registered and/or beneficial holders of the Shares, as the context requires.

•	“SOFR” refers to the Secured Overnight Financing Rate.

•	“Sponsor Stockholders” refers to the Initial ORCP Stockholder and certain of its Permitted Transferees (as defined in the Stockholders Agreement), if any.

•	“Stockholders Agreement” has the meaning provided under “Certain Relationships and Related Person Transactions—Stockholders Agreement.”

•

“Trigger Event” refers to the first date on which ORCP ceases to beneficially own (directly or indirectly) more than 40% of the voting power of the outstanding shares of Class A common stock. For the purpose of this definition, “beneficial ownership” or the phrase “beneficially own” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

•	“Unaffiliated Directors” has the meaning provided under “Management—Corporate Governance—Composition of the Board.”

BASIS OF PRESENTATION

Primo Brands was incorporated on June 10, 2024 under the laws of the State of Delaware as a wholly-owned subsidiary of BlueTriton for the purpose of consummating the Transaction. At Closing, among other steps, BlueTriton merged with and into Primo Brands, with Primo Brands being the surviving corporation in the Subsequent Merger. As of, and for the period from inception to November 8, 2024, Primo Brands had no significant assets or liabilities and had not conducted any material activities other than those incidental to its formation and those undertaken in connection with the Transaction. At Closing, Primo Brands and the other parties to the Arrangement Agreement consummated the Transaction, as a result of which Primo Water and Triton Water Intermediate, Inc., formerly a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company. Unless otherwise indicated, the historical financial information included herein is that of BlueTriton or Primo Water, as applicable.

In this prospectus, we have incorporated by reference (i) the financial statements of Primo Brands Corporation as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, (ii) the financial statements of Primo Water, as the acquired company in the Transaction pursuant to Rule 3-05 of Regulation S-X of the Securities Act, as of September 28, 2024, December 30, 2023, and December 31, 2022, and for the three and nine months ended September 28, 2024 and September 30, 2023, and for each of the three years in the period ended December 30, 2023, and (iii) the pro forma condensed combined financial information of BlueTriton and Primo Water, prepared in accordance with Article 11 of Regulation S-X of the Securities Act, for the year ended December 31, 2024.

Certain monetary amounts, percentages, and other figures included elsewhere in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements and forward-looking information within the meaning of applicable securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act, conveying management’s expectations as to the future based on plans, estimates, and projections at the time of such statements. Forward-looking statements involve inherent risks and uncertainties and several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained or incorporated by reference in this prospectus include, but are not limited to, information concerning our possible or assumed future results of operations, including, but not limited to, descriptions of our business strategy, our total addressable market, and our ability to consummate and realize expected benefits from the Transaction. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results and that our actual results of operations, financial condition, and liquidity, and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. You should not place undue reliance on any forward-looking statements. Although we believe that the forward-looking statements contained or incorporated by reference in this prospectus are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

•	our ability to compete successfully in the markets in which we operate;

•	fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs, and the impact of those increased prices on our volumes;

•	our ability to maintain favorable arrangements and relationships with our suppliers;

•	our ability to manage supply chain disruptions and cost increases related to inflation;

•	our ability to manage our operations successfully;

•	the impact on our financial results from uncertainty in the financial markets and other adverse changes in general economic conditions, including inflation and interest rates;

•	any disruption to production at our manufacturing facilities;

•	our ability to maintain access to our water sources;

•	the impact of climate change on our business;

•	our ability to protect our intellectual property;

•	the seasonal nature of our business and the effect of adverse weather conditions;

•	the impact of national, regional, and global events, including those of a political, economic, business, and competitive nature, such as the Russia/Ukraine war or the Israel/Hamas war;

•	the impact of a pandemic, such as COVID-19, related government actions, and our strategy in response thereto on our business;

•	difficulties with integrating Primo Water and BlueTriton and in realizing the expected benefits of the Transaction;

x

•	the unfavorable outcome of legal proceedings that may be instituted against Primo Brands, Primo Water, BlueTriton, and their affiliates in connection with the Transaction;

•

the inability to capture all or part of the expected benefits of the strategic opportunities we pursue, including those related to the Transaction, potential synergies related thereto, and the ability to integrate Primo Water’s business and BlueTriton’s business successfully in the expected time frame;

•	fees and expenses associated with completing the Transaction;

•	potential liabilities that are not known, probable, or estimable at this time;

•	the inability to maintain the listing of our Class A common stock on the NYSE;

•	the inability to retain Primo Water or BlueTriton management, associates, or key personnel;

•	the impact of future domestic and international industry trends on Primo Brands and its future growth, business strategy, and objectives for future operations;

•	the impact of the significant amount of our consolidated indebtedness, which could decrease our business flexibility;

•	the inability to refinance or restructure existing indebtedness obligations on favorable terms, or at all;

•	our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness;

•	our ability to maintain compliance with the covenants and conditions under our debt agreements;

•	fluctuations in interest rates, which could increase our borrowing costs;

•	the possibility that claims, assessments, or liabilities were not discovered or identified in the course of performing due diligence investigations of the two businesses of Primo Water and BlueTriton;

•	the possibility that ORCP’s interests may conflict with or differ from the interests of our other Stockholders;

•	compliance with product health and safety standards;

•	liability for injury or illness caused by the consumption of contaminated products;

•	liability and damage to our reputation as a result of litigation or legal proceedings;

•	changes in the legal and regulatory environment in which we operate;

•

our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010;

•	the impact on our tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws;

•	disruptions in our information systems;

•	our ability to securely maintain our customers’ confidential or credit card information, or other private data relating to our employees or the Company;

•	our ability to maintain our quarterly dividend;

•	the possibility that Primo Brands may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated from time to time in this prospectus.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus and the documents incorporated by reference herein. These risks could cause our actual results to differ materially from those implied by forward-looking statements in this prospectus or the documents incorporated by reference herein. Even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus or the documents incorporated by reference herein, those results or developments may not be indicative of results or developments in subsequent periods.

All information contained or incorporated by reference in this prospectus is materially accurate and complete as of the date of such statement. You should keep in mind, however, that any forward-looking statement made by us in this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements included or incorporated by reference in this prospectus after the date such statements were made, except as required by federal securities laws. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to us or any other person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to within this prospectus and the documents incorporated by reference herein. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made or incorporated by rererence in this prospectus or elsewhere might not occur.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus and the information incorporated by reference herein, including our financial statements and the related notes set forth under the heading “Risk Factors.” See also the section entitled “Where You Can Find More Information.”

Our Company

We are a leading North American branded beverage company with a focus on healthy hydration, delivering domestically sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada.

We have an extensive portfolio of highly recognizable, responsibly sourced and conveniently packaged branded beverages distributed across more than 200,000 retail outlets, including established “billion-dollar brands” (which are our brands that generate more than $1 billion in annual net sales), Poland Spring and Pure Life, premium brands like Saratoga and Mountain Valley, regional leaders such as Arrowhead, Deer Park, Ice Mountain, Ozarka, and Zephyrhills, purified brands including Primo Water and Sparkletts, and flavored and enhanced brands like AC+ION and Splash Refresher. These brands are sold directly across retail channels, including mass food, convenience, natural, drug, wholesale, distributors, and home improvement, as well as food service accounts in North America.

We also have extensive direct-to-consumer offerings with our industry-leading line-up of innovative water dispensers, which create customer and consumer connectivity through recurring water purchases across our Water Direct, Water Exchange, and Water Refill businesses. Through our Water Direct business, we deliver responsibly sourced hydration solutions direct to home and business customers. Through our Water Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through our Water Refill business, consumers have the option to refill empty multi-use bottles at approximately 23,500 self-service refill stations. We also offer water filtration units for home and business consumers across North America.

The Transaction

At Closing, we consummated the transactions contemplated by the Arrangement Agreement by and among the Company, Primo Water, BlueTriton, Merger Sub, and Amalgamation Sub. The transactions pursuant to the Arrangement Agreement included the following: (i) Amalgamation Sub completed the Arrangement, whereby it acquired all of the issued and outstanding Primo Shares that were outstanding immediately prior to the Effective Time (other than any Primo Shares held by Amalgamation Sub or any of its affiliates) in exchange for shares of our Class A common stock on a 1:1 basis, resulting in former Primo Shareowners and former holders of Primo Equity Awards holding shares of Class A common stock that represented approximately 43% of the Fully Diluted Shares, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of the Company; (ii) immediately following completion of the Arrangement, Merger Sub merged with and into BlueTriton, with BlueTriton surviving the Merger as a wholly-owned subsidiary of the Company; (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton completed the Subsequent Merger and, as the surviving company in the Merger, merged with and into the Company, with the Company being the surviving corporation in the Subsequent Merger; (iii) in connection with the Subsequent Merger, each BlueTriton Share issued and outstanding immediately prior to the Merger (other than shares cancelled in accordance with the Arrangement

Agreement) were converted into a number of shares of Class A common stock or Class B common stock such that shareholders of BlueTriton held shares of Class A common stock and Class B common stock that represented approximately 57% of the Fully Diluted Shares; and (iv) as a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company.

In connection with the Transaction, our Class A common stock was listed on the NYSE and now trades under the symbol “PRMB.”

Class B Conversion

On the Early Settlement Date, the Company consummated the Early Settlement of the Offers, and the Credit Facilities Transactions and the Proposed Amendments became effective, as a result of which, among other things, (i) each of the 64,512,579 shares of Class B common stock, which were held by the ORCP Stockholders, was converted into one share of Class A common stock and all of the shares of Class B common stock were retired, and (ii) ORCP, as well as the ORCP Group, is no longer subject to the limitation on voting no more than 49% of the shares of Class A common stock outstanding. Immediately after giving effect to such conversion, the ORCP Group now holds 57.5% of our Class A common stock and, accordingly, we are deemed a “controlled company” within the meaning of the corporate governance standards of the NYSE. While we are a “controlled company” by such standards, we do not currently intend to rely on any of the related corporate governance exemptions. For more information, see “About this Prospectus—The Refinancing Transactions” and “Description of Capital Stock—Common Stock—Voting Rights”.

Accounting Treatment

The Transaction was accounted for as a business combination in accordance with GAAP, with BlueTriton treated as the accounting acquirer for financial reporting purposes.

Risk Factors

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks summarized below and as set forth in the “Risk Factors” section included or incorporated by reference in this prospectus immediately following this prospectus summary, including:

Risks Related to Our Business

•	our future results may suffer if we do not effectively manage our expanded operations following the Transaction;

•

we have no operating or financial history and the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Transaction;

•	we face significant competition in the segment in which we operate;

•	our success depends, in part, on our intellectual property, which we may be unable to maintain and protect;

•	we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected revenue and cost synergies related to each such acquisition;

•

our business is dependent on our ability to maintain access to our water sources. Water scarcity, government regulation of water access, loss of water rights, and poor quality could negatively affect our long-term financial performance;

•	we may not be able to respond successfully to consumer trends related to our products;

•	the loss or reduction in sales to any significant customer could negatively affect our financial condition and results of operations;

•	our packaging supplies and other costs are subject to price increases, and we may be unable to effectively pass rising costs on to our customers, or effectively hedge against such rising costs;

Risks Related to Our Class A Common Stock

•	an active trading market for our Class A common stock may not be sustained and you may not be able to sell your shares of Class A common stock;

•	the market price of our Class A common stock may be volatile, and holders of our Class A common stock may be unable to resell their Class A common stock at or above their purchase price or at all;

•	if securities analysts publish inaccurate or unfavorable research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline;

•	future sales, or the perception of future sales, by our Stockholders in the public market could cause the market price for our Class A common stock to decline;

•

the shares of Class A common stock covered by this prospectus represent a substantial percentage of the outstanding shares of Class A common stock, and the sales of such shares, or the perception that these sales could occur, could cause the market price of the Class A common stock of Primo Brands to decline significantly, and certain selling stockholders still may receive significant proceeds;

•	investment vehicles affiliated with ORCP own a significant amount of the voting power of the Company, and ORCP’s interests may conflict with or differ from the interests of the other Stockholders;

Legal, Regulatory and Tax Risks

•

legislative and executive action in state and local governments enacting local taxes on bottled water or water extraction, restricting water withdrawal and usage rights from public and private sources, and bans on the commercial sale or government procurement of bottled water in plastic beverage containers could adversely affect our business and financial results;

•	sustainability matters may adversely impact our business and reputation;

•	we may incur costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution;

•	our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products;

Risks Related to Our Indebtedness

•

our substantial indebtedness could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations, and prevent us from fulfilling our obligations under our indebtedness;

•	our indebtedness may expose us to substantial risks;

•

we do not expect to generate sufficient cash flows from operations to repay all of our indebtedness at maturity and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful;

•

despite our level of indebtedness, we and our subsidiaries may still incur substantially more debt. This could further exacerbate the risks to our financial condition described above and impair our ability to operate our business;

Our Sponsor

One Rock is a global alternative asset management firm led by Tony W. Lee and Scott Spielvogel, with significant experience investing across real-economy sectors such as food and beverage manufacturing and distribution, specialty manufacturing, business and environmental services, and chemicals and process industries. One Rock is headquartered in New York, with offices in Los Angeles, CA and London, UK. One Rock makes investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced industry and functional-specific senior operating executives (“Operating Partners”) to identify, acquire, and enhance businesses in select industries. The involvement of these Operating Partners is designed to afford One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock works collaboratively with company management and its Operating Partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value.

Corporate Information

We were formed as Triton US HoldCo, Inc., a Delaware corporation, on June 10, 2024 in connection with the Transaction and changed our name to Primo Brands Corporation at Closing. As a result of the Transaction, both Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, are wholly-owned subsidiaries of Primo Brands. We are dual headquartered at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607 and at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902. Our telephone number is (813) 544-8515. Our website address is www.primobrands.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

The Offering

Issuer	Primo Brands Corporation.

Shares of Class A common stock issued by us	Up to 206,040 shares of Class A common stock reserved for issuance upon the exercise of Options.

Shares of Class A common stock offered by the selling stockholders	Up to 218,618,368 shares of Class A common stock.

The resale of such shares of Class A common stock represents 57.5% of our outstanding shares of Class A common stock.

Selling stockholders	The selling stockholders identified in “Selling Stockholders.”

Use of proceeds	We will not receive any proceeds from the resale of shares of Class A common stock by the selling stockholders.

We will receive the proceeds from any exercise of Options for cash. Assuming the exercise of all Options for cash at the weighted-average exercise price of $14.63 per share, we may receive proceeds of up to an aggregate of approximately $3.0 million. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the exercise of Options for general corporate and working capital purposes.

See “Use of Proceeds” for additional information.

Market for Class A common stock	Our Class A common stock is listed on the NYSE under the symbol “PRMB.”

Risk factors	Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus, as well as in the documents incorporated by reference herein.

RISK FACTORS

Investing in our Class A common stock involves substantial risks. You should carefully consider the following factors, together with all of the other information included or incorporated by reference in this prospectus, including the consolidated financial statements and the related notes incorporated by reference in this prospectus, before investing in our Class A common stock. Any of the risk factors we describe below or incorporated by reference herein could adversely affect our business, financial condition, or results of operations. The market price of our Class A common stock could decline if one or more of these risks or uncertainties develop into actual events, causing you to lose all or part of your investment. We cannot assure you that any of the events discussed below or in the documents incorporated by reference herein will not occur. While we believe these risks and uncertainties are especially important for you to consider, we may face other risks and uncertainties that could adversely affect our business. Please also see “Forward-Looking Statements” for more information.

Risks Related to Our Class A Common Stock

An active trading market for our Class A common stock may not be sustained and you may not be able to sell your shares of Class A common stock.

Although we have listed our Class A common stock on the NYSE, an active trading market may not be sustained. If an active market for our Class A common stock is not sustained, it may be difficult for you to sell shares at an attractive price or at all.

Investment vehicles affiliated with ORCP own a significant amount of the voting power of the Company, and ORCP’s interests may conflict with or differ from the interests of the Stockholders.

As of February 12, 2025, the ORCP Group holds approximately 57.5% of the total issued and outstanding Class A common stock. So long as the ORCP Group continues to directly or indirectly own a significant amount of the voting power of the Company, the ORCP Group will continue to be able to strongly influence or effectively control the business decisions of the Company. In particular, pursuant to the terms of the Stockholders Agreement, the ORCP Stockholders designated seven directors of the Board at the time of the Transaction and, immediately following the Class B Conversion, have the authority to designate an eighth director of the Board (which director seat is currently vacant). As a result, ORCP or its nominees to the Board will have the ability to influence or control the entering into of mergers, sales of substantially all of our assets, and other extraordinary transactions and influence amendments to our certificate of incorporation, and may exercise their voting and other rights in a manner that may be adverse to the interests of the other Stockholders. In addition, certain actions will require approval of a supermajority of the Board or the consent of the ORCP Stockholders. Consequently, if there is no agreement among the directors comprising the Board or between the Company and the ORCP Stockholders, we may be prevented from taking actions that may be viewed by other Stockholders as beneficial or desirable.

Pursuant to the terms of the Stockholders Agreement, for so long as the ORCP Stockholders own at least 30% of the outstanding Shares, the prior written approval of the ORCP Stockholders will be required in order for the Company to declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year, redeem or repurchase equity securities in most instances, incur indebtedness for borrowed money that would cause the total net leverage ratio of the Company to exceed 3.5x (other than certain incurrences under our existing debt agreements), and other transactions, as further described under “Description of Capital Stock—Common Stock—Consent Rights.” It is possible that the ORCP Stockholders may have interests that are different from yours and may vote in a way with which you disagree and that may be adverse to your interests.

Furthermore, ORCP is in the business of making investments in companies and may have an interest in pursuing acquisitions, divestitures, financing, or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the Stockholders. In addition, ORCP may, from time to time, acquire and hold interests in businesses that compete, directly or indirectly, with the Company.

USE OF PROCEEDS

We are not selling any securities under this prospectus. All of the shares of Class A common stock offered by the selling stockholders named herein pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The selling stockholders will pay any underwriting fees, discounts, selling commissions, and stock transfer taxes incurred by such holders in disposing of their shares of Class A common stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees and reasonable fees and disbursements of counsel and our independent certified public accountants.

We will receive the proceeds from any exercise of Options for cash. Assuming the exercise of all Options for cash at the weighted-average exercise price of $14.63 per share, we may receive proceeds of up to an aggregate of approximately $3.0 million. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the exercise of Options for general corporate and working capital purposes. Any proceeds from the exercise of Options would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Options when planning for our operational funding needs. The Company will have broad discretion over the use of any such proceeds. There is no assurance that the holders of the Options will elect to exercise any or all of such options.

DETERMINATION OF OFFERING PRICE

Our Class A common stock is listed on the NYSE under the symbol “PRMB.” The actual offering price of the Resale Shares covered by this prospectus will be determined by prevailing market prices at the time of sale, by negotiated private transactions, or as otherwise described in the section entitled “Plan of Distribution.” The weighted-average exercise price of the Options pursuant to which the Option Shares, if any, will be issued is $14.63 per share.

DIVIDEND POLICY

Primo Brands was incorporated on June 10, 2024 as a wholly-owned subsidiary of BlueTriton for the purpose of effecting the Transaction. On November 8, 2024, the Board declared a quarterly dividend of $0.09 per share on the outstanding Class A common stock and Class B common stock of the Company, payable in cash on December 5, 2024 to stockholders of record at the close of business on November 22, 2024. On February 20, 2025, the Board declared a quarterly dividend of $0.10 per shares on the outstanding Class A common stock of the Company, payable in cash on March 24, 2025 to the stockholders of record as of the close of business on March 7, 2025.

There can be no guarantee that Stockholders will continue to receive or be entitled to dividends. Primo Brands is a holding company with limited direct operations. Our most significant assets are the equity interests we directly and indirectly hold in our subsidiaries. Furthermore, the ability of our subsidiaries to make distributions to Primo Brands depends on the satisfaction of applicable state and foreign law, and our ability to receive distributions from our own subsidiaries will continue to depend on applicable state law with respect to such distributions.

Our debt agreements contain restrictions on the payment of dividends. Such restrictions allow us to pay dividends only under certain amounts in a given year or otherwise subject to certain restrictions, such as there being no existing default or event of default that would occur under such debt agreement as a result of such distribution and the compliance with certain leverage ratios contained in the applicable debt agreement. In addition, our Stockholders Agreement provides that, for so long as the ORCP Stockholders own at least 30% of the outstanding Shares, the prior written approval of the ORCP Stockholders will be required before we can declare or pay dividends to Stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year. If cash dividends are not paid on our Class A common stock, you may need to sell your shares of Class A common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. See “Description of Certain Indebtedness.”

Primo Brands expects to make quarterly cash dividends on shares of our Class A common stock. However, the payment of cash dividends on shares of our Class A common stock in the future will be within the discretion of our Board at such time, and will depend on numerous factors, including:

•	general economic and business conditions;

•	our strategic plans and prospects;

•	our business and investment opportunities;

•	our financial condition and operating results, including our cash position and net income;

•	working capital requirements and anticipated cash needs;

•	contractual restrictions and obligations, including restrictions pursuant to any debt agreement and the Stockholders Agreement; and

•	legal, tax and regulatory restrictions.

MANAGEMENT

Executive Officers and Directors

Our Board includes seven ORCP Designees and seven currently Unaffiliated Directors. As a result of the Class B Conversion and pursuant to the Stockholders Agreement, the ORCP Stockholders have the right to appoint an additional director (which director seat is currently vacant).

The following table provides information regarding our executive officers and non-employee officer directors as of the date of this prospectus.

Name	Age	Title
Robbert Rietbroek†	51	Chief Executive Officer and Director
David Hass	46	Chief Financial Officer
Jason Ausher	51	Chief Accounting Officer
Robert Austin	55	Chief Operating Officer
Marni Morgan Poe	55	General Counsel & Corporate Secretary
Hih Song Kim	60	Chief Administrative Officer & Assistant Corporate Secretary
C. Dean Metropoulos*	78	Non-Executive Chairman
Kurtis Barker*	64	Director
Britta Bomhard†	55	Director
Susan E. Cates†	54	Director
Michael Cramer*	72	Director
Eric J. Foss†	66	Director
Jerry Fowden†	68	Director
Tony W. Lee*	52	Director
Billy D. Prim†	68	Director
Kimberly Reed*	52	Director
Joseph Rosenberg*	38	Director
Allison Spector*	41	Director
Steven P. Stanbrook†	67	Director

† Unaffiliated Director

* ORCP Designee

Robbert Rietbroek became our Chief Executive Officer (“CEO”) at Closing. He has served as the CEO and a director of Primo Water since January 2024. Mr. Rietbroek is a seasoned executive with more than 25 years of experience at Fortune 500 companies, including five years as Senior Vice President and General Manager, responsible for Quaker Foods North America, a reported sector of PepsiCo. Prior to his role at Quaker Foods North America, Mr. Rietbroek was a Senior Vice President and General Manager of PepsiCo Australia and New Zealand. Before his tenure at PepsiCo, Mr. Rietbroek served as Vice President and General Manager—Australia, New Zealand, Pacific Islands and Vice President and Global Sector Leader—Baby and Child Care at Kimberly-Clark. Mr. Rietbroek is well qualified to serve on our board of directors because of his experience with Primo Water, including in his capacity as CEO.

David Hass became our Chief Financial Officer at Closing. Mr. Hass has served as Chief Financial Officer of Primo Water since January 2023. Prior to his appointment as Primo Water’s Chief Financial Officer, Mr. Hass served as Chief Strategy Officer for Primo Water from 2020 to 2023. From 2011 to 2020, Mr. Hass served in various roles with Legacy Primo, including Chief Strategy Officer, Vice President of Strategy, Vice President of Financial Planning & Analysis, as well as General Manager of the Canadian Business Unit and the Water Direct Business Unit.

Jason Ausher is the Chief Accounting Officer of Primo Brands Corporation. He has served as Chief Accounting Officer of Primo Water since May 2015. Prior to his appointment with Primo Water, from 2011 to

2015, Mr. Ausher served as Primo Water’s Vice President Treasurer, Corporate Development. From 2010 to 2011, Mr. Ausher served as Primo Water’s Corporate Controller, and from 2008 to 2010, he held the position of Controller for Primo Water’s U.S. Business Unit.

Robert Austin became our Chief Operating Officer at Closing. He previously served as Chief Operating Officer of BlueTriton from June 2023 to November 2024. Prior to serving as Chief Operating Officer, Mr. Austin served as President of BlueTriton from 2022 to 2023 and Vice President of Field Operations from 2021 to 2022 at BlueTriton’s ReadyRefresh segment. Prior to the Nestlé Acquisition, from 2006 to 2021, Mr. Austin served in several leadership roles for ReadyRefresh at Nestlé Waters, including serving as Senior Director of Supply Chain – ReadyRefresh and National Operations Manager – Retail Direct for ReadyRefresh.

Marni Morgan Poe is the General Counsel and Corporate Secretary of Primo Brands Corporation. Ms. Poe has served as Primo Water’s Chief Legal Officer and Secretary since 2010. Prior to her appointment at Primo Water, Ms. Poe served as Primo Water’s Corporate Counsel from 2008 to 2010.

Hih Song Kim is the Chief Administrative Officer and Assistant Corporate Secretary of Primo Brands Corporation. She previously served as the Executive Vice President, Chief Legal Officer, and Corporate Secretary of BlueTriton from July 2021 to November 2024. From 2019 to 2021, Ms. Kim served as Senior Vice President and General Counsel of Kaplan Test Prep, a subsidiary of Graham Holdings Company. Prior to that role, Ms. Kim served as Senior Vice President and General Counsel of Stoli Group (USA), LLC, a producer and distributor of spirits, wines, and non-alcoholic beverages. In 2023, Ms. Kim was elected to serve as Chair of the International Bottled Water Association’s board of directors, where she previously served as Vice Chair.

C. Dean Metropoulos is the Chairman of our Board. He previously served as Chairman of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Metropoulos served as the Chairman of the board of directors of Gores Metropoulos, Inc. from its inception in August 2018 until the completion of the Luminar acquisition in December 2020, and as the Chairman of Gores Metropoulos II, Inc. He also previously served as the Executive Chairman of the board of directors of Hostess from November 2016 until December 2020, and served as the Executive Chairman of certain subsidiaries of Hostess and a member of the board of directors of Hostess since 2013. Mr. Metropoulos also served on the board of directors of Pabst Brewing Company until 2014. Mr. Metropoulos is well qualified to serve on our board of directors because of his experience with BlueTriton, including in his capacity as Chairman.

Tony W. Lee is a member of our Board. He previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Lee is a co-founder and Managing Partner of One Rock. In his role, Mr. Lee serves, and has in the past served, as a director of One Rock’s portfolio companies and affiliated entities. Prior to co-founding One Rock in 2010, Mr. Lee was a Managing Director at Ripplewood Holdings (“Ripplewood”), a private equity firm. Mr. Lee joined Ripplewood in 1997 and was responsible for Ripplewood’s efforts in the global chemicals and industrial sectors. Mr. Lee is well qualified to serve on our board of directors because of his extensive business, managerial, and leadership experience, as well as extensive knowledge of BlueTriton’s business.

Kurtis Barker is a member of our Board and has significant experience in route- and branch-based business services companies. He previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Barker has been an Operating Partner in the Business and Environmental Services vertical for One Rock since 2011. In his role, Mr. Barker serves, and has in the past served, as a director of One Rock’s portfolio companies and affiliated entities, including BrightView Holdings, Inc. Mr. Barker is well qualified to serve on our board of directors because of his experience with BlueTriton and his experience with route-based business services companies.

Britta Bomhard is a member of our Board. She previously served as the lead independent director of Primo Water and is the co-founder of Encourage-Ventures, a start-up investment network, which she founded in 2021. From 2022 to 2023, Ms. Bomhard was a Fellow at the Distinguished Careers Institute at Stanford University in

the area of new technologies and climate change. Prior to that role, she was with Church & Dwight Co., Inc., an S&P 500 company and maker of Arm & Hammer baking soda and other branded household, personal care, and specialty products, as the company’s Executive Vice President and Chief Marketing Officer from 2016 to 2021 and President of Europe from 2013 to 2016. Ms. Bomhard serves on the board of Agrolimen SA, a privately-owned Spanish-based international manufacturer of human and pet food, and is an advisor to Village Capital, an accelerator to impact start-ups addressing social, economic, and environmental challenges around the world. Ms. Bomhard is well qualified to serve on our board of directors because of her experience with Primo Water and her background in international business with extensive experience in strategic planning, sales, e-commerce, digital and online marketing, operational improvement, and acquisition integration.

Susan E. Cates is a member of our Board. She is the Managing Partner of Leeds Illuminate, a growth equity fund investing in portfolio companies with digital platforms in the Education and Workforce Development sectors, which she co-founded in 2020. From 2019 to 2021, Ms. Cates served as the Chief Executive Officer of the Association of College and University Educators. Prior to that role, from 2016 to 2017, she was the Chief Operating Officer of 2U, Inc., a leading education tech company that provides digital education services to universities around the world. From 2008 to 2020, she held a variety of roles at the University of North Carolina at Chapel Hill, including her role as Founding Executive Director of MBA@UNC. She serves as a member of the board of advisors at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. Ms. Cates is well qualified to serve on our board of directors because of her experience with Primo Water and because of her extensive executive, financial, M&A, and digital innovation experience.

Michael Cramer is a member of our Board. Previously, he served as a member of BlueTriton’s board of directors from 2021 to November 2024. From 2019 to 2022, Mr. Cramer served as a director of Gores Metropoulos, Inc., and from 2021 to 2022 he served as a director of Gores Metropoulos II. From 2013 to 2023, Mr. Cramer served as Executive Vice President, Chief Administrative Officer and Assistant Secretary of Hostess and its subsidiaries. From 2010 to 2017, Mr. Cramer served as Founding Director of the Texas Program in Sports and Media at the University of Texas at Austin, where he was also appointed as a Senior Lecturer. He continues to serve as a Senior Fellow in the Moody College of Communication at the University of Texas at Austin. Mr. Cramer is well qualified to serve on our board of directors because of his experience with BlueTriton and because of his extensive experience in the food and beverage industry.

Eric J. Foss is a member of our Board and is the Chairman of the board of Cineworld Group PLC, a leading cinema company. Previously, he served as the Chairman of the board of Aramark Corporation from 2015 to 2019 and as the company’s President and Chief Executive Officer from 2012 to 2019. From 2010 to 2011, Mr. Foss was the Chief Executive Officer of Pepsi Beverages Company. He is also a member of the board of directors of the Cigna Group and previously served on the boards of Selina Hospitality plc, Diversey Holdings, Ltd., Aramark, Pepsi Bottling Group, Inc., and UDR, Inc. Mr. Foss is well qualified to serve on our board of directors because of his extensive route-based industry experience as an executive at global companies in the food, beverage, and service industries, along with his experience serving as a public company director.

Jerry Fowden is a member of our Board and the former Chairman of Primo Water. Mr. Fowden was previously the Executive Chairman of Cott Corporation (“Cott”) from 2018 to 2020 until the acquisition of Legacy Primo. Prior to his role as Executive Chairman, Mr. Fowden served as the Chief Executive Officer of Cott from 2009 to 2018, as President of Cott’s international operating segment from 2007 to 2008, as Interim President of North American business from 2008 to 2009, and as Interim President of UK and European business from 2007 to 2009. Mr. Fowden is well qualified to serve on our board of directors because of his extensive international business and industry experience, as well as extensive M&A and business integration experience.

Billy D. Prim is a member of our Board and founded Legacy Primo in 2004. He served as a director of Primo Water from 2020 to November 2024. From 2017 to 2020, Mr. Prim served as the Executive Chairman of Legacy Primo. Prior to founding Legacy Primo, Mr. Prim founded Blue Rhino Corporation, which he led to an initial public offering in 1998. He previously served on the board of directors of Ferrellgas Partners, L.P.,

Southern Community Bank and Trust, Southern Community Financial Corporation, Towne Park Ltd., and Blue Rhino Corporation. Mr. Prim is well qualified to serve on our board of directors because of his extensive business, managerial, and leadership experience, as well as extensive knowledge of Primo Water’s business and substantial corporate and shareholder governance expertise.

Kimberly Reed is a member of our Board and previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Ms. Reed previously served on the board of directors of a One Rock portfolio company and affiliated entities, and she has been a Partner of One Rock since 2010. Ms. Reed is well qualified to serve on our board of directors because of her extensive business, managerial, and leadership experience, as well as extensive knowledge of BlueTriton’s business.

Joseph Rosenberg is a member of our Board and previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Rosenberg has been a Partner of One Rock since 2022 and has been a member of the firm since 2014. Mr. Rosenberg previously served as a director of other One Rock portfolio companies and affiliated entities. Mr. Rosenberg is well qualified to serve on our board of directors because of his extensive business, managerial, and leadership experience, as well as extensive knowledge of BlueTriton’s business.

Allison Spector is a member of our Board and has served as the Head of ESG of One Rock since 2021, where she leads ESG value creation and decarbonization efforts across the firm and its portfolio companies. Prior to her role at One Rock, she was a Director of Responsible Investing at Nuveen from 2018 to 2021. Ms. Spector is well qualified to serve on our board of directors because of her extensive business, environmental, social, and governance, and leadership experience.

Steven P. Stanbrook is a member of our Board and an Executive Advisory Partner at Wind Point Partners, a Chicago-based private equity firm, where he has served since 2016. Since 2017, he has also served as a director of Voyant Beauty LLC, a contract manufacturer of personal and beauty care products. Mr. Stanbrook serves on the board of directors of Group 1 Automotive, Inc. and previously served on the boards of Imperial Brands PLC, Hewitt Associates, Inc., and Chiquita Brands International, Inc. Mr. Stanbrook is well qualified to serve on our board of directors because of his extensive executive experience gained through his various roles with international consumer packaged goods businesses and extensive governance experience gained from serving on the boards of multinational companies.

Family Relationships

There are no family relationships between any members or nominees of the Company’s Board and any of the Company’s executive officers.

Director Independence and Controlled Company Exemption

Pursuant to the corporate governance listing standards of the NYSE, a director employed by the Company cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if the Board affirmatively determines that he or she has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Ownership of a significant amount of the common stock, by itself, does not constitute a material relationship.

Our Board has determined that each of Ms. Bomhard, Ms. Cates, Mr. Cramer, Mr. Foss, Mr. Fowden, Mr. Prim, and Mr. Stanbrook qualifies as an independent director in accordance with the rules of the NYSE. Under the rules of the NYSE, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with the Company. In addition, as required by the rules of the NYSE, the Board has made an affirmative determination as to each independent director that he or she, as applicable, has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). In making these determinations, the Board reviewed and discussed information provided by the directors and the Company with regard to each director’s relationships as they may relate to us and our management.

As we received the Requisite Consents in connection with the Consent Solicitations, we effectuated the Proposed Amendments on the Early Settlement Date, the Beneficial Ownership Sunset Time occurred, and the Class B Conversion was consummated. Therefore, ORCP, as well as the ORCP Group, are no longer subject to the limitation on voting no more than 49% of the shares of Class A common stock then outstanding (as described in “Description of Capital Stock—Common Stock—Voting Rights”). As the ORCP Stockholders currently hold approximately 57.5% of the total issued and outstanding Class A common stock, we are deemed a “controlled company” within the meaning of the NYSE corporate governance standards. As a “controlled company,” we may elect not to comply with certain corporate governance standards, including the requirements:

•	that a majority of our board of directors consist of independent directors;

•

that our board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

We do not currently intend to rely on the exemptions listed above and instead rely only on the exemptions available to newly public companies. However, we may elect to rely on certain of these exemptions if they continue to be available to us in the future. If we were to rely on these exemptions, our board of directors and related committees may have more directors who do not meet the NYSE’s independence standards than they would if those standards were to apply. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, if we were to rely on these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

Corporate Governance

Composition of the Board

Our business and affairs are managed by or under the direction of the Board, which is chaired by Mr. Metropoulos. When considering whether directors and director nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies in order to provide an appropriate mix of experience and skills relevant to the size and nature of the business. The total number of directors constituting the Board shall be determined from time to time in the manner as set forth in our certificate of incorporation. Our certificate of incorporation also provides the Sponsor Stockholders with certain director designation rights for so long as the Sponsor Stockholders continue to own at least 5% of our issued and outstanding Class A common stock.

Pursuant to the Stockholders Agreement, among other things, the Board is currently comprised of (i) the seven ORCP Designees and (ii) seven directors designated for election to the Board by Primo Water (the “Unaffiliated Directors”), all but one of whom must qualify as “independent” under the listing standards of the

NYSE. As a result of the Class B Conversion and pursuant to the Stockholders Agreement, the ORCP Stockholders have the right to appoint an additional director (which director seat is currently vacant).

The collective beneficial ownership of shares of Class A Common Stock held by the ORCP Stockholders determines the future size of the Board and the number of ORCP Designees as follows:

Beneficial Ownership of Class A Common Stock by the ORCP Stockholders	Total Number of Directors	ORCP Designees
53% or greater	15	8
Less than 53%, but greater than or equal to 45%	15	7
Less than 45%, but greater than or equal to 40%	14	6
Less than 40%, but greater than or equal to 35%	13	5
Less than 35%, but greater than or equal to 30%	12	4
Less than 30%, but greater than or equal to 25%	12	3
Less than 25%, but greater than or equal to 15%	12	2
Less than 15%, but greater than or equal to 5%	12	1
Less than 5%	11	0

Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Sustainability Committee. Each committee initially consists of three or four directors, including up to two ORCP Designees and two Unaffiliated Directors, each of whom is qualified to serve on the applicable committee under applicable law and stock exchange listing standards, and, taking into account any applicable transition provisions or exceptions, shall qualify as “independent” under applicable stock exchange listing standards and the rules and regulations of the SEC. For so long as the ORCP Stockholders have the right to nominate at least one ORCP Designee, the ORCP Stockholders will have the right to designate a number of members to each committee of the Board equal to the lesser of (i) two directors and (ii) the number of directors that is proportionate (rounding up to the whole director) to the number of ORCP Designees that the ORCP Stockholders are entitled to nominate to the Board pursuant to the terms of our amended and restated certificate of incorporation. The Audit Committee and Nominating and Governance Committee of the Board are each chaired by an individual designated by the Unaffiliated Directors, and the Sustainability Committee and Compensation Committee of the Board are each chaired by an ORCP Designee. In addition to these four standing committees, the Board also has an ad hoc Integration Committee consisting of four directors. The composition and responsibilities of each of the committees of the Board are described below.

Audit Committee

The Audit Committee of the Board (the “Audit Committee”) consists of three members, including Ms. Cates, Mr. Foss, and Mr. Rosenberg, with Ms. Cates serving as Chair, and each of whom satisfies the applicable independence requirements under the applicable stock exchange listing standards and the rules and regulations of the SEC, other than Mr. Rosenberg. We are relying on the phase-in exemptions provided under Rule 10A-3 of the Exchange Act and the NYSE listing rules for newly-public companies with respect to the composition of our Audit Committee, which will transition to consist solely of independent directors in accordance with the phase-in provisions of the NYSE listing rules. In addition, the Board has determined that Ms. Cates qualifies as an “audit committee financial expert,” as such term is defined under SEC rules. The Audit Committee is responsible for overseeing the Company’s corporate accounting and financial reporting process and assisting the Board in its oversight of (i) the integrity of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent auditor; (iv) the performance of the Company’s internal auditors and independent auditor; and (v) disclosure controls, internal controls over financial reporting, and compliance with ethical standards adopted by the Company. The Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining, and overseeing the work of our independent auditor;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;

•	pre-approving all permitted audit and non-audit services performed for us by our independent auditor;

•	reviewing and discussing our annual audited financial statements and quarterly financial statements with our management and our independent auditor;

•

overseeing our risk management activities, including holding periodic discussions with management regarding our guidelines and policies with respect to risk assessment, risk management, and major strategic, financial, and operational risk exposures such as fraud, cybersecurity, artificial intelligence, and data privacy matters, and environmental, competitive, and regulatory risks, and providing oversight and accountability with respect to the execution of appropriate plans to mitigate and/or address such risks; and

•

establishing procedures for: (i) the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by the Company’s associates of concerns regarding questionable accounting or auditing matters.

Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee”) is composed of Mr. Cramer, Mr. Foss, Mr. Lee, and Mr. Stanbrook, with Mr. Cramer serving as Chair. The Board has determined that each member of the Compensation Committee qualifies as “independent” under the applicable stock exchange listing standards and the rules and regulations of the SEC, other than Mr. Lee. We are relying on the phase-in exemption provided to newly-public companies under the NYSE listing rules with respect to the composition of our Compensation Committee, which will transition to consist solely of independent directors in accordance with the phase-in provisions of the NYSE listing rules. The purpose of the Compensation Committee is to, among other things, (i) discharge the responsibilities of the Board relating to compensation of the Company’s Chief Executive Officer; (ii) discharge the responsibilities of the Board relating to compensation of “executive officers” as defined under Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (“Executive Officers”); (iii) annually review and report to the Board on organizational structure and ensure that a succession plan for the chief executive officer and the Executive Officers of the Company has been developed; (iv) administer the Company’s incentive compensation and equity-based plans subject to Board approval; (v) review and discuss with management the Company’s Compensation Discussion and Analysis, and produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations; and (vi) review and discuss with management the Company’s key people management strategies and programs in furtherance of the Company’s environmental, social, and governance related strategies. Specific responsibilities of the Compensation Committee include, among other things:

•	reviewing and approving corporate goals and objectives relevant to the CEO’s compensation and evaluating the CEO’s performance in light of these goals;

•	reviewing and making recommendations to the Board regarding the cash and equity compensation, perquisites, evaluation, and employment agreements of the Company’s Chief Executive Officer;

•

reviewing, considering the recommendation of the Company’s Chief Executive Officer and the head of the Company’s human resources function, and establishing the annual compensation of the Executive Officers;

•	reviewing and approving grants for participants under the Company’s equity compensation plans; and

•	reviewing and recommending to the Board the compensation of non-employee directors.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board (the “Nominating Committee”) is composed of Mr. Fowden, Mr. Cramer, Mr. Prim, and Ms. Reed, with Mr. Fowden serving as Chair. The Board has determined that each member of the Nominating Committee qualifies as “independent” under the applicable stock exchange listing standards and the rules and regulations of the SEC, other than Ms. Reed. We are relying on the phase-in exemption provided to newly-public companies under the NYSE listing rules with respect to the composition of our Nominating Committee, which will transition to consist solely of independent directors in accordance with the phase-in provisions of the NYSE listing rules. The purpose of the Nominating Committee is to, among other things, (i) identify individuals qualified to become members of the Board, consistent with criteria adopted by the Board; (ii) select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders; (iii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; (iv) oversee the evaluation of the Board; (v) monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; and (vi) monitor and evaluate the Company’s compliance with applicable corporate governance laws and our certificate of incorporation, bylaws, and governance policies; and (vii) monitor and evaluate the Company’s corporate policies and practices, with particular attention to the Company’s Regulation FD policy, the insider trading policy and the Ethics Code.

Specific responsibilities of the Nominating Committee include, among other things and subject to the provisions of the Company’s organizational documents and the Stockholders Agreement:

•	establishing and articulating qualifications and selection criteria for members of the Board or any Board committee, in accordance with relevant law and applicable NYSE rules;

•	considering and making recommendations to the Board regarding the composition and chairmanship of the Board and its committees;

•

reviewing and reassessing annually, or more frequently if appropriate, the adequacy of the corporate governance guidelines of the Company and recommending any proposed changes to the Board for approval; and

•	overseeing annual self-evaluations of the performance of the Board, including its individual directors and committees.

Sustainability Committee

The Sustainability Committee of the Board (the “Sustainability Committee”) is composed of Ms. Spector, Ms. Bomhard, Ms. Reed, and Mr. Stanbrook, with Ms. Spector serving as Chair. The purpose of the Sustainability Committee is to, among other things, assist the Board in discharging its oversight responsibility related to our policies and programs related to sustainability matters and strategy, such as climate change impacts, risks and opportunities, energy and natural resources conservation, environmental and supply chain sustainability, human rights, equity and inclusion, and other sustainability issues that are relevant and material to the Company.

Specific responsibilities of the Sustainability Committee include, among other things:

•

reviewing the governing documents and mandates of the Board committees and recommending changes as necessary in accordance with and with respect to sustainability policies, programs, practices, and related goals;

•	overseeing the Company’s public reporting on sustainability matters, including the related policies and procedures used in the preparation of such disclosures;

•

reviewing and assessing the adequacy and appropriateness of the sustainability policies, programs, practices, and related goals of the Company and recommending any proposed changes to the Board for approval.

Integration Committee

The Integration Committee of the Board (the “Integration Committee”) is composed of Mr. Cramer, Mr. Foss, Mr. Stanbrook, and Mr. Rosenberg, with Mr. Cramer serving as Chair. The purpose of the Integration Committee is to, among other things, oversee the integration of the businesses of Primo Water and BlueTriton following the Closing. Specific responsibilities of the Integration Committee include, among other things:

•

ensuring that the activities related to the integration of the businesses of Primo Water and BlueTriton following the Closing align with the overarching strategic vision and priorities established by the Board;

•	monitoring and assessing integration milestones, deliverables, and timelines;

•	overseeing the integration of key business functions, including sales, marketing, finance, human resources, and operations, to ensure smooth operational transitions;

•	supporting efforts to blend organizational cultures, reinforcing our shared values, mission, and vision; and

•

identifying, evaluating, and addressing any risks associated with the integration process, including operational, financial, and regulatory risks, and ensuring appropriate mitigation strategies are in place.

Risk Oversight

The Board has extensive involvement in the oversight of risk management related to the Company and our business and accomplishes this oversight primarily through the Audit Committee. To that end, the Audit Committee will hold periodic discussions with management regarding our guidelines and policies with respect to risk assessment, risk management, and major strategic, financial, and operational risk exposures such as fraud, cybersecurity, artificial intelligence, and data privacy matters, and environmental, competitive, and regulatory risks. The Audit Committee will also receive regular updates regarding such risks and the steps management has taken to monitor and control any exposure resulting from such risks. On at least an annual basis, the Audit Committee will facilitate a discussion with the Board regarding our risk management function and our major strategic, financial, and operational risk exposures and disclosures.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Ethics Code”) applicable to all of our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and associates at all levels of Primo Brands and of the businesses we operate, which addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Ethics Code. A copy of the Ethics Code is available on our website at ir.primobrands.com under Governance. We expect that any amendments to the Ethics Code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

None of the Executive Officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity, other than Primo Water, that has one or more executive officers serving on the Board or Compensation Committee. No interlocking relationship exists between any member of the Compensation Committee (or other committee performing equivalent functions) and any executive, member of the board of directors, or member of the compensation committee (or other committee performing equivalent functions) of any other public company. See “Certain Relationships and Related Person Transactions” for a description of certain transactions involving One Rock, where Mr. Lee is a Managing Partner.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides an overview and analysis of the compensation awarded to or earned by our named executive officers (“NEOs”) for fiscal 2024, including the elements of our compensation programs for NEOs, material compensation decisions made under those programs for fiscal 2024 and the material factors considered in making those decisions. For fiscal 2024 our NEOs were:

Robbert Rietbroek	Chief Executive Officer
David Hass	Chief Financial Officer
Robert Austin	Chief Operating Officer
Marni Morgan Poe	General Counsel & Corporate Secretary
Hih Song Kim	Chief Administrative Officer & Assistant Corporate Secretary

This section describes the actions and decisions of our board of directors and Compensation Committee along with the legacy compensation committees of the Primo Water and BlueTriton boards of directors, as applicable, as they relate to fiscal 2024. The information in this section is largely historical and includes descriptions of certain elements of the Primo Water and BlueTriton legacy compensation programs that were in place, and compensation decisions that were made during fiscal 2024, including, in some instances prior to initiating the process associated with, or the consummation of, the Transaction.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Company adopts following this registration statement may differ materially from programs as summarized in this discussion.

Following the Transaction, our management’s focus has been on executing our vision of inspiring healthier lives for everyone, everywhere with every sip. Our portfolio of iconic brands serves customers and consumers across North America in retail, at home, in the office, at restaurants and hotels and on-the-go –whenever, wherever, and however they hydrate. We aim to be a force for good in our communities by providing healthy hydration, local environmental stewardship, and innovative beverage and circular packaging solutions to drive growth and create value for all stakeholders. In furtherance of our goals, we strive to be a pay-for-performance company, offering market-competitive compensation, meaningful benefits and differentiated rewards for our high performers. We believe that investing in our associates results in increased engagement, satisfaction and retention, which ultimately leads to an elevated customer experience and increased stockholder value.

Our total rewards program applicable across our organization (including with respect to the NEOs previously employed by Primo Water or BlueTriton) encompasses six primary components that collectively define our organization’s value proposition:

•	Compensation. Includes both fixed pay and variable pay tied to performance levels.

•

Benefits/Perquisites. Programs to supplement the compensation associates receive, including health and well-being, income protection, savings and retirement programs that offer security for associates and their families.

•	Recognition. Either formal or informal programs that acknowledge or give special attention to associate actions, efforts, behaviors or performance that support business strategy.

•	Talent Development. Programs and tools for associates to advance their skills and competencies in both their short- and long-term careers.

•

Performance Management. The alignment of organizational, team and individual efforts toward the achievement of business goals and organizational success. Performance management includes establishing expectations, skill demonstration, assessment, feedback and continuous improvement.

•	Work-Life Effectiveness. A specific set of organizational practices, policies and programs, plus a philosophy that actively supports efforts to help associates achieve success at both work and home.

Our total rewards program (including the prior programs maintained by Primo Water and BlueTriton) is generally designed to:

•	Attract, motivate, reward, and retain talent who contribute to the success of Primo Brands.

•	Provide fair and competitive compensation packages that are designed to retain and incentivize executives to drive company performance.

•	Focus on variable compensation that rewards the achievement of short-term and long-term goals and emphasizes Primo Brands’ commitment to pay-for-performance.

•	Recognize that different people have different needs, and thus strive to provide flexibility and choice in our reward system.

•	Provide our talent with opportunities, which relate to competitive practices and reflect individual responsibilities, skills, and contributions to Primo Brands.

•	Support the whole person, enabling personal and professional growth.

What We Do and Do Not Do. We seek to ensure that our executive compensation programs are closely aligned with the interests of our stockholders by following these corporate governance best practices:

WHAT WE DO	WHAT WE DO NOT DO

✓  Administer a robust risk management program, which includes our Compensation Committee’s oversight of the relationship between our compensation programs and risk, as well as the oversight of risk by the Audit Committee on behalf of the full Board pursuant to the Audit Committee Charter

✗   Permit employees or directors to engage in any hedging or monetization transactions, short-term, or speculative transactions, or to hold Primo Brands securities in a margin account or pledging Primo Brands securities as collateral for a loan

✓ Award annual and long-term incentive compensation subject to achievement of objective and pre-established performance goals tied to corporate, operational and strategic objectives	✗ Permit stock option re-pricing (including cash buyouts of underwater options or stock appreciation rights) without stockholder approval

✓ Provide competitive compensation that is compared to a relevant peer group, which is reviewed annually	✗ Provide for automatic “single trigger” vesting of awards granted by Primo Brands upon a change in control.*

✓ Include double trigger change in control vesting provisions for equity awards*	✗ Provide cash compensation upon death or disability

✓ Engage an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement	✗ Provide excise tax gross-ups upon change in control

WHAT WE DO	WHAT WE DO NOT DO

✓  Maintain a clawback policy to allow the Board to recoup any excess annual or long-term incentive compensation paid to our current and former executive officers in the event of a required financial restatement, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws (including any “Big R” or “little r” restatement)

✗ Provide excessive perquisites

✓  Maintain stock ownership guidelines, pursuant to which our directors, named executive officers, and other key employees (a) are directed to hold a certain amount of shares (based on a multiple of base salary or retainer and without taking into account any unexercised option or unearned performance-based vesting awards) and (b) are required to retain a specified portion of the shares received as equity compensation from Primo Brands (or any successor thereto) until the requisite holding level is achieved

✗ Provide a guaranteed right to a discretionary bonus as a substitute for a performance-based bonus in the event that performance targets are not met

✓ Provide cash bonuses and vesting for performance-based restricted share units at up to 200% of target

* Mr. Austin and Ms. Kim were historically granted profits interests in a parent entity of BlueTriton (“BlueTriton Profits Interests”), some of which include single trigger vesting upon an “Exit Transaction” of such parent entity, as described in “—Triton Water Parent Holdings, LP Class B Units” below. The Transaction was not an Exit Transaction under the terms of these awards and such awards remain at such parent entity level. In connection with the consummation of the Transaction, the general partner of the parent entity determined to treat outstanding unvested time-vesting BlueTriton Profits Interests as vested in connection with a distribution of profits, which allowed such unvested units to participate currently in such distribution; however, all such unvested time-vesting BlueTriton Profits Interests remain unvested and subject to forfeiture pursuant to their terms for all other purposes.

CEO Compensation for Fiscal 2024

Our Chief Executive Officer commenced employment with Primo Water on January 1, 2024. To facilitate his hiring from an external organization, Mr. Rietbroek was paid a one-time cash sign-on bonus of $882,500 on January 19, 2024, which partially made him whole for the cash compensation that he left behind with his former employer and received a one-time inducement equity award as a replacement for compensation forgone at his former employer. Such one-time bonus and equity award of $3,500,000 were in addition to Mr. Rietbroek’s annual equity grant in accordance with Primo Water’s annual equity grant process, typically in December of the year prior to the applicable fiscal year. Because Mr. Rietbroek commenced employment after awards with respect to fiscal year 2024 had been granted to other Primo Water executives, both his fiscal year 2024 and fiscal year 2025 awards were issued during fiscal year 2024. The graphic below is intended to illustrate Mr. Rietbroek’s total compensation attributable to fiscal year 2024, which (a) excludes compensation paid to make him whole for compensation foregone at his former employer and (b) accounts for the impact of his receipt of two annual grants during the fiscal year (i.e., excluding his equity award in respect of fiscal year 2024, which in the ordinary course, would have been issued in 2023), relative to the total compensation set forth in the Summary Compensation Table. The below is not intended to be a substitute for the disclosure set forth in the Summary

Compensation Table below or otherwise, but is intended to show Mr. Rietbroek’s annual compensation without regard for one-time differences due to his hire (and related grant timing).

($000)	Total Disclosed Compensation for 2024	Total Compensation Disclosed for 2024 (excluding one-time on-hire legacy Primo Water Compensation)
Base Salary	$721	$721
Annual Bonus	$1,328	$1,328

Total Annual Cash Compensation (TAC)	$2,050	$2,050

Annual LTI Awards (Granted in December 2024)	$9,579	$9,579

Total Direct Compensation (TDC)	$11,628	$11,628

All Other Compensation	$26	$26
New Hire and One-Time Compensation
Annual LTI Awards (Granted in January 2024)	$7,605
— Award Timing	January 2024
Inducement / Make Whole Awards	$6,513
— Award Timing	January 2024
— Moving Expenses	$219

Total Compensation	$25,991	$11,654

Say-on-Pay

In 2024, approximately 95.2% of the votes cast on Primo Water’s say-on-pay proposal approved the compensation of its named executive officers as disclosed in its proxy statement in respect of 2023. Although the vote was non-binding, Primo Water’s compensation committee took into account the result of the 2024 vote in determining executive compensation policies and decisions since the 2024 annual meeting of stockholders. Primo Water’s compensation committee viewed the vote as an expression of the stockholders’ general satisfaction with the current executive compensation programs. Our Compensation Committee intends to consider the results of this year’s say-on-pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions in 2025.

Overview of Compensation Programs; Role of Compensation Committee

Prior to the Transaction

Prior to the Transaction, the compensation committee of Primo Water was responsible for overseeing the Primo Water executive compensation programs, including those applicable to Messrs. Rietbroek, Hass, and Ms. Poe, which primarily included compensation (base salary, annual bonus opportunities, and target long-term equity compensation) and limited perquisites. In addition, the compensation committee of Primo Water was responsible for overseeing talent management and succession planning for the Primo Water executive officers, as well as reviewing and approving corporate goals and objectives relevant to the Primo Water Chief Executive Officer’s compensation, evaluating Mr. Rietbroek’s performance in light of these goals and objectives, and making a recommendation to the board of Primo Water regarding Mr. Rietbroek’s compensation level based on the evaluation of his performance.. To assist in executing its responsibilities, the compensation committee of Primo Water retained independent compensation consultants, at Primo Water’s expense, who reported solely to the compensation committee. Changes to the compensation of Mr. Rietbroek were recommended to the independent members of the Primo Water board by the compensation committee of Primo Water, and the board of Primo Water reviewed and approved any changes deemed appropriate. The compensation committee of Primo Water reviewed and approved the compensation and any adjustments thereto for the other executive officers.

Prior to the Transaction, the compensation of Mr. Austin and Ms. Kim was determined by BlueTriton. In particular, the compensation committee of the BlueTriton board of directors (the “BlueTriton Board”) was responsible for designing and administering executive compensation programs and made compensation decisions with respect to Mr. Austin and Ms. Kim, which primarily included compensation (base salary, annual bonus opportunities and participation in the BlueTriton long-term equity compensation program, in the form of BlueTriton Profits Interests) and limited perquisites. In addition, the compensation committee was responsible for overseeing talent management and succession planning for the BlueTriton executive officers.

Following the Transaction

Following the Transaction, the Compensation Committee is responsible for overseeing the executive compensation programs applicable to our named executive officers which currently include cash and equity compensation (base salary, annual bonus opportunities, and target long-term equity compensation) and limited perquisites. In addition, the Compensation Committee is responsible for overseeing talent management and succession planning for the Primo Brands’ executive officers, as well as setting objectives and evaluating the performance of Primo Brands’ Chief Executive Officer. To assist in executing its responsibilities, our Compensation Committee retained independent compensation consultants, at Primo Brands’ expense, who report solely to our Compensation Committee. Changes to the compensation of the Chief Executive Officer of Primo Brands will be recommended to the independent members of the Board by the Compensation Committee, and the Board will review and approve any changes deemed appropriate.

Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions

Prior to the Transaction

Prior to the Transaction, the compensation committee of Primo Water, annually and as it otherwise deemed appropriate, met with its Chief Executive Officer and its Chief Human Resources Officer to obtain recommendations with respect to its compensation programs and packages for Mr. Hass and Ms. Poe. Further, from time to time, its Chief Executive Officer and Chief Human Resources Officer made recommendations to its compensation committee on base salary, long-term incentive plan awards, performance targets, and other compensation terms for such executive officers that its compensation committee considered. The compensation committee of Primo Water considered management’s proposals, reviewed independent data to validate these recommendations and, if acceptable, approved them. The compensation committee of Primo Water was not bound to, and did not always accept, management’s recommendations with respect to executive compensation for Mr. Hass and Ms. Poe.

The compensation committee of Primo Water engaged Frederic W. Cook & Co., Inc (“FW Cook”), a compensation consultant, to provide executive and non-employee director compensation advisory services, to help evaluate Primo Water’s compensation philosophy and objectives and to provide guidance in administering Primo Water’s executive and non-employee director compensation programs for fiscal year 2024. FW Cook only performed work for and reported directly to the compensation committee of Primo Water and attended the compensation committee meetings as requested. FW Cook provided recommendations to the compensation committee of Primo Water on the competitiveness and appropriateness of all elements of executive compensation, including equity incentive compensation. FW Cook did not provide any additional services to the Board or management of Primo Water in 2024.

Prior to the Transaction, the compensation committee of Primo Water reviewed compensation data and pay practices from Primo Water’s peer group and general industry surveys to determine the “market median” of the compensation of executives performing similar functions in the competitive market and in Primo Water’s peer group. However, the board and the compensation committee of Primo Water retained discretion in setting the compensation for its Chief Executive Officer and its other executive officers, respectively, including consideration of the factors deemed relevant in connection with hiring Mr. Rietbroek during fiscal 2024, including the approval of certain inducement equity awards and a sign-on bonus, which together replaced the value of certain similar compensation from Mr. Rietbroek’s prior employer. As a result, compensation for these executives may have differed from the peer group and may have varied according to factors such as experience, position, tenure, individual and organizational factors, and retention needs, among others. The compensation committee of Primo Water annually evaluated and selected which companies would comprise its compensation peer group. With guidance from its compensation consultant and input and discussion with management, the compensation committee of Primo Water discussed annually whether the mix of companies in the peer group produced a valid competitive analysis relative to our talent requirements.

The compensation committee of Primo Water, with input from FW Cook during its August 2023 meeting, determined that the peer group below, consisting of selected US public companies in the beverage and food consumer packaged goods or in the route-based service industries of an appropriate size, was applicable for setting target compensation.

Companies used for Compensation Comparison

Addus HomeCare Corporation	Cintas Corporation

ADT Inc.	Frontier Communications Parent, Inc.

A.O. Smith Corporation	GDI Integrated Facility Services Inc.

ATN International, Inc.	Healthcare Services Group, Inc.

Aveanna Healthcare Holdings Inc.	Rollins, Inc.

The Brink’s Company	Stericycle Inc.

Casella Waste Systems, Inc.	UniFirst Corporation

Chemed Corporation	Waste Connections, Inc.

In addition, the compensation committee of Primo Water reviewed size-adjusted median compensation data from two general industry surveys in which management annually participates: the 2022 Aon Radford Global Compensation Database (as the 2023 Aon Radford Global Compensation Executive Data was not yet available) and the Willis Towers Watson 2023 Executive Compensation Survey Report. The 2022 Aon Radford Global Compensation Database included over 3,000 organizations ranging in size from less than $10 million to $610 billion in annual revenue, and the 2023 Willis Towers Watson Executive Compensation Survey Report included approximately 1,000 organizations ranging in size from approximately $20 million to $610 billion in annual revenue.

Prior to the Transaction, the compensation of Mr. Austin and Ms. Kim was determined by BlueTriton. In particular, the compensation committee of the BlueTriton Board was responsible for designing and administering executive compensation programs and made compensation decisions with respect to Mr. Austin and Ms. Kim. In making executive compensation determinations, decisions were influenced by a variety of factors, including the relevant experience of the individual, competitive standards of pay, business conditions and performance. Nonetheless, the ultimate decisions regarding executive compensation prior to the Transaction were made by the compensation committee of the BlueTriton Board using its own independent judgment. BlueTriton did not engage a compensation consultant to provide executive compensation advisory services, to help evaluate BlueTriton’s compensation philosophy and objectives, to provide guidance in administering BlueTriton’s executive compensation program for the period prior to the consummation of the Transaction, or to engage in any benchmarking.

Following the Transaction

Following the Transaction, the Compensation Committee engaged FW Cook to continue to provide executive and non-employee director compensation advisory services, to help evaluate Primo Brands’ compensation philosophy and objectives and to provide guidance in administering Primo Brands’ executive and non-employee director compensation programs. FW Cook only performed work for and reported directly to the Compensation Committee following the Transaction and attended the Compensation Committee meetings as requested. FW Cook provided recommendations to the Compensation Committee on the competitiveness and appropriateness of all elements of executive compensation, including equity incentive compensation. FW Cook did not provide any additional services to the Board or management of Primo Brand following the Transaction.

Following the Transaction, the Compensation Committee met with our Chief Executive Officer and Chief Human Resources Officer and FW Cook to obtain recommendations with respect to our go-forward compensation programs and packages for our executive officers (other than the Chief Executive Officer), including for fiscal 2025. The Compensation Committee reviewed compensation data and pay practices from Primo Brands’ peer group and general industry surveys to determine the “market median” of the compensation of executives performing similar functions. However, the Board and the Compensation Committee retain discretion in setting the compensation for our Chief Executive Officer and the other executive officers, respectively. As a result, compensation for these executives may differ from the peer group and may vary according to factors such as experience, position, tenure, individual and organizational factors, retention needs, and extraordinary events, like the consummation of the Transaction, among others. Upon the recommendation of the Compensation Committee, the Board set the compensation for our Chief Executive Officer. The Compensation Committee intends to annually evaluate and select which companies will comprise its compensation peer group. With guidance from its compensation consultant and input and discussion with management, the Compensation Committee intends to discuss annually whether the mix of companies in the peer group produces a valid competitive analysis relative to our talent requirements.

The Compensation Committee, with input from FW Cook, determined that following the Transaction, a revised peer group was appropriate for setting target compensation based on the following criteria:

•	A selection of beverage and food consumer packaged goods companies within a reasonable revenue range of Primo Brands’ pro forma revenue;

•	A selection of route-based service companies within a reasonable revenue range of Primo Brands’ pro forma revenue to reflect Primo Brands’ Water Direct business;

•	Prioritization of soft drink and non-alcoholic beverage companies and brewers; and

•

Additional representative companies in the peer group considering companies: with similar EBITDA margins, with a focus on North American sales, that are pure play businesses, that are multi-branded portfolios, that were considered a potential peer company by stock analysts.

This peer group is set forth below:

Companies used for Compensation Comparison

The Campbell’s Company	Monster Beverage Corporation

Clean Harbors, Inc.	Post Holdings, Inc.

Coca-Cola Consolidated, Inc.	The Boston Beer Company, Inc.

Flower Foods, Inc.	The Hershey Company

General Mills, Inc.	The J.M. Smucker Company

Keurig Dr Pepper Inc.	Waste Connections, Inc.

Lamb Weston Holdings, Inc.	WK Kellogg Co

Molson Coors Beverage Company	XPO, Inc.

In addition, the Compensation Committee reviewed median compensation data from the 2024 FW Cook Executive Compensation Survey. The survey benchmark data included 113 organizations ranging in size from approximately $2,537 million to $9,962 million in annual revenue.

The Compensation Committee intends to continue to adjust our executive compensation program, when deemed appropriate, in light of the Transaction, our evolving compensation objectives, our financial and competitive position and our integrated business. The Compensation Committee may exercise discretion as to the type and magnitude of these adjustments. In particular, following the Transaction, the Compensation Committee determined to enter into new offer letters with our named executive officers in December 2024. Further, the Compensation Committee expects to annually review and consider peer group and survey data as one factor when recommending our Chief Executive Officer’s compensation to the Board and setting compensation for the other executive officers.

Long-Term versus Currently-Paid Compensation

Currently-paid compensation to our named executive officers includes base salaries, which are paid periodically throughout the fiscal year, annual cash performance bonuses, which are based on performance targets proposed by management and previously approved by the compensation committee of Primo Water or BlueTriton, as applicable, and perquisites and personal benefits, which are paid consistent with our policies in appropriate circumstances. With respect to 2024, our named executive officers will receive cash performance bonuses pursuant to the terms of the applicable legacy annual bonus plan, which, for Messrs. Rietbroek and Hass and Ms. Poe, relate to the legacy Primo Water annual bonus plan, and for Mr. Austin and Ms. Kim, relate to the legacy BlueTriton annual bonus plan.

Prior to the Transaction, our named executive officers were eligible to participate in the long-term equity incentive plans established and maintained by Primo Water, BlueTriton, or their affiliates, as applicable, which in 2024 with respect to Messrs. Rietbroek and Hass and Ms. Poe included the Legacy Primo Water Corporation Equity Incentive Plan (the “Legacy Equity Plan”) and the Legacy Primo Water Corporation 2018 Equity Incentive Plan, as each may be amended from time to time (the “Legacy 2018 Equity Plan” and together with the Legacy Equity Plan, the “Legacy Equity Plans”) and with respect to Mr. Austin and Ms. Kim, included grants of BlueTriton Profits Interests. Awards outstanding under the Legacy Equity Plans were assumed by the Company in the Transaction, however, in light of the Transaction and in consultation with FW Cook, the compensation committee of Primo Water determined to convert outstanding awards that were subject to performance-vesting conditions based on metrics for the legacy Primo Water business to awards that vest solely on continued service, based on the estimated performance achieved by Primo Water as of the Transaction, with the new awards vesting at the end of the original award’s performance period. No future awards will be granted under the Legacy Equity Plans and such plans will not be considered an element of any go-forward executive compensation. BlueTriton Profits Interests awards held by Mr. Austin and Ms. Kim remain outstanding and, to the extent unvested, eligible to vest, following the Transaction.

In connection with the Transaction, we adopted the Primo Brands Corporation Equity Incentive Plan, (the “Primo Brands Equity Plan”) which provides the Company with the flexibility to design compensatory awards responsive to Primo Brands’ business needs and goals. Awards under the Primo Brands Equity Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or unrestricted shares, and other stock or cash-based awards, including the payment of performance bonuses in shares of Class A common stock (the Legacy Equity Plans, together with the Primo Brands Equity Plan, the “Equity Plans”). In December 2024, each of our named executive officers received an equity award for the 2025 annual grant cycle, consisting of performance-based restricted share units (“PSUs”) (66%) and time-based restricted share units (“RSUs”) (34%).

The compensation structure for our named executive officers is intended to balance the need of these executives for current income with the need to create long-term incentives, including the PSUs granted in December 2024, that are directly tied to achievement of our operational targets and growth in stockholder value.

Compensation Components

For 2024, the principal compensation components for Primo Brands’ named executive officers consisted of the following:

Compensation Component	Compensation Objective Designed to be Achieved

Base salary	Fixed pay that takes into account an individual’s role and responsibilities, experience, expertise, and individual performance, and compensates named executive officers for services rendered during the fiscal year.

Annual cash performance bonuses	Performance-based compensation that is paid to reward attainment of annual corporate targets or specific strategic goals.

Long-term equity incentive awards	Equity compensation that reinforces the link between incentives and long-term performance of Primo Brands (or its applicable predecessor), incentivizes our named executive officers, aligns the interests of our named executive officers with those of stockholders, and encourages executive retention.

Retirement benefits	Retirement benefits that provide the opportunity for financial security in retirement consistent with programs for our broad-based employee population, including appropriate matching contributions.

Perquisites and benefits	Perquisites and benefits that effectively facilitate job performance.

Health and welfare benefits	Attract and retain key talent by providing a competitive benefits package.

Severance and other benefits potentially payable upon termination of employment or change in control	Create clarity around termination or change of control events and provide for retention of executives.

For 2024, Primo Water, BlueTriton and Primo Brands did not, and Primo Brands currently does not, have formal policies relating to the allocation of total compensation among the various elements of its compensation program.

Base Salary

Primo Water and BlueTriton historically provided and Primo Brands provides named executive officers and other employees with base salary, paid over the course of the year, to compensate them for services rendered during the fiscal year. Base salary is determined by an annual assessment of a number of factors, including position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of our business strategy.

The following table sets forth the 2024 base salary for each named executive officer:

Name	2024 Base Salary
Robbert Rietbroek	$750,000
David Hass	$550,000
Robert Austin	$800,000
Marni Morgan Poe	$515,000
Hih Song Kim	$411,000

Cash Bonuses

Annual Performance Bonuses

With respect to 2024, our named executive officers will receive cash performance bonuses pursuant to the terms of the applicable legacy annual bonus plan, which, for Messrs. Rietbroek and Hass and Ms. Poe, relate to the legacy Primo Water annual bonus plan, and for Mr. Austin and Ms. Kim, relate to the legacy BlueTriton annual bonus plan.

Going forward and depending on our financial and operating performance, the Compensation Committee may approve performance-based bonuses. Eligibility for go-forward performance bonuses is set forth in a named executive officer’s employment offer letter. However, “target” bonus opportunities are expected to be established by the Compensation Committee and are generally expected to be based on market competitiveness, the expected impact of the executive’s role within Primo Brands, and the executive’s expected long-term contributions. The annual performance goals will be reviewed and approved by the Compensation Committee. The Compensation Committee believes that this annual incentive arrangement provides executives with clear, quantified targets, intended to focus them on meeting strategic goals, while also aligning management’s interests with those of our long-term stockholders in the sustained growth of stockholder value.

For Mr. Rietbroek, the Compensation Committee will recommend to the Board such “target” bonus opportunities, which are generally expected to be based on market competitiveness, Mr. Rietbroek’s expected impact in his role within Primo Brands, and Mr. Rietbroek’s expected long-term contributions. Such annual performance goals will be reviewed and approved by the Board.

Company Performance Targets applicable to Primo Water with respect to fiscal 2024

Performance bonus eligibility for legacy Primo Water employees in 2024 will be determined based on achieving certain corporate targets and on aggregated accountability for each named executive officer to grow the business and stockholder value. For 2024, the performance bonus of each of our named executive officers other than with respect to Mr. Austin and Ms. Kim, will be calculated based on achievement of a specified level of Bonus-Adjusted EBITDA, Bonus-Adjusted operating free cash flow and Bonus-Adjusted revenue, weighted 50%, 25% and 25%, respectively.

For Primo Water’s performance bonus purposes, (i) “Bonus-Adjusted EBITDA” is GAAP earnings before interest, taxes, depreciation, and amortization, (ii) “Bonus-Adjusted operating free cash flow” is GAAP net cash provided by operating activities, less capital expenditures, and (iii) “Bonus-Adjusted revenue” is GAAP revenue, each as adjusted to exclude the impact of discontinued operations, foreign exchange rates, tuck-in and disposition transactions not included in the target, acquisition, integration and restructuring charges, share-based compensation, loss on disposal of property, plant and equipment and other transactions identified as unusual or not ordinary in nature, and as a result, they may not correspond to the reported measures used in Primo Brands’ other disclosures or filings. The Compensation Committee may approve adjustments to reflect events in the prior period (including the Transaction) and/or the results achieved during the applicable performance period to account for items not indicative of underlying performance. Individual adjustments may have positive or negative impact, and aggregate adjustments may increase or decrease incentive payouts. No such adjustments were implemented in respect of bonuses for 2024.

The Primo Water performance bonuses for 2024 were eligible to be paid at “threshold”, “target” and “outperform” levels. Performance bonuses may be paid if the actual result for certain of the metrics is less than the applicable “threshold” level; however, if the actual results for the Bonus-Adjusted EBITDA metric are below the “threshold” level, the applicable NEOs would not have been entitled to any performance bonuses. For 2024, our named executive officers who were legacy Primo Water employees could earn a performance bonus of up to a maximum level of 200% of the target bonus amount based on achievement of goals at the “outperform” level. The target bonus award for 2024 for Mr. Rietbroek was 120% of annual base salary and for each of Mr. Hass and Ms. Poe was 75% of annual base salary.

The following chart sets forth the threshold, target and outperform performance targets established by the compensation committee of Primo Water in December 2023 for the 2024 corporate bonus pool in which each of our named executive officers other than Mr. Austin and Ms. Kim participated.

Primo Water 2024 Performance Bonus Program

Targets applicable to named executive officers ($ in millions)

	Corporate Pool (enterprise level)
	Bonus-Adjusted EBITDA 50%	Bonus-Adjusted Operating Free Cash Flow 25%	Bonus-Adjusted Revenue 25%
“Threshold”	$375.0	$144.5	$1,779.0
“Target”	$412.9	$170.0	$1,872.6
“Outperform”	$474.8	$195.5	$2,003.7
Actual	$435.6	$201.6	$1,894.8

These metrics are interpolated on a straight-line basis between the “threshold,” “target” and “outperform” performance levels, resulting in a payout percentage for each metric. The relative weighting for each metric as set forth in the chart below is applied to the payout percentages, and the results are aggregated, resulting in a bonus payout as a percentage of the target award. This percentage is then applied to the target bonus amount to determine the amount of a named executive officer’s bonus.

The following chart sets forth the calculation of the bonus payouts as a percentage of 2024 target bonus award opportunities for each of the named executive officers other than Mr. Austin and Ms. Kim.

Primo Water 2024 Performance Bonus Program

Calculation of bonus payout as a percent target award

	Corporate Pool (enterprise level)
	Bonus-Adjusted EBITDA 50%	Bonus-Adjusted Operating Free Cash Flow 25%	Bonus-Adjusted Revenue 25%
% Payout (Per Metric)	136.7%	200.0%	116.9%
% Payout-Weighted (Per Metric)	68.4%	50.0%	29.2%

Aggregate Bonus Payout %	147.6%

Company Performance Targets applicable to BlueTriton with respect to fiscal 2024

In 2024, Mr. Austin and Ms. Kim participated in BlueTriton’s annual cash incentive bonus program with a target bonus award of 150% of annual base salary with respect to Mr. Austin and 50% for Ms. Kim. Mr. Austin and Ms. Kim’s annual bonus payments for 2024 will be paid out based on achievement of metrics in two categories: (i) company business target achievement and (ii) individual performance rating. These components and the associated weighting were determined by the compensation committee of the BlueTriton Board.

Funding for the corporate component applicable to Mr. Austin and Ms. Kim is based on achievement of four metrics (i) Retail EBITDA, (ii) ReadyRefresh EBITDA, (iii) Total Company Working Capital and (vi) Corporate Responsibility objectives. EBITDA for each segment is calculated in the same manner as Adjusted EBITDA. Adjusted EBITDA is calculated as net income or loss before interest and financing expense, net, provision for (benefit from) income taxes, and depreciation and amortization as further adjusted for various costs, including those associated with acquisition and transaction-related costs, one-time consulting fees, related party management fees, and legal fees related to cases originating under Nestlé. Additionally, adjustments are made for unrealized foreign exchange and fuel hedge losses or gains, net, nonrecurring costs related to software implementation, severance costs associated with restructuring plans, write-off of long-lived assets, and other infrequent or nonrecurring adjustments. Total Company Working Capital is calculated as a percentage equal to (A) accounts receivables, plus inventory, less accounts payable (in each case, based on the average thereof for each of the four months ending on December 31, 2024) divided by (B) annualized net sales (based on the net sales for the fourth quarter of the fiscal year ending December 31, 2024).

The portion of the bonus pool funding related to Retail EBITDA was funded in an amount equal to (a) 2% of 2024 Retail EBITDA, up to 2023 Retail EBITDA ($603 million), plus (b) 8% of 2024 Retail EBITDA in excess of 2023 Retail EBITDA, plus (c) 27.5% of 2024 Retail EBITDA in excess of 150% of 2023 Retail EBITDA. The portion of the bonus pool funding related to ReadyRefresh EBITDA was funded in an amount equal to (a) 2% of 2024 ReadyRefresh EBITDA, up to the 2023 ReadyRefresh EBITDA ($181 million), plus (b) 8% of 2024 ReadyRefresh EBITDA in excess of 2023 ReadyRefresh EBITDA. 2024 Retail EBITDA equaled $736 million, which resulted in pool funding at 190% of target for such metric. 2024 ReadyRefresh EBITDA equaled $204.3 million, which resulted in pool funding at 127% for such metric. Retail EBITDA and ReadyRefresh EBITDA results also operate as a modifier to the portion of the bonus pool funding related to Corporate Responsibility results (as described below).

The portion of the bonus pool funding related to Total Company Working Capital was based upon a percentage calculated as the average net working capital (i.e., accounts receivable, plus inventory, less accounts payable) over the four-month period ending on December 31, 2024, divided by annualized net sales. The target

Total Company Working Capital percentage was 4.8%. The actual Total Company Working Capital percentage was 4.7%, which resulted in pool funding at 100%.

The portion of the BlueTriton bonus pool funding related to Corporate Responsibility was based ratably on achievement related to three Corporate Responsibility objectives: (a) circular packaging, (b) water & transparency, and (c) leadership dynamics and structure. For Mr. Austin, 80% of the achieved Corporate Responsibility performance (as a percentage) is multiplied by the Retail EBITDA performance level (as a percentage) and 20% of the achieved Corporate Responsibility performance (as a percentage) is multiplied by the ReadyRefresh EBITDA performance level (as a percentage) and the sum of two such multiples represent the aggregate bonus pool funding level (as a percentage) related to Corporate Responsibility. All Corporate Responsibility objectives with respect to fiscal year 2024 were achieved, which resulted in pool funding at 100%.

Based on the foregoing, the aggregate BlueTriton business metric payout for Mr. Austin is set forth below, including the relative weighting of each metric:

BlueTriton Business Metric	Actual Payout (as a % of Target)
Retail EBITDA (75%)	190%
ReadyRefresh EBITDA (25%)	127%
Total Company Working Capital (15%)	100%
Corporate Responsibility (10%)	100%
Actual Aggregate Company Business Metric Payout Percentage	174%

BlueTriton’s individual performance metrics are based on multiple competencies and criteria for which an individual performance rating score is assigned for the fiscal year. For fiscal year 2024, the relevant competencies and criteria and performance levels for Mr. Austin are set forth below:

BlueTriton Individual Performance Metrics	Achievement Level (out of five)	Actual Payout (as a % of Target)
Individual Goals (70%):	Individual Goals: Meets or exceeds expectations	138%
• Deliver Profitable Growth: Product Supply AI
• Deliver Profitable Growth: ReadyRefresh Filtration % Market Expansion
• Deliver Profitable Growth: Retail Sales
• Strengthen the Organization: BTB Turnover
• Create the Future: Broaden Talent
Individual Competencies (30%):	Individual Competencies: Meets or exceeds expectations
• Senior Leader: Acting Strategically
• Senior Leader: Building Talent
• Senior Leader: Leading Change
• Senior Leader: Leading People
	Aggregate Individual Performance Rating: 4.2

The table below sets forth how the Company calculated Mr. Austin’s annual bonus for the period of fiscal year 2024 prior to the effective date of his new employment agreement with BlueTriton:

Partial Fiscal Year 2024 Short-Term Bonus (prior to effective date of new employment agreement)
Pro-rated Base Salary for Fiscal Year 2024 ($)	$331,579
Target Bonus Percentage (%)	65%
Pro-rated Bonus Target Amount (Pro-rated Base Salary * Target Bonus Percentage for such portion of fiscal year 2024) ($)	$215,526
Aggregate Individual Performance Rating (Calculated)	4.2
Individual Performance Factor (%)	138%
Pro-rated Bonus Target Amount * Individual Performance Factor	$297,426
Company Performance Factor (%)	174%
Pro-rated Short-Term Bonus Payout for period prior to new employment agreement (Pro-rated Bonus Target Amount * Individual Performance Factor * Company Performance Factor) ($)	$517,819

The table below sets forth how the Company calculated Mr. Austin’s annual bonus for the remainder of fiscal year 2024 following the effective date of his new employment agreement with BlueTriton:

Partial Fiscal Year 2024 Short-Term Bonus (following effective date of new employment agreement)
Pro-rated Base Salary for Fiscal Year 2024 ($)	$389,245
Target Bonus Percentage (%)	150%
Pro-rated Bonus Target Amount (Pro-rated Base Salary * Target Bonus Percentage for such portion of fiscal year 2024) ($)	$583,867
Aggregate Individual Performance Rating (Calculated)	4.2
Individual Performance Factor (%)	138%
Pro-rated Bonus Target Amount * Individual Performance Factor	$805,736
Company Performance Factor (%)	174%
Short-Term Bonus Payout following promotion (Bonus Target Amount * Individual Performance Factor * Company Performance Factor) ($)	$1,402,787
Total Short-Term Bonus Payout (for full fiscal year 2024) ($)	$1,920,606

For fiscal year 2024, the relevant competencies and criteria and performance levels for Ms. Kim are set forth below:

BlueTriton Individual Performance Metrics	Achievement Level (out of five)	Actual Payout (as a % of Target)
Individual Goals (70%):	Individual Goals: Meets or exceeds expectations	128%
• Improve Performance with Key Customers and Suppliers
• Build Leader Capabilities
• Fostering Team Contributions
• Partner with Internal Audit
Individual Competencies (30%):	Individual Competencies: Meets or exceeds expectations
• Senior Leader: Acting Strategically
• Senior Leader: Building Talent
• Senior Leader: Leading Change
• Senior Leader: Leading People
	Aggregate Individual Performance Rating: 3.8

The table below sets forth how the Company calculated Ms. Kim’s annual bonus for fiscal year 2024:

Fiscal Year 2024 Short-Term Bonus
Base Salary for Fiscal Year 2024 ($)	$406,745
Target Bonus Percentage (%)	50%
Bonus Target Amount (Base Salary * Target Bonus Percentage) ($)	$203,372
Aggregate Individual Performance Rating (Calculated)	3.8
Individual Performance Factor (%)	128%
Bonus Target Amount * Individual Performance Factor	260,316
Company Performance Factor (%)	174%
Short-Term Bonus (Bonus Target Amount * Individual Performance Factor * Company Performance Factor) ($)	$453,211

Other Cash Bonuses

In connection with the commencement of his employment with Primo Water, Mr. Rietbroek was paid a one-time cash sign-on bonus of $882,500 on January 19, 2024, which partially compensated him for certain foregone cash compensation to which he was eligible at his former employer. In the event Mr. Rietbroek was terminated for “Cause” (as defined in the legacy Amended and Restated Severance and Non-Competition Plan, which is substantially similar to the definition of “Cause” in the Primo Brands Corporation Severance and Non-Competition Plan, further detail in “—Severance Plan” below) or Mr. Rietbroek resigned for any reason prior to January 1, 2025, the 12-month anniversary of the commencement of his employment, Mr. Rietbroek would have been required to pay a pro-rated portion of the sign-on bonus no later than 90 days following the termination of employment.

In connection with their outsized efforts during the pendency of the Transaction, Mr. Hass and Ms. Poe were each paid a one-time cash bonus of $300,000, which was paid on November 22, 2024, and Mr. Austin was paid a one-time cash bonus of $800,000, which was paid on December 6, 2024.

Mr. Austin previously participated in a predecessor retirement plan and, in connection with transition of BlueTriton participants out of such plan on January 1, 2020, he became eligible for an annual “transition” bonus for the five-year period commencing on January 1, 2020. The annual transition bonus is equal to 2.25% of his base salary as of year-end and his annual transition bonus in respect of 2024 to be paid in a lump sum in April 2025 will be $18,000.

Long-Term Incentive Plans

Prior to the Transaction, legacy Primo Water employees, including Messrs. Rietbroek and Hass and Ms. Poe, were eligible to participate in the Legacy Equity Plans. Award sizes to Primo Water employees were generally determined based on benchmarking against the Primo Water peer group (as described above) and the industry in general, among other factors, including, with respect to Mr. Rietbroek in fiscal 2024, the value of awards that he forfeited from his former employer. The Legacy Equity Plans provided the compensation committee and management of Primo Water with the flexibility to design compensatory awards responsive to Primo Water’s needs. Awards under the Legacy Equity Plans generally consisted of stock options and time- and performance-vesting restricted share units.

Prior to the Transaction, certain legacy BlueTriton employees, including Mr. Austin and Ms. Kim, were granted BlueTriton Profits Interests in a parent entity of BlueTriton. Award sizes to BlueTriton employees were generally determined by the compensation committee of the BlueTriton Board, taking into account the relevant experience of the individual, competitive standards of pay, business conditions and performance. The compensation committee of BlueTriton did not engage a compensation consultant to provide executive compensation advisory services, to help evaluate BlueTriton’s compensation philosophy and objectives, to provide guidance in administering BlueTriton’s long-term incentive program for the period prior to the consummation of the Transaction, or to engage in any benchmarking.

The PSUs granted in December 2021 for fiscal year 2022 (the “2022 Annual Grant”) to Mr. Hass and Ms. Poe were to vest based on achievement of average annual return on invested capital (“ROIC”) and aggregate revenues over a three-year period beginning on the first day of Primo Water’s 2022 fiscal year and ending on the last day of Primo Water’s 2024 fiscal year (weighted 75% and 25%), respectively. The PSUs granted in December 2022 to Ms. Poe and in December 2022 and January 2023 to Mr. Hass for fiscal year 2023 (the “2023 Annual Grant”) were to vest based on achievement of average annual ROIC and aggregate revenues over a three-year period beginning on the first day of Primo Water’s 2023 fiscal year and ending on the last day of Primo Water’s 2025 fiscal year (weighted 75% and 25%), respectively. The PSUs granted in December 2023 to Mr. Hass and Ms. Poe and in January 2024 to Mr. Rietbroek (the “2024 Annual Grant”) were to vest based on achievement of average annual ROIC and total shareholder return (“TSR”) relative to the Russell 2000 index over a three-year period beginning on the first day of Primo Water’s 2024 fiscal year and ending on the last day of Primo Water’s 2026 fiscal year (weighted 50% and 50%) respectively.

Primo Water awards outstanding under the Legacy Equity Plans were assumed by the Company, however, in light of the Transaction and in consultation with FW Cook, the compensation committee of Primo Water determined to convert outstanding Primo Water awards that were subject to performance-vesting conditions based on metrics that were appropriate for the legacy Primo Water business to awards that vest solely on continued service, based on the estimated Primo Water performance achieved as of the Transaction, with such converted awards vesting at the end of the original award’s performance period. The chart below sets forth the target and estimated performance targets achieved as of the Transaction for purposes of the conversion of such performance-vesting awards.

PSU Grant	Performance Period	Metrics	Target	Estimated Performance Achieved as of Transaction	% Award Earned	Payouts
2022 Annual Grant	2022 – 2024	ROIC (75%)	9.73%	10.82%	200.0%	191.4%
		Revenue (25%)	$6,808M	$7,120.8M	165.7%

2023 Annual Grant	2023 – 2025	ROIC (75%)	11.43%	12.33%	200.0%	170.4%
		Revenue (25%)	$7,430M	$7,292.7M	81.5%

2024 Annual Grant	2024 – 2026	ROIC (50%)	13.3%	13.8%	174.5%	187.25%
		rTSR (50%)	55th Percentile	55th Percentile	200%

In connection with the Transaction, the compensation committee of Primo Water approved certain modifications to outstanding Primo Water time- and performance-based restricted share units to reflect the conversion into Primo Brands time-based restricted share units granted under the Legacy 2018 Plan. The incremental value (calculated in accordance with ASC Topic 718) associated with these modifications is being reported as compensation to Mr. Rietbroek, Mr. Hass and Ms. Poe, which is reflected in the Summary Compensation Table and the Grants of Plan Based Awards Table.

The BlueTriton Profits Interests awards did not vest in connection with the consummation of the Transaction and remain outstanding and, to the extent unvested, eligible to vest, following the Transaction subject to their terms; however, in connection with the consummation of the Transaction, the general partner of the parent entity of BlueTriton determined to treat outstanding unvested time-vesting BlueTriton Profits Interests as vested in connection with a distribution of profits, which allowed such unvested units to participate currently in such distribution.

As stated in “—Long Term versus Current Paid Compensation” above, in December 2024, each of our named executive officers received an equity award for the 2025 annual grant cycle, consisting of PSUs (66%)

and RSUs (34%). All of the RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon TSR relative to the S&P 400 index over a three-year period beginning on the first day of Primo Brands’ 2025 fiscal year and ending on the last day of Primo Brands’ 2027 fiscal year. The Compensation Committee selected a three-year performance period based upon input received from FW Cook regarding competitive market practice, as well as the Compensation Committee’s belief that a three-year measurement period reinforces the link between incentives and long-term Primo Brands performance. We believe that these equity awards incentivize our named executive officers, align their interests with those of our stockholders and encourage executive retention.

Retirement Benefits

Our named executive officers are eligible to participate in the applicable legacy Primo Water Corporation 401(k) Plan or BlueTriton Brands, Inc. 401(k) Savings Plan. Employees can contribute a percentage of their eligible earnings, subject to annual contribution limits set by the Internal Revenue Service. In 2024, legacy Primo Water executives, including Messrs. Rietbroek and Hass and Ms. Poe, received employer matching contributions of $10,350 to their 401(k) accounts under the Primo Water Corporation 401(k) Plan, while legacy BlueTriton executives, including Mr. Austin and Ms. Kim, both received employer matching contributions of $13,800, respectively, to their 401(k) accounts under the BlueTriton Brands, Inc. 401(k) Savings Plan.

As a former employee of the business prior to the Nestlé Acquisition, Mr. Austin is also entitled to an annual retirement contribution from BlueTriton as replacement for the lost benefit that he would have received under a legacy Nestlé retirement plan. Based on a formula using age and years of service multiplied by his eligible compensation, Mr. Austin is eligible to receive an annual retirement contribution of up to 9% of his base salary and annual bonus, up to the annual compensation maximum set forth by the IRS each year for qualified benefit plans. For fiscal year 2024, Mr. Austin was eligible to receive an annual retirement contribution of $24,150.

Perquisites and Other Personal Benefits

Prior to the Transaction, legacy Primo Water executives, including Messrs. Rietbroek and Hass and Ms. Poe were provided with perquisites and other personal benefits, including an annual executive physical examination, car allowance, and cell phone allowance, while legacy BlueTriton executives, including Mr. Austin and Ms. Kim, were provided with a car allowance. Going forward, we intend to provide our named executive officers with similar limited perquisites and other personal benefits that are not otherwise available to all of our employees, including a car allowance and a cell phone allowance. The Compensation Committee intends to periodically review the levels of perquisites and other personal benefits provided to named executive officers to ensure that they are appropriately limited and effectively facilitate job performance. Perquisites and personal benefits are taken into account as part of the total compensation to executive officers.

Perquisites and other personal benefits for our named executive officers are set forth in the Summary Compensation Table, under the heading “All Other Compensation” and related footnotes on page 39 of this registration statement.

Nonqualified Deferred Compensation Plans

We maintain the legacy BlueTriton Brands Non-Qualified Deferred Compensation Plan (the “BlueTriton NQDC Plan”), in which Ms. Kim is the sole NEO who is a participant, and the Primo Water Deferred Compensation Plan (the “Primo Water NQDC Plan”), in which Ms. Poe is the sole NEO who is a participant. The BlueTriton NQDC Plan is a supplemental benefit plan that allows participants to contribute up to 75% of their annual base salary and up to 100% of their annual bonus to a compensation deferral account. The BlueTriton NQDC Plan offers participants the opportunity to enhance their long-term savings on a tax-deferred basis. Participants are fully vested in their compensation deferral accounts at all times. The BlueTriton NQDC Plan is unfunded and unsecured, with participants considered general creditors of the company. Amounts deferred by Ms. Kim under the BlueTriton NQDC Plan are credited with earnings (or losses) based on notional investment in the State Street Target Retirement 2030 Fund Class K (as elected by Ms. Kim under the terms of the BlueTriton NQDC Plan) until payment in accordance with Ms. Kim’s payment elections and the terms of the BlueTriton NQDC Plan.

Participants in the BlueTriton NQDC Plan can elect to receive distributions upon separation from service, retirement, or as an in-service withdrawal. These distributions can be made in the form of a lump sum or annual installments over a period elected by the participant. For in-service withdrawals, participants must elect a specific date for distribution, which must be at least a specified number of years in the future, as outlined in the BlueTriton NQDC Plan. In the event of a participant’s death or disability, all account balances will be paid in a single lump sum. Additionally, participants may request distributions in the event of an unforeseeable financial emergency, subject to the plan administrator’s approval. Participants may also request distributions in the event of a change in control with all account balances paid on the date of such change in control and in a single lump sum, unless otherwise elected by the participant.

The Primo Water NQDC Plan is a supplemental benefit plan that allows participants to contribute up to 70% of their annual base salary and annual bonus to a compensation deferral account. The Primo Water NQDC Plan offers participants the opportunity to enhance their long-term savings on a tax-deferred basis. Participants are fully vested in their compensation deferral accounts at all times. The Primo Water NQDC Plan is unfunded and unsecured, with participants considered general creditors of the company. Amounts deferred by Ms. Poe under the Primo Water NQDC Plan are credited with earnings (or losses) based on notional investment in the Fidelity Total Market Index Fund Institutional Class until payment in accordance with Ms. Poe’s payment elections and the terms of the Primo Water NQDC Plan.

Participants in the Primo Water NQDC Plan can elect to receive distributions upon separation from service, retirement, or as an in-service withdrawal. These distributions can be made in the form of a lump sum or annual installments over a period elected by the participant. For in-service withdrawals, participants must elect a specific date for distribution, which must be at least a specified number of years in the future, as outlined in the Primo Water NQDC Plan. In the event of a participant’s death, all account balances will be paid in a single lump sum. Additionally, participants may request hardship distributions in the event of an unforeseeable emergency, subject to the plan administrator’s approval. Participants may also request distributions in the event of a change in control if the participant incurs a separation from service within 12 months following the change in control with all account balances paid on the date of such separation from service and in a single lump sum, unless otherwise elected by the participant, subject to any six-month delay requirement imposed by Section 409A of the Code.

Health and Welfare Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Severance and Other Benefits Payable Upon Termination of Employment or Change in Control

In December 2024, we adopted the Primo Brands Corporation Severance and Non-Competition Plan (the “Severance Plan”) in which each of our named executive officers participate. We believe that providing severance benefits in the event of an involuntary termination of employment is appropriate to provide a competitive compensation package and to attract and retain our named executive officers.

For more detail, please see “Potential Payments Upon Termination or Change of Control—Severance Plan” beginning on page 53 of this registration statement.

Treatment of Equity Awards Upon Termination or Change of Control

The Legacy Equity Plans and the Primo Brands Equity Plan contain “double trigger” provisions in connection with a change of control of Primo Water or Primo Brands, as applicable, thus protecting participants in the event of certain qualifying terminations of employment. These terms provide for the acceleration of equity awards in limited circumstances, namely, when the awards (1) are not continued, assumed, or replaced by the surviving or successor entity or (2) are so assumed, but where a named executive officer or employee is involuntarily terminated for reasons other than Cause, or, under the Legacy Equity Plans, terminates his or her employment for Good Reason (as such capitalized terms are defined in the respective Equity Plan, as applicable), within two years after the change of control or, for purposes of the Legacy Equity Plans, within two years after the closing of the Transaction.

Additionally, our Equity Plans provide for other potential benefits, absent a change in control, when a named executive officer or other employee is terminated without Cause, resigns with Good Reason or retires. In the case of a termination without Cause or resignation with Good Reason for awards granted under the Legacy Equity Plans, the Legacy Equity Plans provide for partial vesting for restricted shares and restricted share units based on the length of employment relative to the vesting period and accelerated vesting of options, generally on the employment termination date, while the Primo Brands Equity Plan provides for partial vesting for performance-based awards, restricted shares and restricted share units based on the number of full days employed relative to the performance or vesting period over the number of full days from the beginning of the performance or vesting period to the end of such performance or vesting period. In the case of retirement (defined in the Legacy Equity Plans as having attained age 60 and completed ten continuous years of service with Primo Water or, for purposes of the Primo Brands Equity Plan, Primo Brands and its subsidiaries), the Equity Plans provide for continued vesting of such awards.

A more detailed discussion of potential payments and benefits in connection with a termination or change of control is set forth under “Potential Payments Upon Termination or Change of Control” beginning on page 50 of this registration statement.

Share Ownership Guidelines

The Board has established minimum share ownership guidelines for the Chief Executive Officer, Chief Financial Officer, certain other direct reports to the Chief Executive Officer, and certain other members of senior management. Under these share ownership guidelines, the Chief Executive Officer must own shares of Class A common stock having a minimum aggregate value equal to six times his annual base salary. The Chief Financial Officer must own shares of Class A common stock having a minimum aggregate value equal to two times his annual base salary. Other executive officers must own shares of Class A common stock having a minimum aggregate value equal to one and a half times his or her annual base salary. Unexercised stock options and unvested restricted stock awards or restricted stock units subject to future performance-based vesting do not count toward satisfaction of the threshold. The Compensation Committee or the Board may, from time to time, reevaluate and revise these guidelines to give effect to changes in Primo Brands’ Class A common stock price, capitalization, or changes in the base salary or the title of the above-mentioned persons.

The value of shares owned by each of the above persons necessary to maintain compliance with the guidelines is recalculated on an annual basis on December 31 of each year. Compliance with the requirements is measured on December 31 of each year and reported to the Compensation Committee. Individuals are expected to monitor their own compliance throughout the year. Individuals subject to the guidelines are not required to attain the minimum ownership level by a particular deadline; however, until the guideline amount is achieved, the Chief Executive Officer is required to retain an amount equal to 100% of net shares received as equity compensation, and each other named executive officer is required to retain an amount equal to 75% of the net shares received as equity compensation. Once an individual achieves the applicable ownership guideline, he or she will be considered in compliance, regardless of any changes in base salary (except for promotional increases) or the price of Primo Brands Class A common stock, so long as he or she continues to own at least the number of shares of Primo Brands Class A common stock owned at the time he or she achieved the applicable guideline. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted shares, restricted share units, performance shares, performance share units or the exercise of stock options or stock appreciation rights. Shares purchased on the open market may be sold in compliance with Primo Brands’ policies and applicable securities laws. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such persons. These requirements are designed to ensure that the economic interests of senior management correlate with the value of our Class A common stock and are thus closely aligned with the interests of Primo Brands’ stockholders.

Employee Share Purchase Plan

In connection with the Transaction, we adopted the Primo Brands Corporation Employee Share Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide eligible employees of Primo Brands and our designated subsidiaries (including our named executive officers) with an opportunity to acquire an ownership interest in us through the purchase of shares of our Class A common stock through payroll deductions at a discounted price. Eligible employees may purchase Class A common stock at a price equal to 85% of the lower of the closing price of Class A common stock on the NYSE on the first and last day of the offering period. We believe the ESPP further aligns the interests of our employees and stockholders and aids in the recruitment and retention of employees.

Insider Trading Restrictions and Policy Against Hedging

Our insider trading policy prohibits directors, officers, employees and consultants of Primo Brands and its affiliates, certain of their family members, and entities that such persons control from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades by directors, executive officers and certain other employees and entities are prohibited during certain prescribed blackout periods and are required to be pre-cleared by our General Counsel & Corporate Secretary at least two business days in advance of the proposed transaction, subject to limited exceptions for approved Rule 10b5-1 plans and non-Rule 10b5-1 plans. This policy prohibits directors, officers, employees and consultants of Primo Brands from engaging in “short sales” with respect to our securities, trading in put or call options, or engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to our securities. This policy also prohibits employees and directors, including the named executive officers, from holding Primo Brands securities in a margin account or pledging Primo Brands securities as collateral for a loan.

Policy Regarding Clawback of Incentive Compensation

Our Board has adopted a clawback policy that allows the Board to recoup any excess annual or long-term incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of our financial statements, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws (including any “Big R” or “little r” restatement). The clawback policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and stockholders.

Risk Management Considerations

We believe our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

Tax Considerations

Section 162(m) of the Code denies a publicly-traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to certain executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our company and our named executive officers and is an important part of our responsibilities and benefits our stockholders.

Accounting Considerations

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(4)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)		Total ($)
Robbert Rietbroek Chief Executive Officer	2024	721,154	882,500	(1)	22,813,887			1,328,400	245,043	(7)	25,990,984
David Hass Chief Financial Officer	2024	532,500	300,000	(2)	5,649,507			608,850	26,375	(8)	7,117,232
Robert Austin Chief Operating Officer	2024	720,823	818,000	(3)	1,403,778	1,543,189	(5)	1,920,606	67,492	(9)	6,473,889
Marni Morgan Poe General Counsel & Corporate Secretary	2024	510,962	300,000	(2)	4,837,850			570,105	25,875	(10)	6,244,792
Hih Song Kim Chief Administrative Officer & Assistant Corporate Secretary	2024	406,745	—		1,816,645			453,211	88,592	(11)	2,765,192

Notes:

(1)

Mr. Rietbroek was awarded a $882,500 sign-on bonus, which was awarded, in part to compensate him for a bonus award forfeited with his prior employer. Such bonus was paid on January 19, 2024, and was subject to repayment based on the pro rata portion of days of employment through the one-year anniversary of Mr. Rietbroek’s start date, as described in further detail in “—Other Cash Bonuses” above.

(2)	Amount represents a one-time discretionary cash bonus paid in connection with Mr. Hass and Ms. Poe’s efforts during the pendency of the Transaction.
(3)

Amount represents (a) an annual “transition” bonus of $18,000 in respect of 2024, which will be paid in April 2025, and (b) a one-time cash bonus of $800,000 in connection with the consummation of the Transaction, which was paid on December 6, 2024.

(4)

Amounts reflect the grant date fair value of time-and performance-based restricted share units granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. Since Mr. Rietbroek’s employment with Primo Water commenced on January 1, 2024, after the conclusion of the annual grant cycle with respect to the fiscal 2024 performance year, Mr. Rietbroek’s fiscal 2024 awards were granted upon his employment commencement date, such that both the fiscal 2024 and fiscal 2025 awards were issued during fiscal 2024. If the awards associated with the fiscal 2024 grant cycle were excluded, the aggregate grant date fair value would be $9,578,789. Additionally, amounts reported for Mr. Rietbroek, Mr. Hass and Ms. Poe reflect adjustments to awards granted prior to the Transaction, with such adjustments for modifications as a result of the conversion of outstanding Primo Water time-and performance-based restricted share units awards into Primo Brands time-based restricted share units granted under the Legacy 2018 Plan. Accordingly, the amounts reported for Mr. Rietbroek, Mr. Hass and Ms. Poe include the incremental fair value of the modified awards ($6,231,891, $3,007,085 and $3,021,205 for Mr. Rietbroek, Mr. Hass and Ms. Poe, respectively), computed as of the modification date in accordance with ASC Topic 718.
(5)

Amounts reflect the grant-date fair value of Class B Units in TWP Holdings granted during fiscal year 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by Mr. Austin.

(6)

Amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Primo Water’s annual performance bonus program for Messrs. Rietbroek and Hass and Ms. Poe and BlueTriton’s annual performance bonus program for Mr. Austin and Ms. Kim.

(7)

Amount represents a car allowance ($15,385), relocation expenses ($219,308), and employer matching contributions to Mr. Rietbroek’s 401(k) account under the Primo Water Corporation 401(k) Plan ($10,350).

(8)

Amount represents a car allowance ($13,500), phone allowance ($2,025), employer matching contributions to Mr. Hass’s 401(k) account under the Primo Water Corporation 401(k) Plan ($10,350), and wellness benefit ($500).

(9)

Amount represents a car allowance ($10,833), employer matching contributions to Mr. Austin’s 401(k) account under the BlueTriton Brands, Inc. 401(k) Savings Plan ($13,800), additional retirement contributions to Mr. Austin’s 401(k) account ($24,150), and the discretionary distribution from TWP Holdings to unvested time-vesting BlueTriton Profits Interests ($18,709).

(10)	Amount represents a car allowance ($13,500), phone allowance ($2,025), and employer matching contributions to Ms. Poe’s 401(k) account under the Primo Water Corporation 401(k) Plan ($10,350).
(11)

Amount represents employer matching contributions to Ms. Kim’s 401(k) account under the BlueTriton Brands, Inc. 401(k) Savings Plan ($13,800) and the discretionary distribution from TWP Holdings to unvested time-vesting BlueTriton Profits Interests ($74,792).

Grants of Plan-Based Awards in Fiscal 2024

The following table sets forth information with respect to performance-based restricted share units and time-based restricted share units granted under our Equity Plans during the year ended December 31, 2024 to each of our named executive officers along with a grant of BlueTriton Profits Interests to Mr. Austin in Triton Water Parent Holdings, LP (“TWP Holdings”), a parent entity of BlueTriton. The following table also sets forth the range of possible cash payouts to each of our named executive officers under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(8)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robbert Rietbroek		450,000	900,000	1,800,000
	1/1/2024				52,624	131,561	263,122					2,483,210
	1/1/2024							232,558	(4)			3,499,998
	1/1/2024							67,774				1,019,999
	11/8/2024							246,347	(5)			3,480,851	(9)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options(#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)(8)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	11/8/2024													2,130,231	(9)
	11/8/2024													620,810	(9)
	12/11/2024				63,246	158,116	316,232							6,993,471
	12/11/2024							81,453						2,585,318
David Hass		206,250	412,500	825,000
	11/8/2024							175,309	(6)					2,581,689	(9)
	11/8/2024													425,396	(9)
	12/11/2024				17,447	43,618	87,236							1,929,224
	12/11/2024							22,470						713,198
Robert Austin			1,200,000
	10/3/2024									3,000	(7)	N/A	(7)	1,543,189	(10)
	12/11/2024				9,268	23,172	46,344							1,024,898
	12/11/2024							11,937						378,880
Marni Morgan Poe		193,125	386,250	772,500
	11/8/2024							179,230	(6)					2,649,439	(9)
	11/8/2024													371,766	(9)
	12/11/2024				11,994	29,987	59,974							1,326,325
	12/11/2024							15,448						490,320
Hih Song Kim			205,500
	12/11/2024				11,994	29,987	59,974							1,326,325
	12/11/2024							15,448						490,320

Notes:

(1)

The amounts in these columns show the range of possible cash payouts under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2024. With respect to our named executive officers other than Mr. Austin and Ms. Kim, amounts reported in these columns are calculated solely based on Bonus-Adjusted EBITDA, Bonus-Adjusted operating free cash flow, and Bonus-Adjusted revenue targets. For Mr. Austin and Ms. Kim, amounts reported in these columns are calculated based on BlueTriton business and individual performance metrics. For additional information related to the annual cash incentive awards including performance goals, measures and weighting, see the “—Compensation Discussion and Analysis” section of this registration statement.

(2)

The amounts in these columns represent performance-based restricted share unit awards. With respect to Mr. Rietbroek, the performance-based restricted share unit awards granted on January 1, 2024 would have vested based upon the achievement of average annual return on invested capital and relative TSR over a three-year period beginning on the first day of Primo Brands’ 2024 fiscal year and ending on the last day of Primo Brands’ 2026 fiscal year. The amounts included in the “Target” column reflect the total number of shares that would have been issued at the end of the three-year performance period if 100% of the “target” relative TSR is achieved. The amounts included in the “Maximum” column reflect the total number of shares that would have been issued at the end of the three-year performance period if the ‘outperform’ measure of relative TSR is achieved. The performance-based restricted share unit awards (other than those granted to Mr. Rietbroek on January 1, 2024) vest based upon the achievement of relative TSR over a three-year period beginning on the first day of Primo Brands’ 2025 fiscal year and ending on the last day of Primo Brands’ 2027 fiscal year. The amounts included in the “Target” column reflect the total number of shares that would be issued at the end of the three-year performance period if 100% of the “target” relative TSR is achieved, with the number of units determined using the closing price of Primo Brands common shares on the Closing. The amounts included in the “Maximum” column reflect the total number of shares that would be issued at the end of the three-year performance period if the ‘outperform’ measure of relative TSR is achieved. All such awards were converted into time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date. The awards with a grant date of November 8, 2024 reflect such converted awards and the incremental fair value associated therewith.
(3)

Unless otherwise noted, the amounts in this column represent grants of time-based restricted share units, with the number of units determined using the closing price of Primo Brands common shares on the grant date, except for Mr. Rietbroek’s January 2024 grant, which used the closing price of the applicable underlying shares. Time-based restricted share units granted in 2024 vest in three equal installments on the first, second and third anniversaries of the grant date. All performance-based restricted share units that were converted to time-based restricted share units in connection with the closing of the Transaction vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(4)

This amount represents time-based restricted share units granted on January 1, 2024, pursuant to an inducement award, which vests in two equal installments on the first and second anniversaries of the grant date. As described in “—Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions,” Mr. Rietbroek received this one-time inducement equity award as a replacement award for compensation lost at his former employer.

(5)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on January 1, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date. This award was granted in connection with Primo Water’s annual grant cycle; however, such award was not granted until Mr. Rietbroek’s employment commencement date with Primo Water.

(6)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(7)

The award reported in these columns reflects the Class B units in TWP Holdings granted to Mr. Austin. The Company believes that, despite the fact that the Class B units do not require the payment of an exercise price, they are most similar economically to stock options because the “profits interests” share in future profits and appreciation in value in excess of the associated participation threshold, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K under the 1933 Securities Act as an instrument with an “option-like feature.”

(8)

Unless otherwise noted, the “Grant Date Fair Value of Stock and Option Awards” column shows the full grant date fair values of the performance and time-based restricted share units granted in fiscal 2024. The grant date fair values of the awards are determined under ASC 718 and represent the amounts we would expense in our financial statements over the vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service based vesting conditions. The amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the named executive officers.

(9)

Represents the incremental fair value of Mr. Rietbroek, Mr. Hass and Ms. Poe’s awards due to modifications as a result of the conversion of outstanding Primo Water time- and performance-based restricted share units awards into Primo Brands time-based restricted share units granted under the Legacy 2018 Plan, computed as of the modification date in accordance with ASC Topic 718.

(10)

All amounts shown are calculated in accordance with ASC Topic 718. The following assumptions were used in the calculation of these amounts for the BlueTriton Profits Interests: volatility of 40.17%, risk free rate of 5.13%, and dividend yield of 0.00%.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Named Executive Officer Offer Letters

On December 11, 2024, the Company entered into an offer letter agreement (each, an “Offer Letter”) with each of Robbert Rietbroek, the Company’s Chief Executive Officer; David Hass, the Company’s Chief Financial

Officer; Robert Austin, the Company’s Chief Operating Officer; Marni Morgan Poe, the Company’s General Counsel & Corporate Secretary; and Hih Song Kim, the Company’s Chief Administrative Officer & Assistant Corporate Secretary. Under these Offer Letters, these executives receive annual base salaries, which may be adjusted from time to time. Each of these Offer Letters provide for eligibility to earn bonuses based upon the achievement of agreed-upon criteria established from time to time by the Compensation Committee as well as customary allowances and perquisites.

Each of the named executive officers employed by Primo Brands as of the end of 2024 participates in both short-term and long-term incentive programs provided by us. The level of participation is determined by the Compensation Committee and varies by named executive officer. Each of our named executive officers is bound by restrictive covenants that generally limit their ability to compete with us in any countries in which we conduct business. They have also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of time following termination (regardless of the cause of the termination).

Potential severance payments in the event of termination or change of control of Primo Brands for each named executive officer, as applicable, are described more particularly under the heading “Potential Payments Upon Termination or Change of Control” beginning on page 50 of this registration statement.

Robbert Rietbroek Offer Letter

In December 2024, we entered into an offer letter agreement with Robbert Rietbroek to serve as our Chief Executive Officer. The agreement has an indefinite term and provides for an annual base salary of $750,000, which was increased to $1,100,000 effective as of January 1, 2025, and a car allowance. As a condition of his employment, Mr. Rietbroek is required to relocate to within approximately 100 miles of the Tampa, Florida area on a permanent basis by no later than June 30, 2026. To assist with this relocation, the Company will provide a payment for the shipment of his household goods and reimburse authorized travel expenses between Dallas, Texas, and Tampa, Florida, until the earlier of his permanent relocation or June 30, 2026. Additionally, Mr. Rietbroek is eligible for mortgage assistance through the Company’s Mortgage Payment Differential program if the interest rate for his new residence is at least two percent higher than that of his prior residence. Payments under the Mortgage Payment Differential Program are capped at $50,000 per year for a maximum of two years. The Company will reimburse documented relocation expenses promptly, but no later than December 31 of the year following the year in which the expense is incurred. Should Mr. Rietbroek resign or be terminated for “Cause” as defined in the Severance Plan before the three-year anniversary of the last disbursement of relocation funds, he must reimburse the Company for all relocation-related payments. Failure to relocate by the deadline will also require repayment and constitute Cause for termination.

Mr. Rietbroek is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 120% of his base salary, which was increased to 150% of his base salary effective as of January 1, 2025. Mr. Rietbroek is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 81,453 RSUs and 158,116 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.

The 2024 grants to Mr. Rietbroek under our Primo Brands Equity Plan and the Legacy 2018 Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.

Mr. Rietbroek participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of two years following termination, regardless of the cause of the termination.

David Hass Offer Letter

In December 2024, we entered into an offer letter agreement with David Hass to serve as our Chief Financial Officer. The agreement has an indefinite term and provides for an annual base salary of $550,000, which was increased to $625,000 effective as of January 1, 2025, a car allowance and a cell phone allowance. Mr. Hass is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 75% of his base salary, which was increased to 90% of his base salary effective as of January 1, 2025. Mr. Hass is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 22,470 RSUs and 43,618 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.

The 2024 grants to Mr. Hass under our Primo Brands Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.

Mr. Hass participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.

Robert Austin Offer Letter

In December 2024, we entered into an offer letter agreement with Robert Austin to serve as our Chief Operating Officer. The agreement has an indefinite term and provides for an annual base salary of $800,000, a car allowance and a cell phone allowance. Mr. Austin is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 150% of his base salary. Mr. Austin is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 11,937 RSUs and 23,172 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.

The 2024 grants to Mr. Austin under our Primo Brands Equity Plan and the BlueTriton Profits Interests grant in TWP Holdings are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.

Mr. Austin participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of eighteen months following termination, regardless of the cause of the termination.

Marni Morgan Poe Offer Letter

In December 2024, we entered into an offer letter agreement with Marni Morgan Poe to serve as our General Counsel & Corporate Secretary. The agreement has an indefinite term and provides for an annual base salary of $515,000, which was increased to $585,000 effective as of January 1, 2025, a car allowance and a cell phone allowance. Ms. Poe is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 75% of her base salary, which was increased to 80% of her base salary effective as of January 1, 2025. Ms. Poe is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 15,448 RSUs and 29,987 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.

The 2024 grants to Ms. Poe under our Primo Brands Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.

Ms. Poe participates in the Severance Plan, pursuant to which she is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of her employment, regardless of the cause of the termination. She is also subject to a non-competition covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.

Hih Song Kim Offer Letter

In December 2024, we entered into an offer letter agreement with Hih Song Kim to serve as our Chief Administrative Officer & Assistant Corporate Secretary. The agreement has an indefinite term and provides for an annual base salary of $411,000, which was increased to $585,000 effective as of January 1, 2025, and a cell phone allowance. Ms. Kim is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 50% of her base salary, which was increased to 80% of her base salary effective as of January 1, 2025. Ms. Kim is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 15,448 RSUs and 29,987 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.

The 2024 grants to Ms. Kim under our Primo Brands Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.

Ms. Kim participates in the Severance Plan, pursuant to which she is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of her employment, regardless of the cause of the termination. She is also subject to a non-competition covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table sets forth information with respect to equity awards outstanding at December 31, 2024 for each of our named executive officers.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexcused Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robbert Rietbroek	—		—				—	—				63,246	(2)	1,946,079
									81,453	(3)	2,506,309
									123,174	(4)	3,790,064
									123,173	(4)	3,790,033
									232,558	(5)	7,155,810
									67,774	(6)	2,085,406
David Hass	14,822	(7)	—				9.76	5/4/2030
	7,878	(8)	—				15.84	12/9/2030
												17,447	(2)	536,844
									22,470	(3)	691,402
									50,933	(9)	1,567,208
									50,932	(9)	1,567,178
									18,684	(10)	574,907
									48,224	(11)	1,483,852
									12,578	(12)	387,025
									13,434	(13)	413,364
									1,752	(14)	53,909
Robert Austin	—		—				—	—				9,268	(2)	285,176
									11,937	(3)	367,301
	83.33	(15)	41.67	(15)	125	(15)	N/A	N/A
	25	(16)	25	(16)	50	(16)	N/A	N/A
	33.75	(17)	33.75	(17)	67.5	(17)	N/A	N/A
	—		123.5	(18)	123.5	(18)	N/A	N/A
	—		3,000	(19)	—		N/A	N/A
Marni Morgan Poe	37,064	(20)	—				9.25	2/25/2025
	73,844	(21)	—				11.22	2/19/2026
	57,947	(22)	—				16.99	8/11/2026
	62,013	(23)	—				10.40	12/6/2026
	52,515	(24)	—				17.50	12/7/2027
	65,298	(25)	—				14.68	12/11/2028
	76,979	(26)	—				13.67	12/11/2029
	55,147	(8)	—				15.84	12/9/2030
												11,994	(2)	369,055
									15,448	(3)	475,335
									42,531	(9)	1,308,679
									42,531	(9)	1,308,679
									15,602	(10)	480,074
									47,021	(13)	1,446,836
									6,132	(14)	188,682
Hih Song Kim	—		—				—	—				11,994	(2)	369,055
									15,448	(3)	475,335
	333.33	(27)	166.67	(27)	500	(27)	N/A	N/A

Notes:

(1)	The market value shown has been calculated based on the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77), the last business day of our 2024 fiscal year.
(2)

This amount represents performance-based restricted share units granted on December 11, 2024. The performance-based restricted share unit awards vest based upon the achievement of relative TSR over a three year period beginning on the first day of Primo Brands’ 2025 fiscal year and ending on the last day of Primo Brands’ 2027 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of relative TSR that is achieved during such period.

(3)

This amount represents time-based restricted share units granted on December 11, 2024, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(4)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on January 1, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date. This award was granted in connection with Primo Water’s annual grant cycle; however, such award was not granted until Mr. Rietbroek’s employment commencement date with Primo Water.

(5)

This amount represents time-based restricted share units granted on January 1, 2024, pursuant to an inducement award, which vests in two equal installments on the first and second anniversaries of the grant date. As described in “—Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions,” Mr. Rietbroek received this one-time inducement equity award as a replacement award for compensation lost at his former employer.

(6)

This amount represents time-based restricted share units granted on January 1, 2024, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date. This award was granted in connection with Primo Water’s annual grant cycle; however, such award was not granted until Mr. Rietbroek’s employment commencement date with Primo Water.

(7)	This amount represents stock options granted on May 4, 2020, which are fully vested.
(8)	This amount represents stock options granted on December 9, 2020, which are fully vested.
(9)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on December 8, 2023, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(10)

This amount represents time-based restricted share units granted on December 8, 2023, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(11)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on January 23, 2023, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(12)

This amount represents time-based restricted share units granted on January 23, 2023, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(13)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on December 7, 2022, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(14)

This amount represents time-based restricted share units granted on December 7, 2022, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(15)

Mr. Austin was granted 250 Class B units on August 27, 2021 with a vesting commencement date of April 1, 2021, consisting of 125 Class B units subject to time-based vesting and 125 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on April 1, 2023. An additional 16 2/3% vested on April 1, 2024 and the remaining unvested Class B units subject to time-based vesting will vest in equal installments of 16 2/3% on each of the fourth and fifth anniversaries of April 1, 2021 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Austin’s continued service with the Company through the applicable vesting date.

(16)

Mr. Austin was granted 100 Class B units on October 9, 2022 with a vesting commencement date of October 9, 2022, consisting of 50 Class B units subject to time-based vesting and 50 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on October 9, 2024, and 16 2/3% will vest on each of the third, fourth, and fifth anniversaries of October 9, 2022 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to the Mr. Austin’s continued service with the Company through the applicable vesting date.

(17)

Mr. Austin was granted 135 Class B units on February 7, 2023 with a vesting commencement date of October 31, 2022, consisting of 67.5 Class B units subject to time-based vesting and 67.5 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on October 31, 2024, and 16 2/3% will vest on each of the third, fourth, and fifth anniversaries of October 31, 2022 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to the Mr. Austin’s continued service with the Company through the applicable vesting date.

(18)

Mr. Austin was granted 247 Class B units on June 20, 2023 with a vesting commencement date of May 1, 2023, consisting of 123.5 Class B units subject to time-based vesting and 123.5 Class B units subject to performance-based vesting. 50% of the remaining unvested Class B units subject to time-based vesting for Mr. Austin will vest on the second anniversary of May 1, 2023, and 16 2/3% vest on each of the third, fourth, and fifth anniversaries of May 1, 2023 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to the Mr. Austin’s continued service with the Company through the applicable vesting date.

(19)

Mr. Austin was granted 3,000 Class B units on October 3, 2024 with a vesting commencement date of June 17, 2024, consisting of 3,000 Class B units subject to time-based vesting. 25% of the Class B units will vest on each of the first four anniversaries of June 17, 2024 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates.

(20)	This amount represents stock options granted on February 25, 2015, which are fully vested.
(21)	This amount represents stock options granted on February 19, 2016, which are fully vested.
(22)	This amount represents stock options granted on August 11, 2016, which are fully vested.
(23)	This amount represents stock options granted on December 6, 2016, which are fully vested.
(24)	This amount represents stock options granted on December 7, 2017, which are fully vested.
(25)	This amount represents stock options granted on December 11, 2018, which are fully vested.
(26)	This amount represents stock options granted on December 11, 2019, which are fully vested.
(27)

Ms. Kim was granted 1,000 Class B units on August 27, 2021 with a vesting commencement date of July 19, 2021, consisting of 500 Class B units subject to time-based vesting and 500 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on July 19, 2023. An additional 16 2/3% vested on July 19, 2024 and the remaining unvested Class B units subject to time-based vesting will vest in equal installments of 16 2/3% on each of the fourth and fifth anniversaries of July 19, 2021 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Ms. Kim’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Ms. Kim will vest based achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Ms. Kim’s continued service with the Company through the applicable vesting date.

Option Exercises and Stock Vested in Fiscal 2024

The following table sets forth information with respect to option exercises and stock awards vesting during 2024 for each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robbert Rietbroek	—	—	—	—
David Hass	—	—	30,537	846,655
Robert Austin	—	—	—	—
Marni Morgan Poe	41,504	284,717	66,553	2,068,660
Hih Song Kim	—	—	—	—

Notes:

(1)

Unless otherwise noted, this amount includes (a) time-based restricted share units granted to Primo Water executives under the Legacy 2018 Plan in December 2021, the last installment of which vested on the third anniversary of the grant date, (b) time-based restricted share units granted in December 2022 to Primo Water executives under the Legacy 2018 Plan, one third of which vested on the second anniversary of the grant date, (c) time-based restricted share units granted in January 2023 to Mr. Hass under the Legacy 2018 Plan, one third of which vested on the first anniversary of the grant date, (d) time-based restricted share units granted in December 2023 to Primo Water executives under the Legacy 2018 Plan, one third of which vested on the first anniversary of the grant date, and (e) performance-based restricted share units granted in December 2021, which were converted to time-based restricted share units in connection with the closing of the Transaction vested in December 2024 at the end of the original award’s performance period.

With respect to time-based restricted share units granted in December 2021 and December 2022 to Primo Water executives under the Legacy 2018 Plan, the value realized on vesting has been calculated by utilizing the closing price of Primo Brands’ common shares on the NYSE as of the applicable vesting dates (December 9, 2024 ($31.10) and December 6, 2024 ($30.53) (which was the last trading day prior to the vesting date of the time-based restricted shares units granted in December 2022), respectively). With respect to time-based restricted share units granted in January 2023 to Mr. Hass, the value realized on vesting has been calculated by utilizing the closing price of Primo Water’s common shares on the NYSE as of January 23, 2024 ($14.78). With respect to time-based restricted share units granted in December 2023, the value realized on vesting has been calculated by utilizing the closing price of our common shares on the NYSE as December 9, 2024 ($31.10), which was the first trading day following the vesting date of the time-based restricted shares units granted in December 2023. With respect to performance-based restricted share units granted in December 2021 that were converted to time-based restricted share units in connection with the closing of the Transaction, the value realized on vesting has been calculated by utilizing the closing price of our common shares on the NYSE as of December 28, 2024 ($31.15), which was the end date of the original performance period.

Option Vesting in Fiscal Year 2024 with respect to BlueTriton Profits Interests

79.58 Class B units held by Mr. Austin subject to time-based vesting vested during fiscal 2024, including 20.83 Class B Units on April 1, 2024, 25 Class B Units on October 9, 2024, and 33.75 Class B Units on October 31, 2024. 83.33 Class B units held by Ms. Kim subject to time-based vesting vested on July 19, 2024. We believe that the BlueTriton Profits Interests are properly classified as “options” under the definition provided in Item 401(a)(6)(i) of Regulation S-K under the Securities Act as an instrument with an “option-like feature”. However, since the BlueTriton Profits Interests are profits interests, and not options, the awards are not subject to exercise and do not require the payment of an exercise price. As such, there is no value realized upon “exercise” of BlueTriton Profits Interests.

Nonqualified Deferred Compensation Table

We maintain the BlueTriton NQDC Plan and the Primo Water Deferred Compensation Program for a select group of our highly compensated employees of BlueTriton, in which Ms. Kim is the sole NEO who is a participant of the BlueTriton NQDC Plan and Ms. Poe is the sole NEO who is a participant of the Primo Water NQDC Plan. For a summary of the material elements of the BlueTriton NQDC Plan and Primo Water NQDC Plan, see “—Nonqualified Deferred Compensation Plans” above. The following table contains information regarding the BlueTriton NQDC Plan and Primo Water NQDC Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Marni Morgan Poe	129	0	19,089	0	99,028
Hih Song Kim	67,291	0	8,047	0	117,219

Notes:

(1)	The amount in this column is also included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation Earnings” columns for fiscal 2024.
(2)	This amount is not included in the Summary Compensation Table because earnings were not preferential or above market.

Potential Payments Upon Termination or Change of Control

In this section, we describe payments that may be made to our named executive officers upon several alternate termination event scenarios, or upon the occurrence of a Change of Control, in each case assuming such event occurred on December 31, 2024.

Legacy Equity Plan, Legacy 2018 Equity Plan, and Equity Plan

With respect to Messrs. Rietbroek and Hass and Ms. Poe, in the event of a Change of Control (as defined below for each of the respective Equity Plans) and subject to any limitations imposed by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if applicable to an award, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Change of Control. If (1) such awards are continued, assumed, or replaced by the surviving or successor entity, and within two years after the Change of Control or, for the Legacy Equity Plans, within two years of November 8, 2024, a grantee experiences an involuntary termination of employment for reasons other than Cause, or terminates his or her employment for Good Reason, or (2) such awards are not continued, assumed or replaced by the surviving or successor entity, then all unvested restricted share units will become immediately fully vested and non-forfeitable. Additionally, the Compensation Committee may terminate some or all of such outstanding awards, in whole or in part, as of the effective time of the Change of Control in exchange for payments to the holders as provided in the Equity Plans.

The Primo Brands Equity Plan defines “Change of Control” as (i) the consummation of a consolidation, merger, amalgamation, or other similar corporate reorganization of the Company with or into any other corporation whereby the voting stockholders of the Company immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged, or amalgamated corporation, or any acquisition or similar transaction or series of transactions whereby any “person,” as defined in Sections 13(d) and 14(d) of the Exchange Act (excluding the Company, Triton Water Parent Holdings, LP, or any entity that controls, is controlled by, or is under common control with the Company or Triton Water Parent Holdings, LP, or any employee benefit plan sponsored by the Company or any of its affiliates), becomes the “beneficial owner” of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a sale by the Company of all or substantially all of the Company’s assets, except for sales to Triton Water Parent Holdings, LP or related entities; (iii) the date when individuals who, on the first date the Shares commence trading on the New York Stock Exchange following the Effective Date, constitute the Board (the “Incumbent Directors”) cease to be a majority of the Board, unless their appointment or election was approved by at least two-thirds of the remaining Incumbent Directors or they are Sponsor Nominees as defined in the Stockholders Agreement; and (iv) the liquidation, dissolution, or winding-up of the Company. The definition of “Change of Control” in the Legacy Equity Plans is substantially similar to the definition of “Change of Control” in the Primo Brands Equity Plan, except that references to the Company refer to Primo Water under the Legacy Equity Plans.

The Legacy Equity Plans define “Cause” to mean:

(i) the willful failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to Primo Water’s policies;

(ii) theft, fraud, dishonesty or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business or affairs of Primo Water or a subsidiary, or in the carrying out of the participant’s duties, including, without limitation, any breach by the participant of the representations, warranties and covenants contained in the participant’s employment agreement;

(iii) the participant’s conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft or violence;

(iv) the participant’s breach of a fiduciary duty owed to Primo Water or a subsidiary; or

(v) any other action that constitutes cause for termination of the Grantee’s employment with Primo Water or a subsidiary under any other agreement to which the participant is a party or under applicable law.

The definition of “Good Reason” in the Legacy Equity Plans is substantially similar to the definition of “Good Reason” in the Severance Plan, as described below, except that the Legacy Equity Plans provide that individual employment agreement definitions control, if applicable. The definitions of “Cause” and “Good Reason” in the Primo Brands Equity Plan and corresponding award agreements are substantially similar to the definitions of “Cause” and “Good Reason” in the Severance Plan, as described below. If a Change of Control had occurred on December 31, 2024 and either (1) the surviving or successor entity continued, assumed or replaced awards and within two years after the Change of Control, a named executive officer was involuntarily terminated for reasons other than Cause, or terminated his or her employment for Good Reason, or (2) the surviving or successor entity did not continue, assume or replace awards outstanding as of such date, and the Compensation Committee had not in either case elected to terminate some or all of such outstanding awards in exchange for payments to the holders as provided in the Equity Plans, the unvested awards granted to our named executive officers who were employed by us as of such date would have vested on an accelerated basis as set forth below:

Equity Plans	Accelerated Vesting ($)(1)
Robbert Rietbroek	24,192,851
David Hass	8,080,971
Robert Austin	1,080,304
Marni Morgan Poe	6,130,984
Hih Song Kim	1,398,035

Notes:

(1)

Includes the value, based on the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77), the last business day of our 2024 fiscal year, of common shares issuable pursuant to: (i) time-based restricted share units granted to Primo Water executives in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of December 31, 2024, (ii) time-based restricted share units granted in January 2023 and 2024 to Messrs. Hass and Rietbroek, respectively, under the Legacy 2018 Plan that had not vested as of December 31, 2024, (iii) time-based restricted share units granted in January 2024 to Mr. Rietbroek pursuant to the inducement award, (iv) time-based restricted share units granted in December 2024 under the Primo Brands Equity Plan, (v) performance-based restricted share units granted in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of December 31, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction that will vest at the end of the original award’s performance period, (vi) performance-based restricted share units granted in January 2023 and 2024 to Messrs. Hass and Rietbroek, respectively, under the Legacy 2018 Plan that had not vested as of December 31, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction that will vest at the end of the original award’s performance period, and (vii) performance-based restricted share units granted in December 2024 under the Primo Brands Equity Plan. Because the performance period for the performance-based restricted share units granted to our named executive officers in December 2024 has not yet been completed, the number of common shares issuable pursuant to performance-based restricted share units that such named executive officers would have been entitled to on December 31, 2024 cannot be determined. As a result, this column includes the value of such performance-based restricted share units, assuming achievement of the performance goals at “target” and a share value equal to the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77).

These amounts are included in the applicable “Accelerated Awards” column in the tables under the heading “Payments under the Severance Plan” on page 55 of this registration statement.

In the case of a grantee’s termination without Cause or resignation with Good Reason under the Legacy Equity Plans, all unvested restricted share units will become fully vested in the case of a grantee’s termination without Cause or resignation with Good Reason within two years of the closing of the Transaction. In the case of a grantee’s termination without Cause or resignation with Good Reason under the Primo Brands Equity Plan, the number of restricted share units to be deemed earned by a grantee is equal to the pro rata number of restricted share units that he or she would have earned on the vesting date had he or she been continuously employed through such vesting date, as calculated by reference to the portion of the applicable restriction period or performance period during which the grantee was actually employed.

Assuming the employment of our named executive officers who were employed by us as of December 31, 2024 had been terminated on December 31, 2024 by Primo Brands without Cause or by the named executive officers for Good Reason, they would have been entitled to the following:

Equity Plans	Equity Awards ($)(1)
Robbert Rietbroek	16,869,243
David Hass	6,060,666
Robert Austin	7,024
Marni Morgan Poe	4,742,039
Hih Song Kim	9,090

Notes:

(1)

Includes the value, based on the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77), the last business day of our 2024 fiscal year, of common shares issuable pursuant to: (i) time-based restricted share units granted to Primo Water executives in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of December 31, 2024, (ii) time-based restricted share units granted in January 2023 and 2024 to Messrs. Hass and Rietbroek, respectively, under the Legacy 2018 Plan that had not vested as of December 31, 2024, (iii) time-based restricted share units granted to our named executive officers in December 2024 under the Primo Brands Equity Plan, (iv) performance-based restricted share units granted in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of

December 31, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction that will vest at the end of the original award’s performance period, and
(v) performance-based restricted share units granted in December 2024 under the Primo Brands Equity Plan. Because the performance period for the performance-based restricted share units granted to our named executive officers in December 2024 has not yet been completed, the number of common shares issuable pursuant to performance-based restricted share units that such named executive officers would have been entitled to on December 31, 2024 cannot be determined. As a result, this column includes the value of such performance-based restricted share units, assuming achievement of the performance goals at “target” and a share value equal to the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77).

These amounts are included in the applicable “Equity Awards” column in the tables under the heading “Payments under the Severance Plan” on page 55 of this registration statement.

Triton Water Parent Holdings, LP Class B Units

BlueTriton has historically granted profits interests to BlueTriton’s executives, including Mr. Austin and Ms. Kim, in TWP Holdings. In connection with an “Exit Transaction,” all unvested Class B units granted to Mr. Austin and Ms. Kim would vest, subject to their continued service with the Company through the effective date of the Exit Transaction and Mr. Austin and Ms. Kim would be entitled to the following:

Class B Units in TWP Holdings	Accelerated Vesting ($)(1)
Robert Austin	8,337,622
Hih Song Kim	3,601,133

Notes:

(1)

Amount reflects the assumed accelerated vesting of all unvested Class B units in TWP Holdings granted to Mr. Austin and Ms. Kim based on an assumed value per Class B unit in TWP Holdings as of December 31, 2024 of $5,399 with such amount calculated taking into account the applicable participation threshold.

An “Exit Transaction” includes (i) the direct or indirect sale of 85% or more of the assets of TWP Holdings and its subsidiaries, taken as a whole, to any person who is not an affiliate of TWP Holdings; (ii) the sale, transfer or disposition (whether by merger, consolidation or otherwise) by Triton Water Investor Holdings, LP to any person who is not an affiliate of TWP Holdings of eighty-five percent (85%) or more of the partnership units owned by Triton Water Investor Holdings, LP; or (iii) such other extraordinary transaction or series of transactions that ORCP III DE TopCo GP, LLC determines, in its sole discretion, shall be considered an “Exit Transaction”.

Severance Plan

We established the Severance Plan on December 11, 2024. As of December 31, 2024, each of our named executive officers who were employed by us as of such date participated in the Severance Plan.

The Compensation Committee determines which of our employees are eligible to participate in the Severance Plan. Each participant is assigned to one of three levels, which generally correspond to severance multiples as follows: Level 1 Employees-2 times; Level 2 Employees-1.25 times; Level 3 Employees-1 times. Mr. Rietbroek was a Level 1 employee and Messrs. Hass and Austin and Mses. Poe and Kim are Level 2 employees. Pursuant to the terms of his offer letter, Mr. Austin’s severance multiple is 1.5 times rather than 1.25 times despite being a Level 2 Employee.

The Severance Plan defines “Cause” to mean:

(i) the willful or grossly negligent failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to the policies of the Company or a subsidiary, after written notice by the Company or subsidiary of the failure to do so, and such failure remaining uncorrected following an opportunity for the participant to correct the failure within ten days of the receipt of such notice;

(ii) theft, fraud, dishonesty, or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business, or affairs of the Corporation or a subsidiary, including, without limitation, any breach by the participant of the representations, warranties, and covenants contained in the participant’s employment or service agreement, if applicable, or Section 7 of the Severance Plan;

(iii) the participant’s commission or conviction of, or plea of guilty to, a criminal offense that involves fraud, dishonesty, theft, violence, or other moral turpitude;

(iv) the participant’s breach of a fiduciary duty owed to the Company or a subsidiary; or

(v) the participant’s refusal to follow the lawful, reasonable, and good faith direction of the Board or the participant’s supervisor.

The Severance Plan defines “Good Reason” to include any of the following:

(i) a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii) a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all participants serving in substantially the same capacity as the participant;

(iii) relocation of the participant’s principal place of employment to a location that is more than 50 miles away from the participant’s principal place of employment on the date upon which the participant became a participant, unless such relocation is effected at the request of the participant or with the participant’s approval;

(iv) a material breach by Primo Brands of any provisions of the Severance Plan, or any employment agreement to which the participant and Primo Brands are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Primo Brands to correct such failure within ten days of the receipt of such notice; or

(v) the failure of Primo Brands to obtain the assumption in writing of its obligation to perform the Severance Plan by any successor to all or substantially all of the business or assets of Primo Brands within fifteen days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he or she will receive a cash payment of an amount equal to the participant’s total annual base salary and target bonus multiplied by his or her severance multiple. The terminated participant would also be paid accrued salary and vacation through the date of termination, less applicable withholdings, and a pro-rata payment of the participant’s annual bonus based on actual performance for the year of termination. In addition, the terminated participant would receive accelerated vesting of rights to the extent provided in our equity incentive plans (as described above), would continue to receive benefits under our benefit plans for the number of years equal to the severance multiple where we may do so legally and in accordance with the applicable benefit plans in effect from time to time (up to a maximum of 18 months), and would receive up to $15,000 of outplacement assistance.

Payments to all participants under the Severance Plan subject to excise tax are cut back to an amount that will result in no portion of the payments being subject to the excise tax.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Severance Plan.

Participants in the Severance Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. Participants agree to execute a general release of claims against us in return for payments under the Severance Plan, and the Severance Plan supersedes applicable provisions of each participant’s prior employment agreement.

Payments under the Severance Plan

As of December 31, 2024, each of our named executive officers participated in the Severance Plan. Under the Severance Plan, if their employment is terminated by Primo Brands without Cause or by the executive for Good Reason, the executive would receive a cash payment equal to the sum of his or her annual base salary and target bonus times a severance multiple.

Assuming his or her employment had been terminated on December 31, 2024 by Primo Brands without Cause or by the executive for Good Reason, the applicable named executive officers would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	Accelerated Awards ($)	Total ($)
Robbert Rietbroek	3,300,000	900,000	2,458	20,949,203	25,151,661
David Hass	1,203,125	412,500	36,503	7,615,205	9,267,333
Robert Austin	3,000,000	1,200,000	49,225	604,945	4,854,170
Marni Morgan Poe	1,126,563	386,250	36,503	13,706,006	15,255,322
Hih Song Kim	770,625	205,500	40,301	782,871	1,799,297

Assuming his or her employment had been terminated in connection with a Change of Control on December 31, 2024, the applicable named executive officers would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	Accelerated Awards ($)	Total ($)
Robbert Rietbroek	3,300,000	900,000	2,458	24,192,851	28,395,309
David Hass	1,203,125	412,500	36,503	8,510,000	10,162,128
Robert Austin	3,000,000	1,200,000	49,225	1,080,304	5,329,529
Marni Morgan Poe	1,126,563	386,250	36,503	14,321,170	15,870,486
Hih Song Kim	770,625	205,500	40,301	1,398,035	2,414,461

Termination by Primo Brands for Cause; Resignation by the Executive Officer other than for Good Reason

We are not obligated to make any cash payment or benefit to any of our executive officers if the executive officer’s employment is terminated by us for Cause or if the executive officer resigns for other than Good Reason (each as defined in the Severance Plan), other than the payment of unpaid salary and accrued and unused vacation pay.

Death or Disability

Upon an executive officer’s death or disability, we pay accrued salary and a prorated target bonus to the executive officer or the executive officer’s estate. Under the terms of the Legacy Equity Plans, upon an executive officer’s death, a pro rata portion of any restricted shares, restricted share units and in the case of restricted shares or restricted share units, following the executive officer’s death. Under the terms of the Primo Brands Equity Plan, upon an executive officer’s death or disability (as defined in the Equity Plan), any restricted shares, restricted share units, performance shares or performance units granted to such executive officer under the Primo Brands Equity Plan vest and are paid, in the case of performance shares or units, at “target” level for the applicable performance period, following the executive officer’s death or disability. We provide life insurance, short-term disability, and long-term care benefits to our executive officers. Amounts in respect of such benefits are disclosed in the Summary Compensation Table on page 39 of this registration statement.

Retirement

Pursuant to the terms of the Equity Plans in the event of our named executive officer’s retirement following age 60 and ten continuous years of service, such executive’s outstanding unvested options (if any) will continue to vest on the original vesting date(s) and thereafter will continue to be exercisable until the third anniversary of the date of retirement. In addition, restricted share units and performance units held by a retired grantee will continue to vest according to their original schedule, subject to acceleration provisions and the satisfaction of performance objectives, as applicable; provided that, in the case of any restricted share units and performance units granted under the Primo Brands Equity Plan, if such award was granted within 12 months before a grantee’s retirement, the award will vest partially based on the number of full months between the grant date and the date of grantee’s retirement, divided by the total number of full months from the grant date to the applicable vesting date. None of our named executive officers are retirement eligible based on the criteria set forth above; thus, do not qualify for such treatment.

Director Compensation Table for Fiscal Year 2024

Our director compensation philosophy is to appropriately compensate our non-employee directors for the time, expertise and effort required to serve as a director of a large and complex company, and to align the interests of our directors with those of our stockholders. Directors who are One Rock employees do not receive compensation for serving on the Board.

Prior to the Transaction

Prior to the Transaction, Primo Water’s legacy non-employee director annual compensation for fiscal year 2024 consisted of the following:

Category	Annual Fees
Annual retainer	$100,000
Annual fee for the non-executive chair of the Primo Water board of directors	$150,000
Annual fee for chairing the:
Legacy Audit Committee	$20,000
Legacy Compensation Committee	$15,000
Legacy ESG and Nominating Committee	$10,000
Fee for serving on the legacy Special Committee	$30,000
Annual fee for the lead independent director	$30,000
Annual long-term equity incentive fee (in the form of a stock award)	$135,000

Prior to the Transaction, BlueTriton’s legacy non-employee director annual compensation for fiscal year 2024 consisted of the following:

C. Dean Metropoulos

C. Dean Metropoulos served as the chairman of the BlueTriton Board and provided certain advisory and management services to BlueTriton through Fairmont Holdings, LLC (“Fairmont”), his management consulting company, as a consultant for which such affiliate received an annual management fee equal to $5,000,000, subject to his continuous service through the date of payment. In addition, Mr. Metropoulos’ affiliated company was also entitled to (i) a marketing and support services fee of $2,000,000 per year, payable in monthly installments, for all marketing, product development, office support and similar services provided to BlueTriton, (ii) an amount equal to $1,500,000 per year for costs and expenses related to travel, including air travel by private aircraft, in connection with the provision of his services to BlueTriton, and (iii) a car allowance of $3,500 per month. Mr. Metropoulos did not receive a separate fee for his service as chairman of the BlueTriton Board. The agreement pursuant to which Mr. Metropoulos and Fairmont received the fees and benefits described above with respect to fiscal year 2024 terminated upon closing of the Transaction.

In consideration for the provision of advice and strategic planning to the Company in connection with the Transaction, Fairmont, an affiliate of Mr. Metropoulos, received approximately $2,320,303 as a lump sum cash payment on November 5, 2024. Such compensation was paid to Fairmont for non-director services.

Kurt Barker

For fiscal year 2024, Mr. Barker did not receive a separate fee for his service as a member of the BlueTriton Board.

Michael Cramer

As a member of the BlueTriton Board, Mr. Cramer received a director fee of $50,000 per quarter, payable in arrears and prorated for any partial quarter, along with reimbursement of all reasonable and documented out of pocket travel expenses incurred in the performance of his duties as a director.

Following the Transaction

In connection with the Transaction, we adopted the Primo Brands Corporation Non-Employee Director Compensation Policy pursuant to which our non-employee directors may receive cash retainers or fees, and equity grants in connection with their performance of services. Each non-employee director may elect to receive shares of Class A common stock in lieu of cash compensation to which they would otherwise be entitled.

The following table contains information concerning the compensation of Primo Brands’ non-employee directors in fiscal year 2024. Such information relates to amounts paid by Primo Water or BlueTriton prior to the Transaction and the Company following the Transaction (including compensation paid to Mr. Metropoulos for non-director services):

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
C. Dean Metropoulos	10,503,112	83,425	10,586,537
Kurtis Barker	16,143	83,425	99,568
Britta Bomhard	136,331	154,068	290,399
Susan E. Cates	152,935	154,068	307,003
Michael Cramer	344,976	83,425	428,401
Eric J. Foss	141,740	154,068	295,808
Jerry Fowden	237,160	154,068	391,228
Billy D. Prim	132,201	154,068	286,269
Steven P. Stanbrook	111,740	154,068	265,808

The table below shows the aggregate numbers of equity incentive plan awards held as of December 31, 2024 by each non-employee director who was serving as of December 31, 2024.

Name	Option Awards Outstanding at Fiscal Year End
C. Dean Metropoulos	90,000	(1)
Kurtis Barker	1,374	(2)
Michael Cramer	300	(3)

Notes:

(1)

Represents the aggregate number of Class B units in TWP Holdings that are held indirectly by Mr. Metropoulos. 83 1/3% of the Class B units are time-vesting units and 16 2/3% are performance-vesting units. The time-vesting units are fully vested as of December 31, 2023. The performance-vesting units vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Metropoulos’s continued service with the Company through the applicable vesting date.

(2)

Represents the aggregate number of Class B units in TWP Holdings that are held by Mr. Barker. Mr. Barker received three separate grants of Class B units in TWP Holdings, two with a vesting commencement date of February 22, 2022, and one with a vesting commencement date of April 21, 2023. Of the 350 time-vesting Class B units in TWP Holdings with a vesting commencement date of February 22, 2022, 50% of such Class B units vested on the second anniversary of February 22, 2022 and 16 2/3% of such Class B units will vest on each of the third, fourth, and fifth anniversaries of February 22, 2022 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Barker’s continued service with the Company through the applicable vesting dates. 337 Class B units in TWP Holdings with a vesting commencement date of April 21, 2023 vest in four equal annual installments (the first of which occurred on April 21, 2024) with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Barker’s continued service with the Company through the applicable vesting dates. The remaining Class B units held by Mr. Barker are subject to performance-vesting and will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Barker’s continued service with the Company through the applicable vesting date.

(3)

Represents the aggregate number of Class B units in TWP Holdings that are held by Mr. Cramer. Mr. Cramer received two separate grants of Class B units in TWP Holdings on March 31, 2021 and October 31, 2023, with vesting commencement dates of March 31, 2021 and October 31, 2023, respectively. Of the 75 time-vesting Class B units in TWP Holdings granted to Mr. Cramer on November 10, 2021, with a vesting commencement date of March 31, 2021, 50% of such Class B units vested on March 31, 2023, 16 2/3% of such Class B units vested on March 31, 2024 and 16 2/3% of such Class B units will vest on each of the fourth and fifth anniversaries of March 31, 2021 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Cramer’s continued service with the Company through the applicable vesting dates. The remaining 75 Class B units granted to Mr. Cramer on November 10, 2021 are subject to performance-vesting and will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Cramer’s continued service with the Company through the applicable vesting date. All of the 150 Class B units granted to Mr. Cramer on October 31, 2023 are subject solely to time-basted vesting of which 50% of such Class B units vest on the second anniversary of October 31, 2023 and 16 2/3% will vest on each of the third, fourth, and fifth anniversaries of October 31, 2023 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Cramer’s continued service with the Company through the applicable vesting dates.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

It is the Compensation Committee’s practice to approve ordinary course annual equity grants at its regularly-scheduled meeting held in December of each year. At this meeting, the Compensation Committee will approve each named executive officer’s annual equity award. At this time, we do not currently anticipate granting stock options to any of our named executive officers. The Company does not schedule its equity grants in anticipation of the release of material, non-public information, nor does the Company time the release of MNPI based on equity grant dates.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Class A common stock registered for resale pursuant to this prospectus, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Class A common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Class A common stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our voting shares as of February 12, 2025 by:

•	each person who is known to be the beneficial owner of more than 5% of our voting shares;

•	each of our named executive officers and directors; and

•	all executive officers and directors as a group.

The amounts and percentages of Class A common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The beneficial ownership of our voting securities is based on 380,115,732 shares of our Class A common stock and no shares of our Class B common stock, each issued and outstanding as of February 12, 2025.

Unless otherwise indicated, the address for each beneficial owner listed below is: (i) 1150 Assembly Drive, Suite 800, Tampa, Florida 33607 or (ii) 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902.

	Class A Shares
Name and Address of Beneficial Owner	Number	Percentage
5% Stockholders
Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP(1)	218,618,368	57.5%
FMR LLC(2)	21,222,593	5.6%
BlackRock, Inc.(3)	16,115,097	5.1%
Directors and Executive Officers
Robbert Rietbroek(4)	—	—%
David Hass(4)	166,579	*
Jason Ausher(5)	111,181	*
Robert Austin(4)	—	—%
Marni Morgan Poe(6)	836,875	*
Hih Song Kim(4)	—	—%
C. Dean Metropoulos	3,445	—%
Britta Bomhard	57,302	*
Susan E. Cates	67,156	*
Eric J. Foss	19,232	*
Jerry Fowden	1,286,759	*
Billy D. Prim(7)	1,079,056	*
Steven P. Stanbrook	104,522	*
Kurtis Barker	3,445	*
Michael Cramer	3,445	*
Tony W. Lee(8)	218,618,368	57.5%
Kimberly Reed	—	—%

Class A Shares
Name and Address of Beneficial Owner	Number	Percentage
Joseph Rosenberg	—	—%
Allison Spector	—	—%
All directors and executive officers as a group (19 individuals)	222,357,365	58.4%

Notes:

*	Represents voting power of less than one percent.
(1)

Represents (i) 160,618,368 shares of our Class A common stock held by the Initial ORCP Stockholder, Triton Water Parent Holdings, LP, and (ii) 58,000,000 shares of Class A common stock held by Triton Water Equity Holdings, LP. ORCP III DE TopCo GP, LLC is the general partner of Triton Water Parent Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP III DE TopCo GP, LLC and have or share voting and investment discretion with respect to the securities held of record by the Triton Water Parent Holdings, LP. Triton Water Parent Holdings, LP is the managing member of Triton Water Equity Holdings GP, LLC, which is the general partner of Triton Water Equity Holdings, LP. Accordingly, each of the persons and entities named in this footnote may be deemed to share beneficial ownership of the securities held of record by Triton Water Equity Holdings, LP. ORCP III DE TopCo GP, LLC, Triton Water Parent Holdings, LP, R. Scott Spielvogel and Tony W. Lee may also be deemed to share beneficial ownership of the securities held of record by Triton Water Parent Holdings, LP. The principal business address of each of the entities and persons identified in this footnote is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.

(2)

Based on information reported in a Schedule 13G filed by FMR LLC on February 12, 2025. As reported in such filing, FMR LLC was the beneficial owner of 21,222,593 shares of Class A common stock, with sole voting power with respect to 21,218,457 shares of Class A common stock and sole dispositive power with respect to 21,222,593 shares of Class A common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210, United States.

(3)

Based on information reported in a Schedule 13G/A filed by BlackRock, Inc. on January 24, 2024 with the SEC. As reported in such filing, BlackRock, Inc. was the beneficial owner of 16,115,097 Primo Shares, with sole voting power with respect to 14,865,876 Primo Shares and sole dispositive power with respect to 16,115,097 Primo Shares. In connection with the consummation of the Transaction, the Primo Shares held by BlackRock, Inc. were exchanged on a 1:1 basis for shares of Class A common stock. The address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001, United States.

(4)	Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of the date of this prospectus.
(5)

Includes 48,577 shares of our Class A common stock underlying Primo Brands Replacement Options exercisable within 60 days of the date of this prospectus. Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of the date of this prospectus.

(6)

Includes 480,807 shares of our Class A common stock underlying Primo Brands Replacement Options exercisable within 60 days of this prospectus. Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of date of this prospectus.

(7)

Includes: (i) 1,072,702 shares of Class A common stock held by the Billy D. Prim Revocable Trust (as to which he has shared voting and investment power); (ii) 3,177 shares of Class A common stock held by the 2010 Irrevocable Trust fbo Jager Grayln Dean Bellissimo (as to which he has shared voting and investment power); and (iii) 3,177 shares of Class A common stock held by the 2010 Irrevocable Trust fbo Joseph Alexander Bellissimo (as to which he has shared voting and investment power).

(8)	Represents shares held by the Initial ORCP Stockholder and Triton Water Equity Holdings, LP as discussed further in footnote (2) above.

SELLING STOCKHOLDERS

This prospectus relates to the sale from time to time of the Resale Shares. The selling stockholders may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling stockholders’ interest in the Class A common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, and the aggregate number of shares of Class A common stock that the selling stockholders may offer pursuant to this prospectus.

	Before the Offering		After the Offering
Name and Address of Selling Stockholder	Number of Shares of Class A Common Stock	Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class A Common Stock
Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP(1)	218,618,368	218,618,368	—

(1)

Represents (i) 160,618,368 shares of our Class A common stock held by the Initial ORCP Stockholder, Triton Water Parent Holdings, LP, and (ii) 58,000,000 shares of Class A common stock held by Triton Water Equity Holdings, LP. ORCP III DE TopCo GP, LLC is the general partner of Triton Water Parent Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP III DE TopCo GP, LLC and have or share voting and investment discretion with respect to the securities held of record by the Triton Water Parent Holdings, LP. Triton Water Parent Holdings, LP is the managing member of Triton Water Equity Holdings GP, LLC, which is the general partner of Triton Water Equity Holdings, LP. Accordingly, each of the persons and entities named in this footnote may be deemed to share beneficial ownership of the securities held of record by Triton Water Equity Holdings, LP. ORCP III DE TopCo GP, LLC, Triton Water Parent Holdings, LP, R. Scott Spielvogel and Tony W. Lee may also be deemed to share beneficial ownership of the securities held of record by Triton Water Parent Holdings, LP. The principal business address of each of the entities and persons identified in this footnote is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. To the extent our Nominating and Governance Committee is comprised entirely of independent directors, it is responsible for periodically reviewing and approving “related person transactions” as defined by Item 404 of Regulation S-K under the Exchange Act and approving or recommending any changes to such policies and procedures. If the Nominating and Governance Committee is not comprised entirely of independent directors, another independent committee of the board of directors or the independent members of the board of the directors as a whole has authority to review and approve related person transactions.

A “Related Person Transaction” is an existing or proposed transaction, arrangement, or relationship (or any series of similar existing or proposed transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries) was, is, or will be a participant, the amount involved exceeds $120,000, and in which any Related Person (as defined below) had, has, or will have a direct or indirect material interest. A “Related Person” is:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the same household of such director, executive officer, nominee or more than 5% beneficial owner.

The following is a description of transactions to which we were a party since January 1, 2022 in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member or a person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest. Other than with respect to the Margin Loan (as defined below), all of the transactions described in this section occurred prior to the adoption of the related person transaction policy. The matters described below related to the Margin Loan were approved in accordance with our related person transaction policy.

In consideration for the provision of advice and strategic planning to the Company in connection with the Transaction, Fairmont, an affiliate of Mr. Metropoulos, received approximately $2,320,303 as a lump sum cash payment on November 5, 2024. Such compensation was paid to Fairmont for non-director services.

For the years ended December 31, 2024 and 2023, we recorded expenses associated with management fees and associated costs pursuant to management agreements with Advisors, as well as transaction fees, of $53.6 million and $17.8 million, respectively, which were included in Selling, general and administrative expenses in our consolidated financial statements incorporated by reference herein.

As of December 31, 2024 and 2023, we recorded an associated prepaid expense of nil and $3.4 million, respectively, which is included in Prepaid expenses and other current assets in our consolidated financial statements incorporated by reference herein. Additionally, we recorded an associated accrual of $0.2 million and nil as of December 31, 2024 and 2023, respectively.

For the years ended December 31, 2024 and 2023, we purchased $30.9 million and $4.7 million, respectively, of raw materials used in the production process from Alltrista Plastics LLC, a subsidiary of Jadex Inc., a One Rock portfolio company, which were recorded as a component of cost of sales in our consolidated financial statements incorporated by reference herein. Additionally, we recorded an associated payable of $0.2 million and $1.5 million, respectively, related to the unpaid portion of these purchases.

Stockholders Agreement

On November 7, 2024, the Company and the Initial ORCP Stockholder entered into the Stockholders Agreement setting forth certain governance and other rights of the Initial ORCP Stockholder and certain of its permitted transferees. In the Stockholders Agreement, the Initial ORCP Stockholder agreed, subject to certain exceptions set forth therein, to provide customary assistance in respect of any required regulatory filings.

Pursuant to the Stockholders Agreement, the ORCP Stockholders may request that we conduct a registered offering of their Class A common stock, subject to certain conditions. The ORCP Stockholders and any other Sponsor Stockholder that beneficially owns 5% of the outstanding shares of Class A common stock may exercise piggyback rights to participate in any registered offering of Class A common stock conducted at their request or at the initiative of the Company. Pursuant to the Stockholders Agreement, we agreed to file a shelf registration statement as promptly as practicable to register the resale by the Sponsor Stockholders of their respective shares of Class A common stock from time to time. The ORCP Stockholders have the right to request a takedown offering of shares off of an effective shelf registration statement, and the ORCP Stockholders and any other Sponsor Stockholders that beneficially own greater than 5% of the outstanding shares of Class A common stock will have piggyback registration rights with respect to such a takedown.

Sponsor Stockholders who are not ORCP Stockholders (collectively, “Other Sponsor Stockholders”) and who own at least 10% of the outstanding shares of Class A common stock may request a registered takedown if the shares of Class A common stock to be sold by such Other Sponsor Stockholder have an aggregate market value of at least $50 million. Such a request will require the consent of the ORCP Stockholders during the first 18 months after the consummation of the Transaction, and in the case of an Other Sponsor Stockholder beneficially owning 20% or more of the outstanding shares of Class A common stock, will be limited to two demand registrations, or, in the case of an Other Sponsor Stockholder beneficially owning between 10% and 20% of the outstanding shares of Class A common stock, will be limited to one demand registration.

For a description of certain other material terms of the Stockholders Agreement, see “Description of Capital Stock.”

Certain provisions of the Stockholders Agreement terminate upon the first to occur of: (i) the time at which a particular Sponsor Stockholder, as such term is defined in the Stockholders Agreement, ceases to beneficially own any shares of Class A common stock, (ii) as to a particular Sponsor Stockholder, receipt of written notice of termination by such Sponsor Stockholder to the Company and the Initial ORCP Stockholder, or (iii) receipt of written notice of termination for all Sponsor Stockholders by the Initial ORCP Stockholder holding a majority of the outstanding shares of Class A common stock held by all Sponsor Stockholders at such time.

Liquidity and Transfer Restrictions

During the period commencing at the Effective Time and ending on February 8, 2025 (the three-month anniversary of the Effective Time), the Sponsor Stockholders were subject to a lockup that restricted transfers of Class A common stock, other than to certain Permitted Transferees, or in certain types of transactions in which the transferee agreed to be bound by the lockup. The ORCP Stockholders requested, and on November 15, 2024, the Company, acting with the approval of an independent ad hoc committee of the board of directors, granted, a limited waiver of such lock-up provisions to facilitate the ORCP Stockholders taking a margin loan from institutional lenders (the “Margin Loan”), secured by a pledge of 58,000,000 shares of Class A common stock owned by the ORCP Stockholders.

Margin Loan

In connection with the Margin Loan, the Company entered into customary issuer agreements with Triton Water Equity Holdings, LP, Triton Water Equity Holdings GP, LLC, and the other parties thereto whereby we made certain representations to the parties in relation to the pledge of 58,000,000 shares of Class A common stock as collateral for entering into the Margin Loan (the “pledged shares”). In connection with the foregoing, the Company waived the transfer restrictions under the Stockholders Agreement described in the preceding paragraph with respect to the pledged shares.

Indemnification Arrangements

Pursuant to our bylaws and upon consummation of the Transaction, we entered into indemnification agreements with each of our Executive Officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

This summary is qualified in its entirety by reference to the full text of the form of indemnification agreement (“Indemnification Agreement”).

Employment Arrangements

We entered into employment and other compensation agreements with certain of our named executive officers in connection with the Transaction. See “Executive Compensation.”

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following is a description of our New Notes and New Senior Secured Credit Facilities. The following summaries of certain provisions of the New Notes Indentures and the Amended Credit Agreement do not purport to be complete and may not contain all of the information that is important to you, and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements. For more information, see “About this Prospectus—The Refinancing Transactions.”

New Secured Notes

The New Secured Euro Notes and the New Secured Dollar Notes were issued pursuant to an indenture, dated as of February 12, 2025 (the “New Secured Notes Indenture”), by and among the Issuers, the guarantors party thereto, Wilmington Trust, National Association, as trustee and notes collateral agent, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Trust Company Americas, as Euro registrar.

The New Secured Euro Notes bear interest at a rate of 3.875% per annum, which shall be payable semi-annually on April 30 and October 31 of each year, commencing on April 30, 2025. The New Secured Euro Notes will mature on October 31, 2028. The New Secured Dollar Notes bear interest at a rate of 4.375% per annum, which shall be payable semi-annually on April 30 and October 31 of each year, commencing on April 30, 2025. The New Secured Dollar Notes will mature on April 30, 2029.

Upon not less than 10 nor more than 60 days’ notice, the Issuers may redeem the New Secured Notes, at their option, in whole at any time or in part from time to time, subject to the payment of a redemption price, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The redemption price includes a call premium that varies from 0.969% to 0%, in the case of the New Secured Euro Notes, or from 2.188% to 0%, in the case of the New Secured Dollar Notes, in each case, depending on the year of redemption.

In connection with any tender offer, other offer to purchase, or exchange offer for the New Secured Notes, including pursuant to a change of control, alternate offer, or asset sale offer, each as defined in the New Secured Notes Indenture, if not less than 90.0% of the New Secured Notes of the applicable series outstanding are purchased or exchanged by the Issuers or a third party, the Issuers or such third party will have the right to redeem, purchase, or exchange, as applicable, all New Secured Notes of such series that remain outstanding following such purchase or exchange, as applicable, (i) in the case of a tender offer or other offer to purchase, at the price paid to holders of New Secured Notes of the applicable series in such purchase (excluding any early tender premium, to the extent paid in connection with a tender offer, or accrued and unpaid interest paid to such other holders) or (ii) in the case of an exchange offer, for the same consideration provided in such exchange offer, in each case, plus, to the extent not otherwise included in the consideration paid, accrued and unpaid interest, if any, to, but excluding, the date of redemption, purchase, or exchange. The holders of the New Secured Notes will also have the right to require the Issuers to repurchase their New Secured Notes upon the occurrence of a change in control at an offer price equal to 101.0% of the principal amount of the New Secured Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The New Secured Notes will be guaranteed by the Company and substantially all of the Company’s material, wholly-owned domestic subsidiaries, subject to certain customary exceptions (together with the Company, the “Guarantors”). The New Secured Notes and related guarantees are the Issuers’ and Guarantors’ senior secured obligations. In addition, the New Secured Notes will be secured on a first lien basis by substantially all of the assets of each of the Issuers and such Guarantors, subject to certain customary exceptions, which liens shall be pari passu with the liens securing the Amended Credit Agreement (as defined below).

The New Secured Indenture contains covenants that limit the Company’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock, or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets;

(v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries. Many of the covenants contained in the New Secured Indenture will not be applicable, and the guarantees of the New Secured Notes will be released, during any period when the New Secured Notes have an investment grade rating.

New Unsecured Notes

The New Unsecured Notes were issued pursuant to an indenture, dated as of February 12, 2025 (the “New Unsecured Notes Indenture” and, together with the New Secured Notes Indenture, the “New Notes Indentures”), by and among the Issuers, the guarantors party thereto, and Wilmington Trust, National Association, as trustee.

The New Unsecured Notes bear interest at a rate of 6.250% per annum, which shall be payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2025. The New Unsecured Notes will mature on April 1, 2029.

Upon not less than 10 nor more than 60 days’ notice, the Issuers may redeem the New Unsecured Notes, at their option, in whole at any time or in part from time to time, subject to the payment of a redemption price, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The redemption price includes a call premium that varies from 3.125% to 0%, depending on the year of redemption.

In connection with any tender offer, other offer to purchase, or exchange offer for the New Unsecured Notes, including pursuant to a change of control, alternate offer, or asset sale offer, each as defined in the New Unsecured Notes Indenture, if not less than 90.0% of the New Unsecured Notes outstanding are purchased or exchanged by the Issuers or a third party, the Issuers or such third party will have the right to redeem, purchase, or exchange, as applicable, all New Unsecured Notes that remain outstanding following such purchase or exchange, as applicable, (i) in the case of a tender offer or other offer to purchase, at the price paid to holders of New Unsecured Notes in such purchase (excluding any early tender premium, to the extent paid in connection with a tender offer, or accrued and unpaid interest paid to such other holders) or (ii) in the case of an exchange offer, for the same consideration provided in such exchange offer, in each case, plus, to the extent not otherwise included in the consideration paid, accrued and unpaid interest, if any, to, but excluding, the date of redemption, purchase, or exchange. The holders of the New Unsecured Notes will also have the right to require the Issuers to repurchase their New Unsecured Notes upon the occurrence of a change in control at an offer price equal to 101.0% of the principal amount of the New Unsecured Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The New Unsecured Notes will be guaranteed by the Guarantors. The New Unsecured Notes and related guarantees are the Issuers’ and Guarantors’ senior unsecured obligations.

The New Unsecured Indenture contains covenants that limit the Company’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock, or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries. Many of the covenants contained in the New Secured Indenture will not be applicable, and the guarantees of the New Unsecured Notes will be released, during any period when the New Unsecured Notes have an investment grade rating.

The Amended Credit Agreement

Substantially concurrently with the issuance of the New Notes on the Early Settlement Date, the Company entered into the Fourth Amendment, which amended the credit agreement governing the BlueTriton Term Loan

Facility, by and among Triton Water Holdings, as borrower, Intermediate Holdings, the other entities identified as borrowers, the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative and collateral agent, and the other lenders party thereto. The Fourth Amendment amended the BlueTriton Term Loan Credit Agreement to, among other things, (x) reprice the existing BlueTriton Term Loan Facility, and to make related changes to effect such repricing, and (y) provide for the New Revolving Credit Facility.

Term Loan Facility

The Term Loan Facility consists of term loans denominated in U.S. dollars. Immediately following the Credit Facilities Transactions, the Company had $3,098.0 million of outstanding borrowings under the Term Loan Facility, which will mature in March 2028. Borrowings under the Term Loan Facility will amortize in equal quarterly installments in an amount equal to 1.00% per annum of the principal amount.

The interest rate margin applicable to borrowings under the Term Loan Facility will be, at the Company’s option, either (1) the base rate (which is the highest of (x) the overnight federal funds rate, plus 0.50%, (y) the prime rate on such day, and (z) the one-month SOFR published on such date, plus 1.00%), plus an applicable margin, or (2) one-, three- or six-month SOFR or, if available from all lenders, 12-month SOFR, or any shorter period less than one month (as may be consented to by each applicable lender thereunder), plus an applicable margin. The applicable margin for SOFR loans under the Term Loan Facility will be 2.25%. The Term Loan Facility is subject to a SOFR floor of 0.50%.

The Company may voluntarily prepay loans or reduce commitments under the Term Loan Facility, in whole or in part, subject to minimum amounts, with prior notice, but without premium or penalty (other than a 1.00% premium on any prepayment in connection with a repricing transaction prior to the date that is six months after the Early Settlement Date. The Company is required to prepay the Term Loan Facility with 100% of the net cash proceeds of certain asset sales (such percentage subject to reduction based on the achievement of specific leverage ratios), 100% of the net cash proceeds of certain debt issuances, and 50% of excess cash flow (such percentage subject to reduction based on the achievement of specific leverage ratios), in each case, subject to certain reinvestment rights and other exceptions.

The obligations under the Term Loan Facility are guaranteed by the Guarantors. The Term Loan Facility is secured by a first-priority lien on substantially all of the Issuers’ and the Guarantors’ current and fixed assets (subject to certain exceptions), subject to certain permitted liens.

The Term Loan Facility contains customary negative covenants generally consistent with those applicable to the New Notes, including, but not limited to, restrictions on the ability of the Company and its restricted subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, pay dividends or make other restricted payments, optionally prepay or modify terms of certain junior indebtedness, sell or otherwise transfer certain assets, or enter into transactions with affiliates (in each case subject to permitted exceptions).

New Revolving Credit Facility

The New Revolving Credit Facility provides for revolving loans, swing line loans, and letters of credit in an aggregate amount of up to $750.0 million and will mature in February 2030 (subject to a springing maturity based on conditions set forth in the Amended Credit Agreement).

The interest rate margin applicable to borrowings under the New Revolving Credit Facility will be, at the Company’s option, either (1) the base rate (which is the highest of (x) the overnight federal funds rate, plus 0.50%, (y) the prime rate on such day, and (z) the one-month SOFR published on such date, plus 1.00%), plus an applicable margin or (2) one-, three- or six-month SOFR or, if available from all lenders, 12-month SOFR or any period less than one month (as may be consented to by each applicable lender thereunder), plus an applicable margin. The applicable margin for SOFR loans under the New Revolving Credit Facility ranges from SOFR plus 2.25% to 1.50%, based on the achievement of certain first lien net leverage ratios. The New Revolving Credit Facility is subject to a SOFR floor of 0.00%.

The Company is required to make prepayments under the New Revolving Credit Facility at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under the New Revolving Credit Facility exceeds the aggregate amount of commitments in respect of the New Revolving Credit Facility.

The New Revolving Credit Facility contains customary covenants, including, but not limited to, restrictions on the ability of the Company and its subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances, or investments, pay dividends or make other restricted payments, sell or otherwise transfer assets, optionally prepay or modify terms of certain junior indebtedness, enter into transactions with affiliates, or change our line of business (in each case subject to permitted exceptions).

The New Revolving Credit Facility requires the maintenance of (i) a first lien net leverage ratio of less than or equal to 5.00 to 1.00, with no step-downs, and a 0.50 to 1.00 step-up for any four fiscal quarter period in which a material acquisition is consummated, and (ii) a minimum interest coverage ratio of 2.00 to 1.00 at the end of each fiscal quarter.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock as well as certain provisions of our amended and restated certificate of incorporation, amended and restated bylaws, and Stockholders Agreement as well as the DGCL. Because the following is only a summary, it does not contain all of the information that may be important to you, is not intended to be complete, and is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws, and Stockholders Agreement, each of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

The total amount of our authorized capital stock consists of (i) 800,000,000 shares of Class A common stock, par value $0.01 per share; (ii) 100,000,000 shares of Class B common stock, par value $0.01 per share, and (iii) 100,000,000 shares of preferred stock, par value $0.01 per share (our “preferred stock”).

Our Board is authorized, without stockholder approval, except as required by the rules of the NYSE and subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement, to issue additional shares of our capital stock.

As of the date of this prospectus, we had approximately 29 holders of record of the Class A common stock, although there is a much larger number of beneficial holders of Class A common stock. The actual number of stockholders is greater than the number of record holders stated above, and includes stockholders who are beneficial owners, but whose shares are held in “street name” by brokers and other nominees. Of the authorized shares of our capital stock, 380,115,732 shares of Class A common stock were issued and outstanding, no shares of Class B common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion rights. On the Early Settlement Date in connection with the Refinancing Transactions, we consummated the Class B Conversion, following which, we no longer have any Class B common stock outstanding.

Voting Rights

Each holder of Class A common stock is entitled to one vote for each share of Class A common stock on each matter submitted to a vote of stockholders, except that, prior to the Beneficial Ownership Sunset Time, ORCP, as well as the ORCP Group were not permitted to, collectively, vote more than 49% of the shares of Class A common stock then outstanding. As we received the Requisite Consents in connection with the Consent Solicitations, we effectuated the Proposed Amendments on the Early Settlement Date and, as a result, the Beneficial Ownership Sunset Time occurred and the Class B Conversion was consummated. Therefore, ORCP, as well as the ORCP Group, are no longer subject to the limitation on voting no more than 49% of the shares of Class A common stock then outstanding.

Each holder of Class B common stock will be entitled to one vote for each share of Class B common stock on each matter submitted to a vote of stockholders, except that holders of Class B common stock will not be entitled to vote on the election, appointment, or removal of directors of the Company. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our Stockholders, unless otherwise required by Delaware law or our certificate of incorporation, and except that holders of Class B common stock will not be entitled to vote on the election, appointment, or removal of our directors. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

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if we were to seek to amend our certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected holders adversely, then that class would be required to vote separately to approve the proposed amendment.

In addition, the affirmative vote of holders of at least 66 2⁄3% of the voting power of all of the then-outstanding voting stock will be required to take certain actions, including amending certain provisions of our certificate of incorporation, including the provisions relating to amending our bylaws and director or officer liability.

For so long as any shares of Class B common stock is outstanding, the unanimous vote of the holders of shares of Class B common stock will be required to take certain actions, including amending the provisions of our certificate of incorporation relating to the equal treatment of the shares of Class B common stock and to the voting and conversion rights relating to the shares of Class B common stock.

Conversion Rights

Our certificate of incorporation provides that each share of Class B common stock may be converted into one share of Class A common stock at any time upon the election by the holder, provided that (i) at the Beneficial Ownership Sunset Time, all shares of Class B common stock shall automatically convert into an equal number of shares of Class A common stock and (ii) prior to the Beneficial Ownership Sunset Time, we will not effect any conversion of shares of Class B common stock into shares of Class A common stock that would result in any person, group, or their respective affiliates beneficially owning in excess of 49% of the shares of Class A common stock then outstanding after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Class A common stock beneficially owned by any such person, group, or any of their respective affiliates shall include the number of shares of Class A common stock issuable upon conversion of the shares of Class B common stock with respect to which such conversion is being requested, but shall exclude shares of Class A common stock that would be issuable upon (x) conversion of the remaining, unconverted shares of Class B common stock beneficially owned by such person, group, or any of their respective affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person, group or any of their respective affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in our certificate of incorporation. As we received the Requisite Consents in connection with the Consent Solicitations, we effectuated the Proposed Amendments on the Early Settlement Date, the Beneficial Ownership Sunset Time occurred, and the Class B Conversion was consummated.

Once converted into shares of Class A common stock, the shares of Class B common stock will not be reissued.

Prior to the Beneficial Ownership Sunset Time, each share of Class A common stock held by the ORCP Group may be converted into one share of Class B common stock upon election of the applicable holder.

Consent Rights

Pursuant to the Stockholders Agreement, for so long as the ORCP Stockholders own at least 30% of the outstanding Shares, the prior written approval of the ORCP Stockholders will be required in order for the Company to do any of the following:

•	authorize, create, or issue any Shares or other equity securities, or securities convertible into equity securities, including the designation of preferred stock, other than:

•	issuances to Primo Brands or its wholly-owned subsidiaries;

•	issuances of up to 3% of the outstanding equity securities of Primo Brands or any of its subsidiaries;

•	issuances pursuant to an equity compensation plan that came into effect at the Closing or approved by the Board; or

•	upon the conversion of convertible securities outstanding at the Closing or approved pursuant to the above requirements;

•	enter into or materially amend any joint ventures or similar business alliances with a fair market value of greater than $200 million;

•	enter into or materially amend any agreement providing for the acquisition or divestiture of assets or securities providing for aggregate consideration in excess of $200 million;

•	declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year;

•

redeem or repurchase equity securities, other than (i) from a departing associate, officer, director, or independent contractor as contemplated by the applicable equity plan or award agreement; or (ii) in connection with the clawback of erroneously awarded compensation in compliance with SEC rules;

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incur indebtedness for borrowed money that would cause the total net leverage ratio (as such term or equivalent term is customarily defined) of the Company to exceed 3.5x, other than (i) incurrences under the senior note indentures in existence at Closing; and (ii) incurrences made in the ordinary course of business under the BlueTriton credit agreements in existence at the Closing;

•

amend, modify, waive, or repeal any provision of the Stockholders Agreement or the organizational documents of Primo Brands or any of our subsidiaries that adversely affects the powers, preferences, rights, or protections of the ORCP Stockholders or the Sponsor Nominees (as such term is defined in the Stockholders Agreement), increases the liability of a Sponsor Nominee, or adversely affects the Company’s ability to perform its obligations under the Stockholders Agreement;

•	designate a director to the Board other than in accordance with our certificate of incorporation; and

•	enter into an agreement to do any of the foregoing.

Pursuant to the Stockholders Agreement, approval of 66 2⁄3% of the Board will be required in order for the Company to do any of the following:

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issue Shares or other equity securities, including any preferred stock, to the Initial ORCP Stockholder and certain of its permitted transferees, other than to ORCP pursuant to its purchase rights described below under “—Purchase and Notice Rights”;

•	enter into or effect a change of control (as defined in any of the senior note indentures in existence at Closing) or similar transaction;

•	increase or decrease the size of the Board or the board of directors of any subsidiary, or any committee thereof, other than as specified above; and

•	initiate a voluntary liquidation, dissolution, winding up, bankruptcy, or other insolvency proceeding of Primo Brands or any of our material subsidiaries.

Furthermore, removing or replacing our CEO in the first year following the Closing will require approval of 66 2⁄3% of the Board.

Purchase and Notice Rights

Pursuant to the Stockholders Agreement, so long as the ORCP Stockholders beneficially own at least 15% of the shares of Class A common stock, the ORCP Stockholders will have the right to purchase their pro rata portion of any equity securities newly offered by the Company or any of our subsidiaries in a public or non-public offering of equity securities, other than in certain circumstances, including issuances of equity securities to directors, officers, associates, or consultants, issuances pursuant to equity incentive or similar benefits plans, issuances made as consideration for any acquisition by the Company or as part of a strategic partnership or commercial arrangement on an arms-length basis, issuances pursuant to a stock split, stock dividend, reclassification, reorganization, or similar event, issuances upon the conversion of shares of Class B common stock issued to the ORCP Stockholders, and issuances of shares of a subsidiary to the Company or a wholly-owned subsidiary of the Company. We are required to provide the ORCP Stockholders with written notice at least seven business days prior to any intended issuance of such new equity securities.

We are required to provide the ORCP Stockholders with written notice at least five business days prior to any (i) issuance of additional shares of Class A common stock, including any issuances pursuant to an equity compensation plan; or (ii) repurchase of any shares of Class A common stock, including pursuant to a share repurchase program established by the Board.

Information Rights

For so long as a Sponsor Stockholder beneficially owns at least 5% of the Class A common stock, we will provide such Sponsor Stockholder with annual, quarterly, and monthly financial statements, an annual budget, and such other information and access as is reasonably requested.

Fully Paid and Non-Assessable

All of our outstanding Shares are fully paid and non-assessable.

Preferred Shares

There are no shares of preferred stock outstanding. Under the terms of our certificate of incorporation, the Board is authorized to direct the Company to issue shares of preferred stock in one or more series without stockholder approval, unless required by law or by any stock exchange, and subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement. The Board has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each series of preferred stock.

Subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement, the Board may authorize the issuance of shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Shares. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company that may otherwise benefit holders of Shares and may adversely affect the market price of the shares of Class A common stock and the voting and other rights of the holders of Shares. The Company has no current plans to issue any shares of preferred stock.

Stockholders Agreement

In connection with the Transaction, we entered into the Stockholders Agreement, pursuant to which the ORCP Stockholders have certain governance and other rights. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

Anti-Takeover Effects of Provisions of Delaware Law and our Organizational Documents

Certain provisions of Delaware law as well as our organizational documents, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the Board. We believe that the benefits of increased protection of the Company’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company because negotiation of these proposals could result in an improvement of their terms.

Section 203 and Business Combinations

We have opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder. However, our certificate of incorporation includes a prohibition on such business combinations with interested stockholders, with the following exceptions:

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the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the Board prior to the time that the stockholder became an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the Company and shares owned by employee stock plans in which associate participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

In general, our certificate of incorporation defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of our outstanding voting stock; provided, however, that an “interested stockholder” shall not include ORCP, certain persons to whom ORCP transfers Shares or any of their respective affiliates. The application of the above provisions may have the effect of delaying, deferring, or preventing changes in control of the Company.

Dual-Class Stock

As described above in “Description of Capital Stock — Common Stock — Voting Rights,” our certificate of incorporation provides for a dual-class common stock structure, however we do not currently have any shares of Class B common stock outstanding.

Board Vacancies

Our certificate of incorporation provides that, subject to the rights of holders of shares of preferred stock or the Stockholders Agreement, vacancies occurring on the Board for any reason may be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the Stockholders, except that prior to the Trigger Event, any vacancies of a director nominated by a Sponsor Stockholder (if the size of the Board is not to be reduced as specified in our amended and restated certificate of incorporation) shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, by the sole remaining director, or by the Stockholders.

Pursuant to our certificate of incorporation, if the Sponsor Stockholders beneficially owning at least 5% of our Class A common stock are entitled to nominate a number of Sponsor Nominees representing less than a majority of the directors of the Board, such Sponsor Stockholders, together with the Unaffiliated Directors, shall be entitled to mutually agree on any replacement of (including by filing a vacancy created by the resignation or removal of) the Mutually Agreed Director and any successive replacements thereof.

Pursuant to the Stockholders Agreement, a resolution adopted by 66 2⁄3% of the Board is required in order to increase or decrease the size of the Board other than in accordance with the provisions of our certificate of incorporation. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation provides that at any time prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the Trigger Event, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of stockholders, and our Stockholders do not have the right to act by written consent, except that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

Our certificate of incorporation further provides that special meetings of the stockholders may be called only by or at the direction of the Board or the chairperson thereof, except that prior to the Trigger Event, special meetings of stockholders may also be called by or at the direction of the Board or the chairperson thereof at the request of the ORCP Stockholders. These provisions might delay the ability of the Stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before annual or special meetings of stockholders or to nominate candidates for election as directors at annual or special meetings of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before annual or special meetings of stockholders or from making nominations for directors at annual or special meetings of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Amendment of Organizational Documents Provisions

Our certificate of incorporation provides that Article VI (Board of Directors), Article VII (Stockholders), Article VIII (Liability), Article X (Amendment of the Certificate of Incorporation and Bylaws) and Article XI (DGCL Section 203 and Business Combinations) of our certificate of incorporation may not be amended without the affirmative vote of the holders of at least 66 2⁄3% of the voting power of the then-outstanding shares of voting stock entitled to vote thereon. From and after the Trigger Event, Section 6 of Article IV (Capital Stock) and Article IX (Certain Stockholder Relationships) of our certificate of incorporation may not be amended without the affirmative vote of the holders of at least 66 2⁄3% of the voting power of the then-outstanding shares of voting stock entitled to vote thereon.

Further, for so long as any shares of Class B common stock are outstanding, (i) any amendment to the voting or conversion rights of the shares of Class B common stock and any provisions relating to the equal treatment of shares of Class B common stock require both the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the unanimous vote of the holders of the outstanding shares of Class B common stock; and (ii) any other amendment to the terms of the shares of Class B common stock requires the unanimous vote of the holders of the outstanding shares of Class B common stock.

Our certificate of incorporation provides that the Board has the power to amend our bylaws without the consent or vote of the Stockholders in any manner not inconsistent with Delaware law or our certificate of incorporation.

Our bylaws provide that the Stockholders also have the power to amend our bylaws with, in addition to any vote required by law, our certificate of incorporation or otherwise in our bylaws, the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action, suit, or proceeding brought on our behalf; (ii) any action, suit, or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or Stockholders to the Company or to our Stockholders; (iii) any action, suit, or proceeding asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation, or bylaws (as either may be amended from time to time); (iv) any action, suit, or proceeding asserting a claim against the Company that is governed by the internal affairs doctrine; or (v) any action in the right of the Company asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware. As a result, any action brought by any Stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.

Our bylaws also provide that the federal district courts of the United States of America are the exclusive forum for the resolution of any complaint asserting a cause or causes of action against the Company or any defendant arising under the Securities Act. Such provision is intended to benefit and may be enforced by the Company, its officers and directors, associates, and agents. Nothing in our bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

If any action, the subject matter of which is within the scope described above, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”), in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of our bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Although our bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other associates, or stockholders, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Limitations on Liability and Indemnification Matters

The DGCL gives corporations the power to indemnify persons in connection with proceedings that are brought by reason of the fact such person was or is acting pursuant to his or her corporate status. Our bylaws require the Company to indemnify (and advance expenses to) our directors, officers, and agents, to the fullest extent permitted by the DGCL.

Our bylaws provide that we are required to indemnify any director or officer made a party or threatened to be made a party to any type of proceeding by reason of the fact that he or she is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, associate, or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding, unless such person instituted such proceeding not at the authorization in the specific case by the board of directors.

Our bylaws provide that we are required to indemnify any associate or agent of the Company made a party or threatened to be made a party to any type of proceeding because he or she is or was an associate or agent of the Company, or is or was serving at the request of the Company as a director, officer, associate, or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding.

The DGCL provides that a Delaware corporation must indemnify a director or officer against expenses (including attorneys’ fees) incurred if such person successfully defends himself or herself in a proceeding to which such person was a party because he or she was a director or officer of the Delaware corporation. Our bylaws also provide that the Company shall pay expenses (including attorneys’ fees) incurred by any director or officer and may pay the expenses (including attorneys’ fees) incurred by any associate or agent, in each case in defending any proceeding with respect to which indemnification may be provided. Further, the DGCL provides and our bylaws provide that the Company may purchase and maintain insurance on behalf of any director, officer, associate, or agent of the Company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Company would have the power to indemnify such person against such liability.

The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company N.A.

Securities Exchange

Our Class A common stock is listed on NYSE under the symbol “PRMB.”

PLAN OF DISTRIBUTION

The selling stockholders, which, as used herein, includes their Permitted Transferees, donees, pledgees, transferees, or other successors-in-interest (as a gift, pledge, partnership distribution, or other non-sale related transfer) selling securities received after the date of this prospectus from the selling stockholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part (collectively, the “holders”), may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares on the NYSE or any other stock exchange, market, or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We have registered the offer and sale of the securities covered by this prospectus so that those securities may be freely sold to the public by the selling stockholders. Registration of the resale of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the selling stockholders.

The holders may use any one or more of the following methods when disposing of their shares of our Class A common stock:

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and offer and sales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly to purchasers, including through a specific bidding, auction, or other process or in privately negotiated transactions;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	distribution to associates, members, partners (including limited partners) or stockholders of the holders;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through delayed delivery requirements;

•	by pledge to secured debts and other obligations;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Such transactions may or may not involve brokers or dealers. In effecting sales, brokers, or dealers engaged by a holder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers, or block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the holders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act (it being understood that the holders shall not be deemed to be underwriters solely as a result of their participation in this offering). The selling stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

A holder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.

The holders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, or other successors-in-interest (as a gift, pledge, partnership distribution, or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a holder that such a donee, pledgee, transferee, or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a holder.

The holders also may, from time to time, subject to provisions in our insider trading policy, pledge or grant a security interest in some or all of the shares of our Class A common stock owned by them, including, but not limited to, under margin provisions of customer agreements with their broker-dealers. If holders default in the performance of their margin loans or other secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of holders to include the pledgee, transferee, or other successors in interest as holders under this prospectus. The holders also may transfer their shares in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A common stock or interests therein, the holder may, subject to provisions in our insider trading policy, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The holder may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the holder from the sale of the shares offered by them will be the purchase price of the share less discounts or commissions, if any. Each of the holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Resale Shares.

The holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

The holders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144, provided that they meet the criteria and conform to the requirements of that rule.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions, or commissions from the holders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The holders and any underwriters, dealers, or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

If the holders use an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the holders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the applicable holders, the number of shares of our Class A common stock set forth in such prospectus supplement. Any such underwriter(s) may offer the shares of our Class A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The underwriter(s) may also propose initially to offer the shares of our Class A common stock to the public at a fixed public offering price set forth on the cover page of the applicable prospectus supplement. The underwriter(s) may be granted an option, exercisable for 30 days after the date of the applicable prospectus supplement, to purchase additional shares from the applicable holders. In connection with an underwritten offering, we, our directors and officers, and/or other holders of our Class A common stock may agree with the underwriter(s), subject to certain exceptions, not to dispose of or hedge any Class A common stock or securities convertible into or exchangeable for shares of Class A common stock for a period of time after such offering. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by one or more of the following financial institutions: Barclays Capital Inc.; BofA Securities, Inc.; BMO Capital Markets Corp.; Deutsche Bank Securities Inc.; Goldman Sachs & Co. LLC; Jefferies LLC; J.P. Morgan Securities LLC; Mizuho Securities USA LLC; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; TD Securities (USA) LLC; Truist Securities, Inc.; and William Blair & Company, L.L.C.

In connection with an underwritten offering, the underwriter(s) may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter(s) of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriter(s) may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter(s) will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter(s) must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter(s) are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the consummation of the offering.

The underwriter(s) may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriter(s) a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

To the extent required, the shares of our Class A common stock to be sold, the names of the holders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In compliance with the guidelines of the FINRA, the aggregate maximum discount, commission, fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 9% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

Upon our being notified by any holder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

We have advised the holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The holders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify and hold harmless, to the extent permitted by law, each selling stockholder, such selling stockholder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter of such securities and each other person, if any, who controls any ORCP Stockholder or such underwriter within the meaning of the Securities Act against all losses, claims, actions, damages, liabilities, and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which the Sponsor Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (1) any registration statement, prospectus, preliminary prospectus, or free writing prospectus, or any amendment thereof or supplement thereto, or (2) any application or other document or communication (in this Section 3.4, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus, or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information specifically regarding such indemnified party furnished to the Company through a written instrument duly executed by such indemnified party specifically for use in the preparation thereof.

We are required to pay all fees and expenses incident to the registration of the Resale Shares covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, transfer taxes and underwriters’, brokers’, and dealers’ discounts and commissions incurred in connection with the sale of Resale Shares of our Class A common stock offered hereby will be paid by the holder.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP.

EXPERTS

Primo Brands Corporation

The financial statements as of December 31, 2024 and for the year ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Primo Water Corporation

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Triton Water Parent, Inc.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to the Class A common stock being offered hereby. This prospectus constitutes a part of that registration statement. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our Class A common stock being offered hereby, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract, or other document referred to are not necessarily complete. Reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You can read the registration statement at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we will file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can read our SEC filings at the SEC’s website at www.sec.gov. We also maintain a website at www.primobrands.com, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus. To the extent there are inconsistencies between the information contained in this prospectus and the information contained in the documents filed with the SEC prior to the date of this prospectus and incorporated by reference, the information in this prospectus shall be deemed to supersede the information in such incorporated documents. We incorporate by reference the documents listed below (other than any portions thereof which under the Exchange Act and applicable SEC rules are not deemed “filed” under the Exchange Act, such as any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 24, 2025, January 28, 2025, February 10, 2025, February 12, 2025, February 20, 2025 and February 27, 2025;

•

the (i) audited consolidated financial statements of Primo Water Corporation and the notes thereto for the fiscal years ended December 30, 2023, and December 31, 2022 and for each of the three years in the period ended December 30, 2023, including the independent registered public accounting firm’s report, (ii) management’s discussion and analysis of financial condition and results of operations for such periods, in each case, included in Primo Water Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024 and (iii)  Management’s Report on Internal Control over Financial Reporting under Item 9A in Primo Water Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February  28, 2024; and

•

the (i) unaudited interim consolidated financial statements of Primo Water Corporation as of September 28, 2024 and for the three and nine month periods ended September 28, 2024 and September 30, 2023, and (ii) management’s discussion and analysis of financial condition and results of operations for such periods, in each case, included in Primo Water Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2024, filed with the SEC on November 7, 2024.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing to us at:

Primo Brands Corporation

Attention: Investor Relations

1150 Assembly Drive, Suite 800

Tampa, Florida 33607

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Securities and Exchange Commission registration fee	$1,099,632
Accounting fees and expenses	$100,000
Legal fees and expenses	$1,750,000
Financial printing and miscellaneous expenses	$300,000

Total	$3,249,632

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that the Company will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers, and other associates as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or was serving at the Company’s request in an official capacity for another entity. The Company must indemnify its officers and directors against all reasonable fees, expenses, charges, and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending, or threatened action, suit, claim, or proceeding, whether civil, criminal, administrative, or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require the Company, if so requested, to advance all reasonable fees, expenses, charges, and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the Company. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against the Company and may reduce the amount of money available to it.

Item 15. Recent Sales of Unregistered Securities.

(a) Issuance of Capital Stock

On November 8, 2024, the Company issued, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof, 160,395,822 shares of Class A common stock to Primo Shareowners in exchange for their Primo Shares on a 1:1 basis.

On November 8, 2024, the Company issued, in each case, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof the following securities, which may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws:

•	154,105,789 shares of Class A common stock to the Initial ORCP Stockholder; and

•	64,512,579 shares of Class B common stock to the Initial ORCP Stockholder.

In connection with the Class B Conversion, on the Early Settlement Date, the Company issued, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof, 64,512,579 shares of Class A common stock (the “Conversion Shares”) to the ORCP Stockholders upon conversion of an equal number of shares of Class B common stock held by such holders. No commission or other remuneration was paid in connection with the Class B Conversion. Such Conversion Shares may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

(b) Equity Award Grants

On November 8, 2024, the Company issued stock options to purchase an aggregate of 1,194,877 shares of Class A common stock to former holders of Primo Water options, which options had exercise prices per share ranging between $9.18 and $17.50 when issued.

On November 8, 2024, the Company issued restricted stock units aggregating 3,287,966 shares of Class A common stock to former holders of Primo Water equity awards.

None of the transactions listed above involved any underwriters, underwriting discounts, or commissions, or any public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

2.1*	Arrangement Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to Primo Water Corporation’s Current Report on Form 8-K filed with the SEC on June 18, 2024).

2.2*	Amendment No. 1 to Arrangement Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to Primo Water Corporation’s Current Report on Form 8-K filed with the SEC on October 4, 2024).

3.1*	Amended and Restated Certificate of Incorporation of Primo Brands Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

3.2*	Amended and Restated Bylaws of Primo Brands Corporation (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

4.1*	Indenture, dated as of March 31, 2021, by and among Triton Water Holdings, Inc., as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, governing the 6.250% Senior Notes due 2029 (incorporated by reference to Exhibit 4.7 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

4.2*	Form of 6.250% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1).

4.3	First Supplemental Indenture, dated as of February 7, 2025, by and among Triton Water Holdings, Inc., as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, to the Indenture, dated as of March 31, 2021, by and among Triton Water Holdings, Inc., as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, governing the 6.250% Senior Notes due 2029 (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on February 10, 2024).

4.4*	Indenture, dated as of October 22, 2020, by and among Primo Water Holdings Inc., as issuer, the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, and The Bank of New York Mellon, London Branch, as London paying agent, governing the 3.875% Senior Notes due 2028 (incorporated by reference to Exhibit 4.1 to Primo Water Corporation’s Current Report on Form 8-K filed with the SEC on October 22, 2020).

4.5*	Form of 3.875% Senior Note due 2028 (included as Exhibit A to Exhibit 4.4).

4.6*	First Supplemental Indenture, dated as of October 24, 2023, by and among Primo Water Holdings Inc., Primo Water Financing One LLC, as a guarantor, BNY Trust Company of Canada, and The Bank of New York Mellon, to the Indenture, dated as of October 22, 2020, by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, and The Bank of New York Mellon, London Branch, as London paying agent (incorporated by reference to Exhibit 4.5 to Primo Water Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 filed with the SEC on February 28, 2024).

4.7	Second Supplemental Indenture, dated as of February 7, 2025, by and among Primo Water Holdings Inc., BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, to the Indenture, dated as of October 22, 2020, by and among Primo Water Holdings Inc., as issuer, the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, and The Bank of New York Mellon, London Branch, as London paying agent, governing the 3.875% Senior Notes due 2028 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on February 10, 2024).

4.8*	Indenture, dated as of April 30, 2021, by and among Primo Water Holdings Inc., as issuer, the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent, and authenticating agent, governing the 4.375% Senior Notes due 2029 (incorporated by reference to Exhibit 4.1 to Primo Water Corporation’s Current Report on Form 8-K filed with the SEC on April 30, 2021).

4.9*	Form of 4.375% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.6).

4.10*	First Supplemental Indenture, dated as of October 24, 2023, by and among Primo Water Holdings Inc., Primo Water Financing One LLC, as a guarantor, BNY Trust Company of Canada, and The Bank of New York Mellon, to the Indenture, dated as of April 30, 2021, by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee (incorporated by reference to Exhibit 4.6 to Primo Water Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 filed with the SEC on February 28, 2024).

4.11	Second Supplemental Indenture, dated as of February 7, 2025, by and among Primo Water Holdings Inc., BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, to the Indenture, dated as of April 30, 2021, by and among Primo Water Holdings Inc., as issuer, the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent, and authenticating agent, governing the 4.375% Senior Notes due 2029 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on February 10, 2024).

4.12	Indenture, dated as of February 12, 2025, by and among Primo Water Holdings Inc., Triton Water Holdings, Inc., Primo Brands Corporation, the other guarantors party thereto, Wilmington Trust, National Association, as trustee and notes collateral agent, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Trust Company Americas, as Euro registrar, governing the 3.875% Senior Secured Notes due 2028 and the 4.375% Senior Secured Notes due 2029 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on February 12, 2024).

4.13	Form of 3.875% Senior Secured Notes due 2028 (included as Exhibit A-2 to Exhibit 4.12).

4.14	Form of 4.375% Senior Secured Notes due 2029 (included as Exhibit A-1 to Exhibit 4.12).

4.15	Indenture, dated as of February 12, 2025, by and among Primo Water Holdings Inc., Triton Water Holdings, Inc., Primo Brands Corporation, the other guarantors party thereto, and Wilmington Trust, National Association, as trustee, governing the 6.250% Senior Notes due 2029 (incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K filed with the SEC on February 12, 2024).

4.16	Form of 6.250% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.15).

5.1	Opinion of Latham & Watkins LLP.

10.1*	Stockholders Agreement, dated as of November 7, 2024, by and among Primo Water Corporation and the Initial ORCP Stockholder (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.2*	Form of Indemnification and Advancement Agreement of Primo Brands Corporation (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.3*	Credit Agreement, dated as of March 6, 2020, by and among Primo Water Corporation, as parent borrower, Cott Holdings Inc. and Eden Springs Nederland B.V., as subsidiary borrowers, certain other subsidiary borrowers designated from time to time, Bank of America, N.A., as administrative agent, collateral agent, lead arranger, and bookrunner, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to Primo Water Corporation’s Current Report on Form 8-K filed with the SEC on March 10, 2020).

10.4*	LIBOR Transition Amendment to Credit Agreement, dated September 23, 2021, by and among Primo Water Corporation, as parent borrower, and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to Primo Water Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2021 filed with the SEC on November 5, 2021).

10.5*	Second LIBOR Transition Amendment to Credit Agreement, dated January 13, 2023, by and among Primo Water Corporation, as parent borrower, Bank of America, N.A., as administrative agent, and the lenders thereto (incorporated by reference to Exhibit 10.3 to Primo Water Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023).

10.6*	Third Amendment, dated as of July 11, 2024, by and among Primo Water Corporation, Bank of America, N.A., as administrative agent, and the financial institutions party thereto (incorporated by reference to Exhibit 2.1 to Primo Water Corporation’s Current Report on Form 8-K filed with the SEC on July 15, 2024).

10.7*	First Lien Credit Agreement, dated March 31, 2021, by and among Triton Water Holdings, Inc., as borrower, Triton Water Intermediate, Inc., as holdings, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc., as collateral agent, and the lenders thereto (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.8*	First Amendment to First Lien Credit Agreement, dated as of December 9, 2021, by and among Triton Water Intermediate, Inc., as holdings, Triton Water Holdings, Inc., as borrower, the guarantors party thereto, Morgan Stanley Senior Funding, Inc., Branch, as administrative agent and collateral agent, the lenders party thereto (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.9

Second Amendment to First Lien Credit Agreement, dated as of June 9, 2023, by and among Triton Water Intermediate, Inc., as holdings, Triton Water Holdings, Inc., as borrower and Morgan Stanley Senior Funding, Inc., as administrative agent (incorporated by reference to Exhibit 10.4.2 to our Annual Report on Form 10-K filed with the SEC on February 27, 2025).

10.10	Third Amendment to First Lien Credit Agreement, dated as of March 1, 2024, by and among Triton Water Intermediate, Inc., as holdings, Triton Water Holdings, Inc., as borrower, the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent and the lenders and other parties party thereto (incorporated by reference to Exhibit 10.4.3 to our Annual Report on Form 10-K filed with the SEC on February 27, 2025).

10.11	Fourth Amendment to First Lien Credit Agreement, dated as of February 12, 2025, by and among Primo Brands Corporation, Triton Water Holdings, Inc., Primo Water Holdings Inc., the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative and collateral agent, and the other lenders party thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 12, 2024).

10.12*	ABL Revolving Credit Agreement, dated as of March 31, 2021, by and among Triton Water Holdings, Inc., as borrower, the other borrowers from time to time party thereto, Triton Water Intermediate, Inc., as holdings, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as collateral agent, issuing bank and the swing line lender and the lenders party thereto (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.13*+	Primo Brands Corporation Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.14*+	Primo Brands Corporation Employee Share Purchase Plan (incorporated by reference to Exhibit 10.11 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.15*+	Legacy Primo Water Corporation 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.16*+	Legacy Primo Water Corporation Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.17*+	Form of Restricted Share Unit Award Agreement with Time-Based Vesting under the Legacy Primo Water Corporation Equity Incentive Plans (incorporated by reference to Exhibit 10.14 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.18*+	Form of Restricted Share Unit Award Agreement with Performance-Based Vesting under the Legacy Primo Water Corporation Equity Incentive Plans (incorporated by reference to Exhibit 10.15 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.19*+	Form of Nonqualified Stock Option Agreement under the Legacy Primo Water Corporation Equity Incentive Plans (incorporated by reference to Exhibit 10.16 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.20*+	Form of Nonqualified Stock Option Agreement under the Legacy Primo Water Corporation 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.21*+	Legacy Primo Water Corporation Severance and Non-Competition Plan (incorporated by reference to Exhibit 10.18 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.22*+	Offer Letter, dated December 11, 2024, by and between the Company and Robbert Rietbroek (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on December 17, 2024).

10.23*+	Offer Letter, dated December 11, 2024, by and between the Company and David Hass (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed on December 17, 2024).

10.24+	Offer Letter, dated December 11, 2024, by and between the Company and Jason Ausher (incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q filed on December 17, 2024).

10.25*+	Offer Letter, dated December 11, 2024, by and between the Company and Robert Austin (incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q filed on December 17, 2024).

10.26*+	Employment Agreement, dated October 3, 2024, by and between Robert Austin and Primo Brands Corporation (incorporated by reference to Exhibit 10.24 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.27*+	Offer Letter, dated December 11, 2024, by and between the Company and Marni Morgan Poe (incorporated by reference to Exhibit 10.6 to our Quarterly Report on Form 10-Q filed on December 17, 2024).

10.28*+	Offer Letter, dated December 11, 2024, by and between the Company and Hih Song Kim.

10.29*‡+	Form of Restricted Share Unit Award Agreement, by and between Primo Water Corporation and Robbert Rietbroek (incorporated by reference to Exhibit A to Exhibit 10.1 to Primo Water Corporation’s Current Report on Form 8-K filed on November 15, 2023).

10.30*+	Primo Brands Corporation Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.26 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

10.31*	Primo Brands Corporation Severance and Non-Competition Plan, dated December 11, 2024 (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the SEC on December 17, 2024).

10.32*	Cooperation Agreement, dated May 3, 2023, by and among Primo Water Corporation, Legion Partners Holdings, LLC, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Christopher S. Kiper and Raymond T. White (incorporated by reference to our Exhibit 10.1 to Primo Water Corporation’s Current Report on Form 8-K filed with the SEC on May 3, 2023).

21.1*	Subsidiaries of Primo Brands Corporation (incorporated by reference to Exhibit 21.1 to our Current Report on Form 8-K12G3/A filed with the SEC on November 12, 2024).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Primo Brands Corporation (f/k/a Triton US HoldCo, Inc.).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of Triton Water Parent, Inc.

23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Primo Water Corporation.

23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the initial filing of this registration statement).

107	Calculation of Filing Fee Table.

*	Previously filed.
‡

Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K because the omitted information is not material and is the type that the Company treats as private or confidential.

+	Indicates management contract or compensatory plan.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a)(i), (1)(a)(ii), and (1)(a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for the purpose of determining liability under the Securities Act to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) that, for purposes of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 27th day of February, 2025.

PRIMO BRANDS CORPORATION

By	/s/ Marni Morgan Poe
Name: Marni Morgan Poe
Title: General Counsel and Corporate Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on February 27, 2025.

Signature	Title

* Robbert Rietbroek	Chief Executive Officer and Director (Principal Executive Officer)

* David Hass	Chief Financial Officer (Principal Financial Officer)

* Jason Ausher	Chief Accounting Officer (Principal Accounting Officer)

* C. Dean Metropoulos	Non-Executive Chairman and Director

* Kurtis Barker	Director

* Britta Bomhard	Director

* Susan E. Cates	Director

* Michael Cramer	Director

* Eric J. Foss	Director

* Jerry Fowden	Director

* Tony W. Lee	Director

* Billy D. Prim	Director

* Kimberly Reed	Director

* Joseph Rosenberg	Director

* Allison Spector	Director

* Steven P. Stanbrook	Director

*By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Attorney-in-Fact